EXHIBIT 2.1 EQUITY PURCHASE AGREEMENT by and among SADA SYSTEMS, INC., THE PURCHASER NAMED HEREIN, VERSE HOLDCO, INC., THE STOCKHOLDERS NAMED HEREIN, AND THE LEAD STOCKHOLDER NAMED HEREIN OCTOBER 25, 2023

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS ................................................................................................................... 1 Section 1.1 Certain Defined Terms .......................................................................................... 1 Section 1.2 Index of Defined Terms ...................................................................................... 13 ARTICLE II TRANSACTIONS; CLOSING ........................................................................................ 14 Section 2.1 Transactions ........................................................................................................ 14 Section 2.2 Closing; Payment of Purchase Price ................................................................... 14 Section 2.3 Closing Statement ............................................................................................... 16 Section 2.4 Purchase Price Adjustment ................................................................................. 16 Section 2.5 Post-Closing Earn-Out ........................................................................................ 18 Section 2.6 Withholding ........................................................................................................ 21 ARTICLE III CONDITIONS TO THE CLOSING ................................................................................ 21 Section 3.1 Conditions of the Obligations of the Parties ....................................................... 21 Section 3.2 Conditions of the Obligations of the Purchaser .................................................. 22 Section 3.3 Conditions of the Obligations of the Stockholders and the Company ................ 24 Section 3.4 Frustration of Closing Conditions ....................................................................... 25 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............................ 25 Section 4.1 Organization; Power and Authority .................................................................... 25 Section 4.2 Capitalization and Related Matters ..................................................................... 26 Section 4.3 Authorization; Enforceability; Governmental Authorization ............................. 27 Section 4.4 Non-Contravention ............................................................................................. 27 Section 4.5 Financial Statements ........................................................................................... 28 Section 4.6 Absence of Undisclosed Liabilities .................................................................... 28 Section 4.7 Absence of Certain Developments ..................................................................... 28 Section 4.8 Tangible Assets ................................................................................................... 30 Section 4.9 Tax Matters ......................................................................................................... 31 Section 4.10 Contracts and Commitments ............................................................................... 33 Section 4.11 Intellectual Property ............................................................................................ 35 Section 4.12 Privacy and Data Security ................................................................................... 38 Section 4.13 Brokerage ............................................................................................................ 39 Section 4.14 Insurance ............................................................................................................. 39 Section 4.15 Employee Benefits .............................................................................................. 40 Section 4.16 Employees, Interns, and Independent Contractors.............................................. 42 Section 4.17 Compliance with Laws; Licenses ....................................................................... 43 Section 4.18 Litigation ............................................................................................................. 44 Section 4.19 Affiliated Transactions ....................................................................................... 44 Section 4.20 Real Property ...................................................................................................... 44 Section 4.21 Material Customers and Vendors........................................................................ 45 Section 4.22 Environmental Matters ....................................................................................... 45 Section 4.23 Accounts Receivable ........................................................................................... 46 Section 4.24 Certain Regulatory Matters ................................................................................. 47 Section 4.25 Bank Accounts; Powers of Attorney................................................................... 48 Section 4.26 Books and Records ............................................................................................. 48 ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS ................ 48

Section 5.1	Organization	48
Section 5.2	Ownership	48
Section 5.3	Authorization; Governmental Authorization; No Breach	49
Section 5.4	Litigation	49
Section 5.5	Brokerage	49
ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	49
Section 6.1	Organization	50
Section 6.2	Authorization; Governmental Authorization; No Breach	50
Section 6.3	Brokerage	50
Section 6.4	Litigation	50
Section 6.5	Purchase Entirely for Own Account	50
Section 6.6	Investment Decision	51
Section 6.7	Solvency	51
Section 6.8	Financing	51
Section 6.9	Independent Investigation	51
ARTICLE VII	CERTAIN OTHER AGREEMENTS	51
Section 7.1	Operation of Business	51
Section 7.2	Access to Information	52
Section 7.3	Press Releases and Announcements; Confidentiality	53
Section 7.4	Required Actions	53
Section 7.5	Exclusivity	55
Section 7.6	Notices and Consents	55
Section 7.7	Further Assurances	55
Section 7.8	D&O Indemnitees	55
Section 7.9	Employee Obligations	56
Section 7.10	Release	58
Section 7.11	Resignations	58
Section 7.12	Notice of Certain Events	58
Section 7.13	Seller Retention Fund	60
Section 7.12	Purchaser Retention Fund	61
ARTICLE VIII	TAX MATTERS	59
Section 8.1	Cooperation	59
Section 8.2	Transfer Taxes	59
Section 8.3	Refunds	59
Section 8.4	Certain Tax Reporting Matters	59
Section 8.5	Section 338(h)(10) Election	60
Section 8.6	Purchase Price Allocation	60
Section 8.7	Filing of Tax Returns; Payment of Taxes	61
Section 8.8	Tax Contests	61
Section 8.9	Straddle Period Tax Allocation	62
Section 8.10	Termination of Tax Sharing Agreements	62
Section 8.11	Interpretation	62
ARTICLE IX	INDEMNIFICATION	63
Section 9.1	Interpretation	63
Section 9.2	Survival	63
Section 9.3	Indemnification by the Stockholders	63

ii

Section 9.4	Indemnification by the Purchaser	64
Section 9.5	Certain Limitations	64
Section 9.6	Indemnification Procedures	65
Section 9.7	Remedies Not Affected by Investigation, Disclosure or Knowledge	67
Section 9.8	Payments	67
Section 9.9	Set-Off Right	68
Section 9.10	Exclusive Remedies	68
ARTICLE X	TERMINATION	68
Section 10.1	Termination	68
Section 10.2	Effect of Termination	69
ARTICLE XI	MISCELLANEOUS	69
Section 11.1	Fees and Expenses	69
Section 11.2	Remedies	69
Section 11.3	Amendments and Waivers	69
Section 11.4	Successors and Assigns	70
Section 11.5	Severability	70
Section 11.6	Counterparts	70
Section 11.7	Descriptive Headings; Interpretation	70
Section 11.8	Entire Agreement	71
Section 11.9	No Third-Party Beneficiaries	71
Section 11.10	Governing Law	71
Section 11.11	Jurisdiction; Venue; WAIVER OF JURY TRIAL	71
Section 11.12	Notices	71
Section 11.13	No Strict Construction	72
Section 11.14	Stockholders' Representative	72
Section 11.15	Conflicts; Privilege	74

<u>Schedules</u>

Disclosure Schedules

Schedule A	-	Schedule of Stockholders and Amended SAR Holders
Schedule 3.2(q)	-	Closing Condition – Change of Control Payment Agreement
Schedule 3.2(r)	-	Closing Condition – Amended SAR and Bonus Agreement
Schedule 7.11	-	Officers and Directors of the SADA Entities
Schedule 8.6	-	Allocation Principles

<u>Exhibits</u>

Exhibit A	-	Earn-Out Calculation Principles
Exhibit B	-	Calculation Principles
Exhibit C	-	Form of Escrow Agreement
Exhibit D	-	Change of Control Payment Agreement
Exhibit E	-	SAR Awardee Restrictive Covenant Agreement
Exhibit F	-	Key Employee Offer Letter
Exhibit G	-	Stockholder Restrictive Covenant Agreement
Exhibit H	-	Amended SAR and Bonus Agreement
Exhibit I	-	Guiding Principles

iii

EQUITY PURCHASE AGREEMENT This EQUITY PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 25, 2023 (the “Agreement Date”) by and among SADA Systems, Inc., a California corporation (the “Company”), Insight Enterprises, Inc., a Delaware corporation (the “Purchaser”), Verse Holdco, Inc., a Delaware corporation (“Seller”), and the Persons listed on Schedule A attached hereto under the heading “Stockholders” (collectively referred to herein as the “Stockholders” and individually as a “Stockholder”), and Tony Safoian, in his capacity as representative of the Seller Parties pursuant to Section 11.14 (the “Lead Stockholder”). The Company, the Purchaser, the Stockholders, and the Lead Stockholder are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Certain capitalized terms used but not otherwise defined herein have the meanings given to such terms in Article I. WHEREAS, the Stockholders own 100% of the issued and outstanding shares of capital stock (the “Shares”) of the Company; WHEREAS, after the Agreement Date but prior to the Closing Date, the Stockholders and Seller will undertake the following series of transactions in sequential order (steps (i) through (iv) collectively, the “Pre-Closing Restructuring”): (i) the Stockholders will contribute all of the Shares to Seller in exchange for the same number of newly issued shares of Seller, resulting in the Company becoming a wholly owned subsidiary of Seller (the “Contribution”); (ii) the Stockholders will cause Seller to make an election by filing IRS Form 8869 to treat the Company as a Qualified Subchapter S Subsidiary (a “Q-Sub”) that is a disregarded entity as provided in Section 1361(b)(3) of the Code (as defined below) and indicate on such form that such election was being made in combination with a reorganization under Section 368(a)(1)(F) of the Code as described in IRS Revenue Ruling 2008-18 (the “Q-Sub Election”); and (iii) with effect on the Business Day (as defined below) immediately following the effective date of the Q-Sub Election, the Seller will cause the Company to be converted into a Delaware limited liability company (the “Conversion”); WHEREAS, after giving effect to the Pre-Closing Restructuring (including the Conversion), the Stockholders will own 100% of the issued and outstanding capital stock of Seller, and Seller will own 100% of the issued and outstanding limited liability company membership interests of the Company (the “Membership Interests”); and WHEREAS, subject to the foregoing, the Stockholders desire to cause Seller to sell to the Purchaser, and the Purchaser desires to purchase from Seller, all right, title and interest in and to the Membership Interests (as defined below), in each case on the terms and subject to the conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein, and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I Definitions Section 1.1 Certain Defined Terms. For the purposes of this Agreement, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth below: “Adjustment Amount” means the sum of the following values, determined as of the Measurement Time: Company Cash, minus Company Debt, minus unpaid Company Expenses. For clarity, the Adjustment Amount may be a positive or a negative number.

2 “Adjustment Escrow Amount” means $5,000,000. “Adjustment Escrow Fund” means the Adjustment Escrow Amount, and any interest or earnings thereon, that is held by the Escrow Agent under the Escrow Agreement. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise. “Amended SAR Holders” means the Persons set forth on Schedule A under the heading “Amended SAR Holders.” “Antitrust Laws” means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act of 1914 and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition. “Base Purchase Price” means (i) $400,000,000 plus (ii) the Gross-Up Amount. “Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, employment, consulting, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, paid time off (PTO), severance, change of control, retention, phantom stock, stock appreciation rights, stock or stock-based, performance award, fringe benefit, or other employee benefit plan, fund, policy, program, Contract or the like (other than regular salary or wages in the Ordinary Course of Business) (a) sponsored, maintained or contributed to by a SADA Entity or to which a SADA Entity (or any of its Affiliates for the benefit of any SADA Entity employee, director or independent contractor, whether current or former) is a party, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of a SADA Entity, or (c) with respect to which a SADA Entity has any obligation or Liability. “Bonus Letters” means the Contracts set forth in Section 1.1(a) of the Disclosure Schedules. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California or Phoenix, Arizona are authorized or required to close. “Calculation Principles” means (i) the accounting principles, policies, practices and methodologies set forth on Exhibit B (the “Specific Policies”); (ii) to the extent not inconsistent with the Specific Policies, GAAP consistently applied as of the Year-End Financial Statements; and (iii) to the extent not addressed in paragraphs (i) and (ii) above, GAAP. The Specific Policies shall take precedence over paragraph (ii) and (iii), and paragraph (ii) shall take precedence over paragraph (iii). “CARES Act” means Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

3 “Change of Control Payments” means all transaction, retention, stay, change of control and severance payments payable by any of the SADA Entities pursuant to agreements, arrangements, or plans entered into prior to the Closing (other than any arrangements providing for payments or severance at the Purchaser’s direction or request or payments of severance to individuals that the Purchaser requests be terminated prior to Closing), whether payable on or after the Closing Date (including the employer portion of any withholding, payroll, employment or similar Taxes, if any, associated therewith whether payable on the Closing Date or after), solely as a result of, or in connection with, the consummation of the Transactions, including any such payments due and payable under the SAR Plans, the Bonus Letters, and the Seller Retention Fund (including any employer’s share of employment Taxes on any payments pursuant to the SAR Plans and the Bonus Letters payable following the Closing Date). Change of Control Payments shall exclude (i) any releases from the Adjustment Escrow Fund or the Indemnity Escrow Fund to the Consideration Recipients, (ii) Earn-Out Payments made to the Consideration Recipients pursuant to Section 2.5, (iii) any employer’s share of employment Taxes associated with the payments referred to in the foregoing clauses (i) and (ii), and (iv) any employer’s share of employment Taxes associated with payments made pursuant to the Seller Retention Fund. “Close Family Member” means a parent, grandparent, child or sibling, whether by blood or marriage, or a spouse or civil union partner. “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. “Company Cash” means, without duplication, as determined in accordance with GAAP, the aggregate consolidated amount of cash on hand and in banks, cash equivalents and marketable securities (including deposits in transits, demand deposits, money markets or similar accounts and short-term investments), including interest thereon, held by the SADA Entities. Company Cash shall exclude: (a) restricted cash under GAAP; (b) cash held by third parties (including security deposits and prepayments); and (c) all cash held that is designated for use in connection with any cash collateralized letters of credit, performance bonds, surety bonds or similar arrangements that have been drawn. Company Cash shall: (i) be calculated net of issued but uncleared checks, wires, transfers and drafts; and (ii) include checks, wires, transfers and drafts deposited for the account of the SADA Entities but not yet reflected as available proceeds in such Person’s account. “Company Debt” means, without duplication and with respect to the SADA Entities: (a) the principal, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), and unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which one or more of the SADA Entities is responsible or liable (including any notes, debentures, bonds or other similar instruments issued in connection with an acquisition of any equity interests, assets or rights of any Person); (b) all obligations under capital or finance leases of any SADA Entity recorded in the Financial Statements as such (excluding any lease for real property or operating lease classified as such in the Financial Statements); (c) all obligations for deferred purchase price or earn-out or similar contingent payment obligations (whether or not currently payable and to the fullest extent payable), but excluding any trade payables to the extent included as a “current liability” in the calculation of Working Capital and any Earn-Out Payments pursuant to Section 2.5; (d) any unfunded or underfunded liabilities pursuant to any pension, retirement or nonqualified deferred compensation plan or arrangement, any contributions (other than an employee contribution) required to be made by any of the SADA Entities under any Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code for any periods prior to the Closing that have not been remitted to such plan prior to the Closing, any unpaid severance obligations of the SADA Entities with respect to any Service Providers terminated prior to the Closing (other than any payments of severance to individuals that Purchaser requests be terminated prior to Closing), in each case, together with the employer portion of any withholding, payroll, employment or

4 similar Taxes, if any, associated therewith and only to the extent not otherwise reflected as “current liabilities” in the calculation of Working Capital or as a Company Expense (excluding any Taxes on any payments pursuant to the SAR Plans and the Bonus Letters payable following the Closing Date); (e) any net obligations necessary to settle any interest rate protection agreements, foreign currency exchange agreements, forward contracts or interest, exchange rate or commodity hedging or swap agreements to the extent actually terminated; (f) letters of credit issued on behalf of any Person to the extent drawn; (g) all obligations of the type referred to in clauses (a) through (f) of any SADA Entity for the payment of which one or more SADA Entities is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; (h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by any Lien (other than Permitted Liens) on any property or asset of any SADA Entity (whether or not such obligation is assumed or guaranteed by any SADA Entity); (i) all accrued and unpaid corporate bonuses of the SADA Entities as of the Closing Date, along with any applicable payroll taxes; and (j) accounts payable of the SADA Entities that are 120 days or more past due (including any penalties and late fees). Company Debt shall not include (A) any amounts included as Company Expenses, (B) any intercompany accounts or transactions among any SADA Entities, (C) deferred revenue, (D) any Liability to the extent included as a current liability in the calculation of the Working Capital, (E) any accrued commission liabilities included in the calculation of the Working Capital or (F) any Liabilities with respect to contract assets and accrued licensing costs to the extent included in the calculation of the Working Capital. “Company Debt Certificate” means a certificate executed by the Chief Financial Officer of the Company certifying on behalf of the Company an itemized list of all outstanding Company Debt as of the Measurement Time and the Person to whom such Company Debt is owed and an aggregate total of such Company Debt. “Company Expenses” means, without duplication and to the extent unpaid as of the Measurement Time: (a) all fees costs, and expenses and other Liabilities of any Person accrued or incurred by, or payable by, any Seller Party, the Lead Stockholder, or any of the SADA Entities in connection with the Transactions and any auction or sales process in respect of the sale of the SADA Entities, including all legal, accounting, investment banking, tax and financial advisory fees, costs, expenses and other Liabilities; (b) the Change of Control Payments; and (c) 100% of the premium, fees and expenses in connection with the D&O Tail Policy. Company Expenses shall not include any amounts included as Company Debt or owed to the Escrow Agent. “Company Expenses Certificate” means a certificate executed by the Chief Financial Officer of the Company, certifying the amount of Company Expenses remaining unpaid as of the Measurement Time (including an itemized list of each such unpaid Company Expense with a description of the nature of such expense and the Person to whom such expense is owed). “Company Product” means the Company’s proprietary Software, services or other products that are currently provided, leased, licensed, sold, marketed, distributed, or made available by the SADA Entities to third parties, and excluding in each case any third-party products that the SADA Entities simply resell or support without material modifications. “Confidentiality Agreement” means the non-disclosure agreement, dated April 21, 2023, between the Company and Purchaser. “Consideration Recipients” means the Stockholders and the Amended SAR Holders. “Contract” means any binding contract, agreement, understanding, arrangement or commitment, written or oral.

5 “COVID-19 Law” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, the Families First Coronavirus Response Act of 2020, the Paycheck Protection Program Flexibility Act of 2020, any U.S. presidential memorandum, executive order or similar publication or document permitting or requiring the deferral of any Taxes, and any other Law intended to address the consequences of COVID- 19, in each case, as may be amended or modified, together with all rules and regulations and guidance issued by any Governmental Entity. “Data Security Requirements” means, collectively, all of the following: (a) all applicable industry self-regulatory standards, including self-regulatory standards related to data security, cyber security, information security or online behavioral advertising; (b) contractual obligations as to the Processing of Personally Identifiable Information; and (c) Company’s and each SADA Entity’s Privacy Policies and Procedures. “Earn-Out Calculation Principles” means the accounting principles, policies, practices and methodologies set forth on Exhibit A attached hereto. The sole purpose of the Earn-Out Calculation Principles is for calculating Adjusted EBITDA and Net Revenue for purposes of Section 2.5. “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§ 2701 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq; and the (Indian) Environmental Protection Act, 1986; and the (Indian) Hazardous and Other Wastes (Management and Transboundary Movement) Rules, 2016. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as single employer under Section 414 of the Code. “Escrow Agent” means PNC Bank. “Escrow Agreement” means the Escrow Agreement dated as of the Closing Date by and between Lead Stockholder, the Purchaser, and Escrow Agent, in the form attached hereto as Exhibit C. “Escrow Fund” means, as of the applicable date of determination, the Adjustment Escrow Fund and the Indemnity Escrow Fund that is held by the Escrow Agent under the Escrow Agreement.

6 “Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, as in effect from time to time including any amendments thereto. For the avoidance of doubt, “Fundamental Documents” includes any corporate, partnership or limited liability organizational documents, including Certificates or Articles of Incorporation, Bylaws, Articles of Organization, Certificates of Formation, Operating Agreements, Limited Liability Company Agreements, Certificates of Limited Partnership, Partnership Agreements, and Certificates of Existence, as applicable. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Google Contracts” means (a) all Contracts in effect as of the Agreement Date between any SADA Entity and Google LLC (or any of its Affiliates), and (b) all Contracts in effect as of the Agreement Date between any SADA Entity and a customer thereof whereby such SADA Entity, as an authorized reseller of Google LLC, provides the applicable customer access to one or more Google Services (including all corresponding Ordering Documents, Google Cloud Platform Customer Agreements, Google Workspace Customer Agreements, Google Maps Platform Customer Agreement, and addendums to the foregoing). “Google Services” means services offered by Google LLC (or any of its Affiliates), including the Google Cloud Platform Services, Google Workspace services, Google Maps Platform services. “Government Official” means any officer, director or employee of any Governmental Entity. Without limiting the foregoing, “Government Official” includes any government officer, director or employee, any officer, director or employee of any government-controlled entity or public international organization, any officer, director or employee of a government-owned or -controlled (in whole or in part) business, corporation, organization or entity, any Person acting in an official capacity for or on behalf of any Governmental Entity or any political party, party official or candidate for public office. “Governmental Entity” means any federal, state, local, municipal, foreign, multinational, national, regional, provincial or other (a) government or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, entity or self-regulatory organization and any court or other tribunal); (b) governmental or similar body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, arbitral, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal thereof; or (c) agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any federal, state, province, local, municipal or foreign government or other political subdivision or otherwise, or any officer or official thereof with requisite authority. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity. “Gross-Up Amount” means an amount equal to $9,362,901. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

7 “Indemnified Taxes” means, all (a) Taxes (or the non-payment thereof) of the Stockholders (including any Taxes required to be collected through withholding) for any taxable period (or portion thereof), including with respect to the transaction contemplated by this Agreement (including any Taxes resulting from the Pre-Closing Restructuring); (b) Taxes (or the non-payment thereof) of each SADA Entity for any Pre-Closing Tax Period (including unpaid sales and use Taxes and/or any Taxes that any SADA Entity has elected to defer pursuant to the CARES Act or the Payroll Tax Executive Order and the SADA Entities’ share of employment Taxes with respect to the Change of Control Payments made at or in connection with the Closing (including any employer’s share of employment Taxes on any payments pursuant to the SAR Plans, the Bonus Letters, and the Seller Retention Fund payable following the Closing Date)); (c) 50% of Transfer Taxes; and (d) Taxes (or the non-payment thereof) for any Pre-Closing Tax Period resulting from any transactions among the SADA Entities and each of their respective Affiliates pursuant to Code Section 482 and similar provisions of foreign Law. “Indemnity Escrow Amount” means $25,000,000. “Indemnity Escrow Fund” means, as of the applicable date of determination, the Indemnity Escrow Amount and interest thereon that is held by the Escrow Agent under the Escrow Agreement. “Intellectual Property” means all intellectual property rights and interests, including, as applicable: (a) all patents, inventions, utility, models and industrial design registrations and applications (including any continuations, divisionals, continuations-in-part, provisionals, renewals, reissues, re-examinations and applications for any of the foregoing); (b) all trademarks, service marks, trade names, slogans, logos, trade dress, Internet domain names, electronic addresses, uniform resource locators and alphanumeric designations, web sites, social media accounts and handles and similar designations of source or origin, in each case together with all goodwill, registrations and applications for registration related to any of the foregoing; (c) copyrights and copyrightable subject matter, masterwork rights and other works of authorship (including any registration and applications for any of the foregoing); (d) trade secrets, including as applicable, know-how, show-now, proprietary processes, formula, algorithms, models, technology and methodologies, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (e) Software and other database rights; (f) rights and interests in inventions and improvements, whether or not reduced to practice or whether or not yet made the subject of a pending patent application or applications; (g) rights and interests in ideas and conceptions of patentable subject matter, including, as applicable, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications; and (h) all rights to sue and recover and retain damages and costs and attorneys’ fees for present and past infringement of any of the Intellectual Property rights in the foregoing. “Intellectual Property Licenses” means all written agreements between the SADA Entities and any other Person granting any right to use or practice any rights under any of the Intellectual Property owned by the SADA Entities or by such other Person, including licenses and leases of Software, excluding (A) licenses of off-the-shelf software and computer services agreements (including agreements under which such software is delivered as a service) commercially available on standard terms for an annual or one-time fee of no more than $250,000; (B) non-disclosure agreements; (C) licenses for Open Source Software; (D) employment and consulting agreements (including invention assignment agreements); (E) agreements with incidental licenses of Intellectual Property (e.g., feedback or customary trademark usage); (F) non-exclusive licenses or rights granted by any SADA Entity in connection with the sale of products (including any Company Product) to any customer or distributor of any SADA Entity entered into in the Ordinary Course of Business; (G) Google Contracts; and (H) Contracts granting any service provider a non-exclusive license

8 to incidental rights in the Ordinary Course of Business solely for the provision of such service provider’s services to the Company (collectively, (A) through (H) inclusive, “Standard IP Contracts”). “Investment” as applied to any Person means: (a) any direct or indirect purchase or other acquisition (whether by loan, contribution of capital, exchange or otherwise) by such Person of any notes, obligations, instruments, stock, securities or other ownership interests (including partnership interests and joint venture interests) of any other Person; and (b) any capital contribution by such Person to any other Person. “Key Employees” means each of Michelle Ambrose, Dana Berg, Sandy Hogan, Narine Galstian, Patrick Monaghan, Orkideh Shahidi, Miles Ward, and Lusine Yeghiazaryan. “Knowledge” when used in the phrase “to the Company’s Knowledge” or similar phrases means the actual or constructive knowledge of each of Tony Safoian, Dana Berg, Lusine Yeghiazaryan, Miles Ward, and Patrick Monaghan, after reasonable due inquiry, including of such person’s direct reports. “Law” means any federal, state, local, municipal or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law or judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity, or other requirement (including pursuant to any settlement, consent decree or determination of or settlement under any arbitration) or rule of law. “Liability” means any liability, obligation or commitment of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise. “Licenses” means all licenses, registrations, certifications, accreditations, permits, bonds, franchises, approvals, authorizations, consents or orders obtained, or required to be obtained, from a Governmental Entity, whether foreign, federal, state or local, a nationally recognized industry association or nationally recognized standards compliance organization. “Lien” means any community property interest, claim, condition, equitable interest, mortgage, encroachment, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), option, right of way, right of first refusal, restriction of any kind, including any restriction on use, voting, transfer, right to receive income on the basis of ownership or exercise of any other attribute of ownership, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute, other than Permitted Liens. “Losses” means any liabilities, Governmental Orders, Liens, losses, damages, bonds, dues, assessments, fines, penalties, Taxes, reasonable out-of-pocket fees and costs (including reasonable out-of- pocket costs of investigation, defense and enforcement of this Agreement and the other Transaction Agreements) and expenses, or subject to Section 9.6 amounts paid in settlement, in each case, including reasonable out-of-pocket attorneys’ and experts fees and expenses; provided, however, that “Losses” shall not include punitive, speculative or remote damages except to the extent actually awarded to a bona fide third party or Governmental Entity in a finally settled or finally determined Third-Party Claim. “Lower Working Capital Target” means $205,000,000. “Material Adverse Effect” means any circumstance, event, condition, occurrence, development, effect or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, operations, condition (financial or otherwise), assets, or results of

9 operations of the SADA Entities, or (b) the ability of the Company or any Seller Party to consummate the Membership Interest Purchase and any other Transactions to be consummated at the Closing on a timely basis; provided, however, that any adverse change, event or effect arising from or related to any of the following shall not be taken into account in determining whether a Material Adverse Effect has occurred: (i) conditions generally affecting the United States or world economy or generally affecting one or more industries in which the SADA Entities operate; (ii) national or international political conditions, (iii) acts of terrorism or the engagement in or escalation of hostilities or acts of war; (iv) any natural disaster, epidemic, pandemic, or disease outbreak or worsening of such conditions existing as of the Agreement Date; (v) financial, banking or securities market conditions and changes therein (including any disruption thereof, any decline in the price of any security or any market index or change in interest rates); (vi) changes in GAAP or other applicable accounting requirements, or any interpretation thereof; (vii) changes in any applicable Law or any interpretation thereof; (viii) the failure of the SADA Entities to meet any internal projections, including budgets or estimates of revenue or earnings; (ix) the taking of, or omission of, any action as required by this Agreement or the other Transaction Agreements; or (x) the announcement, pendency, or closing of the Transactions. Notwithstanding the foregoing, the underlying causes of the failure described in clause (viii) may be taken into account in determining whether a Material Adverse Effect has occurred, and in the case of any effect described in clauses (i) through (vii) in the immediately preceding sentence, such effect may be taken into account in determining whether or not there has been a Material Adverse Effect only if and to the extent that such effect has a disproportionate adverse effect on the SADA Entities as compared to other participants in the industry in which the SADA Entities operate and conduct their business. “Maximum Earn-Out Amount” means $390,000,000. “Measurement Time” means 12:01 a.m. Pacific time on the Closing Date. “Open Source Software” means all software that are subject to an “open source” license or other agreement commonly referred to as an open source, free software, copyleft or community source code license that meets the definition of open source promulgated by the Open Source Initiative located online at http://opensource.org/osd (including any code or library licensed under the GNU Affero General Public License, GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement). “Ordinary Course of Business” means the ordinary course of commercial operations of the Company’s business, consistent with past practice. “Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the SADA Entities. “Payoff Letter” with respect to indebtedness for borrowed money (or any other Company Debt secured by a Lien on any SADA Entity’s assets) means a payoff letter and wire instructions in customary form reasonably acceptable to the Purchaser providing (a) the applicable SADA Entity with a confirmation that all Liens and all payment obligations with respect to such indebtedness for borrowed money have been or will have been released effective as of the payment in full of such indebtedness as indicated; and (b) that upon payment in full of such indebtedness, the applicable holder shall agree or authorize the Company to execute Uniform Commercial Code termination statements (if applicable), or such other documents or endorsements necessary to release of record the security interests of such holder, and evidence of the release or discharge of such financing statements, judgments, or other Liens. “PCI DSS” means the Payment Card Industry Data Security Standard in effect as of the Agreement Date.

10 “Permitted Liens” means: (a) statutory liens for current Taxes not yet due and payable or are being contested in good faith by appropriate Proceedings by the Company, in either case, for which sufficient reserves have been established in the most recent balance sheet included in the Financial Statements; (b) mechanics’, carriers’, workers’, construction, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business for amounts which are not delinquent; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property or the operation of the business activities carried out by any SADA Entity; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used in connection with the business of any SADA Entity; (e) restrictions or liens arising under federal or state securities Laws that, individually or in the aggregate, do not and could not reasonably be affected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted; and (f) with respect to Company Intellectual Property, Standard IP Contracts. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or a Governmental Entity. “Personally Identifiable Information” means, in addition to any similar term provided by applicable Privacy and Security Laws: (a) any personally-identifiable information (including protected health information as defined under HIPAA; personal information as defined in Code § 1798.140(o)(1) of the CCPA; and personal data as defined in Article 4 of the UK GDPR and Article 4 of the GDPR) or any information that could be associated with a natural person, such as addresses, telephone numbers, drivers’ license numbers, government issued identification numbers, and “cardholder data” and “sensitive authentication data,” as defined by PCI DSS. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such period beginning after the Closing Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date, and, in the case of any Straddle Period, the portion of such period ending on the Closing Date. “Privacy and Security Laws” means all applicable Laws concerning data protection, privacy, or security, including any Laws relating to the use, protection, privacy, and/or breach of Personally Identifiable Information which are from time-to-time applicable to SADA Entities (and their respective business activities), including, as applicable, HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act and similar Laws concerning email, text message or telephone communications, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the California Consumer Privacy Act (CCPA), the EU General Data Protection Regulation ((EU) 2016/679) (GDPR), the United Kingdom General Data Protection Regulation (UK-GDPR), the Canadian Personal Information Protection and Electronic Documents Act (PIPEDA), the US State and Federal Social Security number protection Laws, US state data breach notification Laws, US State consumer protection Laws, and PCI-DSS. “Proceeding” means any litigation (in law or in equity), arbitration, mediation, action, lawsuit, proceeding, complaint, charge, claim, demand, hearing, inquiry, investigation or like matter before or by any Governmental Entity, whether administrative, judicial or arbitral in nature.

11 “Process” or “Processing” means the collection, storage, use, access, disclosure, processing, security, or transfer of information, including Personally Identifiable Information. “Processor” has the meaning given in Article 4 (2) of the UK GDPR and Article 4(2) of the GDPR. “Pro Rata Share” means, with respect to each Consideration Recipient, the percentage set forth opposite such Consideration Recipient’s name on the Payment Schedule. The aggregate Pro Rata Shares of all Consideration Recipients shall equal 100%. “Related Person” means, with respect to any Person, any director, senior officer or trustee of such Person or other person or entity that controls or otherwise holds a direct interest in such Person; provided, that as to any Person that is publicly held, the term shall only include such controlling Persons whose holdings are required to be, and are, publicly reported. “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, ambient or indoor air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture). “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “SADA Entities” means the Company and its Subsidiaries (each a “SADA Entity”) and for clarity, excludes the Seller. “SADA India” means SADA Systems India Private Limited, a Subsidiary of the Company. “SADA India Closing Documents” means the (a) resignation letters (“SADA India Resignation Letters”) to be submitted by the SADA India Seller Directors as resigning directors of SADA India; (b) board resolution approving the appointment of the Purchaser’s nominees to SADA India’s board of directors (as additional directors), accepting and taking on record the SADA India Resignation Letters and revoking the subsisting authorities for operation of SADA India’s bank accounts and granting such authorities in favor of the Persons identified by the Purchaser; (c) updated statutory records of SADA India; and (d) filings to be made with the jurisdictional registrar of companies in connection with the reconstitution of SADA India’s board of directors. “SADA India Seller Directors” means Tony Safoian, Dana Jason Berg and Ramanatha Krishnan. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom. “SAR Plans” means the SADA Systems, Inc. 2016 Stock Appreciation Rights Plan, dated as of January 11, 2016, and the Amended and Restated 2016 SADA Systems, Inc. Stock Appreciation Rights Plan, dated as of November 12, 2020. “SAR Restricted Parties” means each of Orkideh Shahidi, Narine Galstian, Joe Kosco, Michelle Ambrose, Dana Berg, Sandy Hogan, Miles Ward, and Lusine Yeghiazaryan. “Seller Parties” means, collectively, the Stockholders and Seller.

12 “Service Provider” means each individual who is a current or former director, officer, employee, independent contractor or other service provider of any of the SADA Entities. “Significant Contracts” means all Contracts between any SADA Entity, on the one hand, and a Material Customer or Material Vendor, on the other hand. “Software” means any and all (a) computer programs, applications, routines and modules, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, as well as any Software-as-a-Service and other software-enabled hosted services and platforms, (b) databases and compilations, including any and all data, data records, data files and other collections of data, whether machine readable or otherwise, (c) wire frames, screens, interfaces, firmware, development tools and templates, and flow charts used to design, plan, develop, and organize any of the foregoing, and (d) all documentation and descriptions including user manuals and other training documentation relating to any of the foregoing. “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Stockholder Restricted Parties” means each of Tony Safoian, Annie Safoian, and Hovig Safoian. “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other Person of which such Person, either alone or together with one or more subsidiaries or by one or more other subsidiaries (a) directly or indirectly owns or purports to own, beneficially or of record securities or other interests representing more than 50% of the outstanding equity, voting power, or financial interests of such other Person; or (b) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such other Person’s board of directors or other governing body. “Supervisory Authority” any local, national, supranational, state, governmental or quasi- governmental agency, body, department, board, official or entity exercising regulatory or supervisory authority pursuant to any Privacy and Security Laws. “Tax” means (a) any federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transaction privilege, transfer, conveyance, real property gains, registration, value added, excise, service, service use, utility, environmental (including pursuant to Code Section 59A), communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security (or similar tax, including Federal Insurance Contribution Act (FICA) tax), worker’s compensation, capital stock, severance, stamp, occupation, premium, windfall profits, customs duties, unemployment, disability, backup withholding, value-added, unclaimed property or escheatment, alternative or add on minimum, net worth, production, lease, estimated and other taxes of any kind whatsoever, including deficiencies, penalties, additions to tax, and interest attributable thereto, whether disputed or not; (b) liability for the payment (or non-payment) of any amounts of the type described in clause (a), including liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined or unitary group for any period (or being included (or required to be included) in any Tax Return relating thereto); and (c) liability for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation, tax sharing or tax allocation agreement, arrangement, commitment or understanding, by contract or pursuant to Law, whether as a transferee or successor, to indemnify or otherwise assume or succeed to the liability of any other Person. “Tax Return” means any return, declaration, statement, elections, designation, report, claim for refund, information return (including any related or supporting schedule, statement or information and

13 including any amendment thereof) or other document filed or required to be filed with a Taxing Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws, regulations or administrative requirements relating to any Tax including (a) if applicable, any consolidated, combined or unitary returns, or other documents, whether or not such documents or statements are filed with a Taxing Authority; and (b) any declaration of estimated tax, or reports with respect to backup withholding. “Taxing Authority” means each U.S. and foreign national, state, provincial or local government or any governmental, administrative or regulatory authority, agency, court, commission, tribunal, body or instrumentality of any government that imposes, regulates, administers or collects Taxes in any applicable jurisdiction. “Total Escrow Amount” means the Adjustment Escrow Amount plus the Indemnity Escrow Amount. “Transaction Agreements” means this Agreement, the Escrow Agreement, the Change of Control Payment Agreements, the Key Employee Offer Letter, the SAR Awardee Restrictive Covenant Agreements, the Stockholder Restrictive Covenant Agreement and any other document, instrument, certificate or agreement referred to herein and entered into by the Parties in connection with the Transactions. “Transaction Tax Deductions” means all deductions of the SADA Entities for U.S. federal and applicable state income Tax purposes attributable to the Transactions that occur at or in connection with the Closing (including, for clarity, any such deductions attributable to payments of Company Debt or Company Expenses or settlement or other payments in respect of the SAR Plans and Bonus Letters). “Upper Working Capital Target” means $230,000,000. “Working Capital” means an amount equal to the current assets of the SADA Entities (excluding Company Cash) minus the current liabilities of the SADA Entities (excluding Company Expenses and Company Debt), in each case calculated as of the Measurement Time in accordance with the Calculation Principles and only using the line items set forth on Exhibit B. “Wrongful Acts” means actual and intentional fraud or willful misconduct committed by a Party with respect to the making of representations and warranties in this Agreement by such Party with intent to deceive another party hereto. Section 1.2 Index of Defined Terms. Each of the following terms is defined in the Section set forth opposite such term: INDEX OF DEFINED TERMS 2023 Earn-Out Period ................... Section 2.5(b) 2023 Earn-Out Period Excess EBITDA ................... Section 2.5(d)(ii) 2024 Earn-Out Period ................... Section 2.5(b) 2025 Earn-Out Period ................... Section 2.5(b) 2026 Earn-Out Period ................... Section 2.5(b) Adjustment Statement ................... Section 2.4(a) Agreement ............................................ Preamble Agreement Date .................................... Preamble Allocation Principles ......................... Section 8.6 Allocation Schedule ........................... Section 8.6 AML Laws .................................. Section 4.24(b) Arbiter ........................................... Section 2.4(d) Balance Sheet ................................ Section 4.5(a)

14 Balance Sheet Date ....................... Section 4.5(a) Basket ............................................ Section 9.4(a) Change of Control Payment Agreement ................................. Section 2.2(e) Change of Control Payment Recipient ................................... Section 2.2(e) Claims Release ............................ Section 7.10(a) Closing .......................................... Section 2.2(a) Closing Date.................................. Section 2.2(a) Closing Date Cash Payment ....... Section 2.2(c)(i) Closing Statement ......................... Section 2.3(a) Company ............................................... Preamble Company Intellectual Property ................................... Section 4.11(c) Company IT Systems ................... Section 4.11(i) Company Registered Intellectual Property ................ Section 4.11(a) Competing Transaction ...................... Section 7.5 Contribution .......................................... Preamble Conversion ............................................ Preamble Continuing Employee ................... Section 7.9(a) D&O Indemnitee ........................... Section 7.8(a) D&O Tail Policy ........................... Section 7.8(b) Data Related Vendors ................. Section 4.12(d) Defense Notice .............................. Section 9.5(a) Direct Claim .................................. Section 9.5(d) Disclosure Schedules .......................... Article IV Dispute Notice .............................. Section 2.4(b) Earn-Out Disputed Item ........... Section 2.5(e)(iv) Earn-Out Objection Notice ...... Section 2.5(e)(iv) Earn-Out Payment ......................... Section 2.5(a) Earn-Out Payments ....................... Section 2.5(a) Earn-Out Period ............................ Section 2.5(b) Earn-Out Periods ........................... Section 2.5(b) Earn-Out Review Period .......... Section 2.5(e)(iv) Earn-Out Statement .................. Section 2.5(e)(ii) Earn-Out Target Payment ............. Section 2.5(c) EBITDA Target ........................... Section 2.5(c) Enforceability Exceptions ............. Section 4.3(a) Estimated Earn-Out Metrics....... Section 2.5(e)(i) FCPA .......................................... Section 4.25(c) Final Allocation Schedule .................. Section 8.6 Financial Certificate ...................... Section 2.3(a) Final Purchase Price ...................... Section 2.4(e) Financial Statements ..................... Section 4.5(a) General Survival Period ..................... Section 9.1 Government Contracts ........ Section 4.10(a)(viii) Indemnified Party ............................... Section 9.5 Indemnifying Party ............................ Section 9.5 Independent Accountant .................... Section 8.6 Insurance Policies ....................... Section 4.14(a) Intended Tax Treatment ..................... Section 8.5 Interested Party ........................... Section 4.19(a) Interim Balance Sheet .................... Section 4.5(a) Interim Financial Statements ......... Section 4.5(a) Item of Dispute ............................. Section 2.4(b) Key Employee Offer Letter .................. Preamble Lead Stockholder .................................. Preamble Leased Real Property ....................... Section 4.20 Leases .............................................. Section 4.20 Legal Restraints ............................. Section 3.1(a) Legislation ................................... Section 4.24(c) Lower EBITDA Target ................. Section 2.5(c) Material Contracts ....................... Section 4.10(a) Material Customers ...................... Section 4.21(a) Material Vendors ........................ Section 4.21(b) MAaximum Earn-Out Payment ..................................... Section 2.5(c) Membership Interests ........................... Preamble Membership Interest Purchase ......................................... Section 2.1 OFAC .......................................... Section 4.24(a) Outside Date ............................... Section 10.1(b) Partial Escrow Release Date .......... Section 9.7(c) Parties ................................................... Preamble Party ...................................................... Preamble Payment Schedule .......................... Section 2.3(a) Pre-Closing Restructuriung .................. Preamble Pre-Closing Tax Period Returns ....................................... Section 8.7(a) Privacy Policies and Procedures .............................. Section 4.12(b) Privileged Communications ...... Section 11.15(b) Purchase Price ............................... Section 2.2(b) Purchaser .............................................. Preamble Purchaser Fundamental Representations .............................. Section 9.1 Purchaser Indemnitees ....................... Section 9.2 Q-Sub .................................................... Preamble Q-Sub Election ..................................... Preamble Released Claims .......................... Section 7.10(a) Resolved Loss ................................ Section 9.7(a) Review Period ............................... Section 2.4(b) Sanctioned Country ..................... Section 4.24(a) Sanctioned Persons ...................... Section 4.24(a) SAR Awardee Restrictive Covenant Agreements ....................... Preamble Securities Act ..................................... Section 6.6 Security Incident .......................... Section 4.12(c) Seller ..................................................... Preamble Seller Fundamental Representations .............................. Section 9.1 Seller Releasors ........................... Section 7.10(a) Seller Retention Fund ...................... Section 7.13 Sellers’ Counsel ......................... Section 11.15(a) Shares ................................................... Preamble

15 Shortfall ........................................ Section 2.4(e) Significant Employee ............. Section 4.10(a)(vi) Stockholder Indemnitees .................... Section 9.3 Stockholder ........................................... Preamble Stockholders .......................................... Preamble Stockholder Restrictive Covenant Agreements ............... Section 3.2(q) Subsidiary Securities ..................... Section 4.2(a) Tax Claim ..................................... Section 8.8(a) Tax Proceeding .................................. Section 8.1 Tax Statement ................................ Section 8.7(a) Third-Party Claim .......................... Section 9.5(a) Transactions ....................................... Section 2.1 Transfer Taxes ................................... Section 8.2 WARN Act ................................... Section 7.9(d) Year-End Financial Statements .................................. Section 4.5(a) ARTICLE II Transactions; Closing Section 2.1 Transactions. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Article III, the Purchaser and the Seller Parties agree that, at the Closing, Purchaser shall purchase from the Seller, and the Seller shall sell to the Purchaser, all right, title and interest (record and beneficial) in and to the Membership Interests free and clear of all Liens (other than Liens arising under applicable state or federal securities Laws), in consideration for the Purchase Price (the sale and purchase of the Membership Interests, the “Membership Interest Purchase” together with the other transactions contemplated by this Agreement, is referred to as the “Transactions”). Section 2.2 Closing; Payment of Purchase Price. (a) The closing of the Transactions (the “Closing”) shall take place remotely by electronic exchange of signatures following the satisfaction or waiver of all conditions to each Party’s obligation to consummate the Transactions as set forth in Article III (other than the conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other time and place as the Purchaser and the Company mutually agree in writing (the “Closing Date”); provided, that the Closing shall not occur prior to December 1, 2023. (b) Subject to adjustment pursuant to Section 2.4, the purchase price for the Membership Interests shall be an aggregate amount (the “Purchase Price”) equal to: (i) the Base Purchase Price; plus (ii) the Earn-Out Payments, if any, to the extent payable in accordance with Section 2.5. (c) At the Closing, the Purchaser shall: (i) pay to each Stockholder its proportionate share of an aggregate amount equal to (A) the Base Purchase Price, minus (B) the Total Escrow Amount, plus (C) the Estimated Adjustment Amount (such net amount, the “Closing Date Cash Payment”), by wire transfer of immediately available funds in accordance with, and to the accounts as set forth on, the Payment Schedule; (ii) deliver to the Escrow Agent (A) the Total Escrow Amount and any fees required by the Escrow Agreement by wire transfer of immediately available funds, and (B) the Escrow Agreement;

16 (iii) cause to be repaid, on behalf of the SADA Entities, the Company Debt set forth in the Payoff Letters by wire transfer of immediately available funds to the account(s) specified in the Payoff Letters; (iv) cause to be paid, on behalf of the SADA Entities, the Company Expenses as set forth in final invoices for the Company Expenses and identified in the Payment Schedule by wire transfer of immediately available funds in a manner that is in compliance with applicable Law; and (v) deliver to the Company all agreements, documents, instruments or certificates required to be delivered by the Purchaser at or prior to the Closing pursuant to Section 3.3. (d) At the Closing, the Seller, the Lead Stockholder and the Company shall deliver to the Purchaser all agreements, documents, instruments or certificates required to be delivered by them at or prior to the Closing pursuant to Section 3.2. (e) At or as soon as reasonably practicable after the Closing, and in any event not later than 30 days following the first regularly scheduled payroll following the later of the Closing and the date the applicable Change of Control Payment Recipient (as defined below) has executed a Change of Control Payment Agreement (as defined below), the Purchaser shall pay or cause the Company to pay the Change of Control Payments payable at the Closing (which for clarity shall exclude any payments under the Seller Retention Fund and any Amended SAR Holder’s Pro Rata Share of (y) the Total Escrow Amount and (z) any Earn-Out Payments) to each Person who is both (i) entitled to receive a Change of Control Payment (each, a “Change of Control Payment Recipient”), and (ii) has executed and delivered a Contract in the form attached as Exhibit D (a “Change of Control Payment Agreement”). Such Change of Control Payments shall be made (A) through the Company’s payroll system in accordance with standard payroll practices, and subject to any required withholding for applicable Taxes, in the case of such Change of Control Payment Recipients who are current or former employees and (B) through the Company’s accounts payable system, in the case of such Change of Control Payment Recipients who are neither current nor former employees. Section 2.3 Closing Statement. (a) At least 3 Business Days before the Closing, the Company shall provide the Purchaser with (i) a statement (the “Closing Statement”) that sets forth (x) a good faith estimate of the Adjustment Amount (the “Estimated Adjustment Amount”) and each component thereof as of the Measurement Time, including, if requested by Purchaser, reasonable supporting documentation used in the preparation thereof, (y) the Closing Date Cash Payment based on the foregoing estimates, and (z) a schedule of the Pro Rata Shares of each Consideration Recipient and directions for payment of the amounts payable pursuant to Section 2.2(b) (the “Payment Schedule”), and (ii) an estimated consolidated balance sheet of the SADA Entities as of the Closing Date (without giving effect to the Transactions), with a certificate of the Chief Financial Officer of the Company certifying that such balance sheet was prepared only in accordance with the Calculation Principles (the “Financial Certificate”). (b) In the event that the Purchaser notifies the Company in writing that the Purchaser believes there are reasonably apparent errors in the Closing Statement delivered prior to the Closing Date, the Purchaser and the Company shall discuss such errors in good faith and the Company shall consider in good faith any comments from the Purchaser regarding such alleged errors prior to the Closing, in accordance with this Section 2.3(b). The Company shall provide such supporting documentation, workpapers, information and calculations as are reasonably necessary for the Purchaser to verify and

17 determine the calculations, amounts and other matters set forth in the Closing Statement. If the Purchaser and the Company are unable to agree to any changes proposed by the Purchaser with respect to the Closing Statement, such disagreement shall not delay the Closing and the Payment Schedule shall be based on the amounts set forth in the Closing Statement delivered by the Company (modified to reflect any changes that have been agreed upon in writing by the Company and the Purchaser). Section 2.4 Purchase Price Adjustment. (a) Within 90 days after the Closing Date, the Purchaser shall prepare and deliver to the Lead Stockholder a statement, duly certified by the Purchaser as accurately setting forth the Purchaser’s good faith determination of (i) the Adjustment Amount and each component thereof as of the Measurement Time, including reasonable supporting documentation used in the preparation thereof, (ii) the Working Capital, (iii) a consolidated balance sheet of the SADA Entities as of the Closing Date (without giving effect to the Transactions), and a certificate of the Chief Financial Officer of the Purchaser certifying that such balance sheet was prepared only in accordance with the Calculation Principles, and (iv) the Purchase Price based on the foregoing, without regard to any Earn-Out Payments that may become payable pursuant to Section 2.5 (such statement, the “Adjustment Statement”). If the Purchaser fails to timely deliver the Adjustment Statement within 90 days after the Closing, the Lead Stockholder may send the Purchaser a written notice to cure such failure. If the Purchaser fails to deliver the Adjustment Statement within 30 days after receiving a written notice from the Lead Stockholder in accordance with the previous sentence, then the Closing Statement will be conclusively deemed to be the Adjustment Statement; provided that the Lead Stockholder may elect to deliver a Dispute Notice with respect thereto in accordance with Section 2.4(b). (b) If the Lead Stockholder disagrees with any item set forth in the Adjustment Statement, Lead Stockholder may, within 45 days after receipt of the Adjustment Statement (the “Review Period”), deliver a written notice (the “Dispute Notice”) to the Purchaser setting forth the Lead Stockholder’s calculation of each disputed amount (each an “Item of Dispute”). The Lead Stockholder and its Representatives shall have reasonable access during normal business hours to, and the Purchaser shall use commercially reasonable efforts to provide the Lead Stockholder with electronic copies of, all books and records and work papers (including those of the Purchaser’s and the SADA Entities’ accountants and auditors) relating to the Adjustment Statement and all other items and Representatives of the Purchaser reasonably requested by the Lead Stockholder or its Representatives, as applicable, for the limited purpose of the Lead Stockholder’s review and confirmation of the same (subject to compliance with accountants’ customary procedures for release and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege, protect any proprietary or confidential information, or comply with third-party confidentiality obligations); provided, that any such access shall be conducted in such a manner as not to unreasonably interfere with the normal operations of the business of the Purchaser or any of its Affiliates, including, after the Closing, the SADA Entities. (c) If the Purchaser does not receive a Dispute Notice within the Review Period, the Adjustment Statement shall be conclusive and binding upon each of the Parties. If the Purchaser receives a Dispute Notice from the Lead Stockholder within the Review Period, the Purchaser and the Lead Stockholder shall use reasonable efforts to resolve each Item of Dispute, and, if any Item of Dispute is so resolved, the Adjustment Statement shall be modified to the extent necessary to reflect such resolution. (d) If any Item of Dispute remains unresolved as of the 45th day after delivery by the Lead Stockholder of the Dispute Notice, the Purchaser and Lead Stockholder shall jointly retain a mutually agreeable dispute resolution firm with the requisite experience (the “Arbiter”) to resolve such remaining disagreement, it being understood that any item not included as an Item of Dispute in the Dispute Notice shall be conclusive and binding upon each of the Parties as set forth in the Adjustment Statement. The

18 Purchaser and the Lead Stockholder shall request that the Arbiter render a determination as to each unresolved Item of Dispute within 45 days after the Arbiter’s retention, and the Purchaser shall, and shall cause the SADA Entities and each of their respective Representatives to, reasonably cooperate with the Arbiter so as to enable it to make such determination as quickly and accurately as reasonably practicable, including by the provision by the SADA Entities of all books and records and work papers (including those of the SADA Entities’ accountants and auditors) relating to the Adjustment Statement and all other items reasonably requested by the Arbiter (subject to compliance with accountants’ customary procedures for release and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege, protect any proprietary or confidential information, or comply with third-party confidentiality obligations). The Arbiter shall act as an expert, not as an arbitrator, and shall consider only those Items of Dispute that remain unresolved by the Purchaser and the Lead Stockholder. In resolving any Item of Dispute, the Arbiter may not assign a value to any item greater than the greatest value, or less than the smallest value, for such item claimed by the Purchaser on the Adjustment Statement or the Lead Stockholder in the Dispute Notice. The Arbiter’s determination(s) shall be based upon the definitions included herein and shall not be an independent review. The Arbiter’s determination of each Item of Dispute submitted to it shall be in writing, shall conform with this Section 2.4 and shall be conclusive and binding upon each of the Parties, and the Adjustment Statement shall be modified to the extent necessary to reflect such determination(s). The Arbiter shall allocate its fees, costs and expenses between the Purchaser, on the one hand, and the Seller Parties, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each such Party bears to the amount actually contested by such Party. For example, if the Lead Stockholder claims in a Dispute Notice that the Items of Dispute are in the aggregate $1,000 greater than the amounts determined for such items by the Purchaser in the Adjustment Statement, and the Arbiter ultimately determines to award the Lead Stockholder $600 of the $1,000 contested, then the fees, costs and expenses of the Arbiter will be allocated 60% (i.e., 600 ÷ 1,000) to the Purchaser and 40% (i.e., 400 ÷ 1,000) to the Seller Parties. (e) If the Adjustment Amount as finally determined pursuant to this Section 2.4 (the “Final Adjustment Amount”) is less than the Estimated Adjustment Amount in the Closing Statement (the aggregate amount of such difference being referred to herein as the “Adjustment Shortfall”), the Purchaser shall recover the Adjustment Shortfall from the Seller Parties in accordance with Section 9.8(b). If the Final Adjustment Amount is greater than the Estimated Adjustment Amount in the Closing Statement, then the Purchaser shall cause the amount of such difference (the aggregate amount of such difference being referred to herein as the “Adjustment Surplus”) to be delivered to the Consideration Recipients. (f) If the Lower Working Capital Target exceeds the Working Capital as finally determined pursuant to this Section 2.4 (the “Final Working Capital” and such difference the “Working Capital Shortfall”), the Purchaser shall recover the Working Capital Shortfall from the Adjustment Escrow Fund (in which case, the Purchaser and Lead Stockholder shall deliver a joint written instruction to the Escrow Agent to disburse the amount of the Working Capital Shortfall (up to the balance of the Adjustment Escrow Fund) from the Adjustment Escrow Fund to the Purchaser’s designee. To the extent the balance of the Adjustment Escrow Fund exceeds the Working Capital Shortfall, any remaining amounts in the Adjustment Escrow Fund after the Escrow Agent pays the Purchaser the Working Capital Shortfall shall be released to the Consideration Recipients, in accordance with their respective Pro Rata Shares. The sole and exclusive source of recourse and recovery for any Working Capital Shortfall shall be the Adjustment Escrow Fund. If the Final Working Capital is greater than the Upper Working Capital Target, then (I) the Purchaser shall cause the amount of such difference (the aggregate amount of such difference being referred to herein as the “Working Capital Surplus”) to be delivered to the Consideration Recipients; provided that the Working Capital Surplus shall not exceed, and Purchaser shall not be required to pay more than, an amount equal to the amount of the Adjustment Escrow Amount, and (II) the Purchaser and Lead Stockholder shall deliver a joint written instruction to the Escrow Agent to disburse the Adjustment Escrow Fund to the Consideration Recipients, in each case in accordance with their respective Pro Rata Shares.

Notwithstanding anything in Section 2.4(e) or this Section 2.4(f) to the contrary, (A) any amounts payable to the Consideration Recipients pursuant to Section 2.4(e) or this Section 2.4(f) shall be net of any applicable employer's share of employment Taxes on the amounts payable to the Amended SAR Holders pursuant to Section 2.4(e) or this Section 2.4(f), and (B) amounts payable to Amended SAR Holders pursuant to Section 2.4(e) or this Section 2.4(f) shall be released by the Escrow Agent to the Purchaser and thereafter distributed by the Company to the Amended SAR Holders in accordance with the Company's applicable payroll processes and subject to each Amended SAR Holders Amended SAR and Bonus Agreement. Subject to the Purchaser Indemnitees' right to be indemnified for unpaid Company Expenses or Company Debt pursuant to Section 9.3(c), the Parties agree that this Section 2.4 is the sole and exclusive remedy for resolving disputes with respect to the Adjustment Statement.

(g) The Parties agree that any amount paid under this Section 2.4 shall be treated as an adjustment to the Purchase Price for Tax purposes and, except to the extent required by applicable Tax Law, not to take any position inconsistent with such treatment on any Tax Return.

Section 2.5 Post-Closing Earn-Out.

(a) During the period commencing on the Closing Date and ending on December 31, 2026, the Seller shall be eligible to receive additional consideration (each an "***Earn-Out Payment***" and collectively, the "***Earn-Out Payments***") if the SADA Entities' Adjusted GAAP EBITDA and Net Revenue growth, each calculated in accordance with the Earn-Out Calculation Principles, during the applicable Earn-Out Period (as defined below) exceed certain targets, as further described in this Section 2.5. The aggregate Earn-Out Payments shall not exceed the Maximum Earn-Out Amount.

(b) The SADA Entities' Adjusted GAAP EBITDA and Net Revenue shall be calculated in accordance with the Earn-Out Calculation Principles and Section 2.5(e) for (A) the period beginning on January 1, 2023 and ending on December 31, 2023 (the "***2023 Earn-Out Period***"), (B) the 12 month period beginning on January 1, 2024 and ending on December 31, 2024 (the "***2024 Earn-Out Period***"), (C) the 12 month period beginning on January 1, 2025 and ending on December 31, 2025 (the "***2025 Earn-Out Period***"), and (D) the 12 month period beginning on January 1, 2026 and ending on December 31, 2026 (the "***2026 Earn-Out Period***" and collectively with the 2023 Earn-Out Period, the 2024 Earn-Out Period, and the 2025 Earn-Out Period, the "***Earn-Out Periods***", or each, an "***Earn-Out Period***").

(c) For purposes of this Section 2.5, "***EBITDA Target***", "***Lower EBITDA Target***", "***Earn-Out Target Payment***", and "***Maximum Earn-Out Payment***" mean, for each applicable Earn-Out Period:

	2023 Earn-Out Period	**2024 Earn-Out Period**	**2025 Earn-Out Period**	**2026 Earn-Out Period**
EBITDA Target	$[***]	$[***]	$[***]	$[***]
Lower EBITDA Target	$[***]	$[***]	$[***]	$[***]
Earn-Out Target Payment	$30,000,000	$60,000,000	$60,000,000	$60,000,000
Maximum Earn-Out Payment	$30,000,000	$120,000,000	$120,000,000	$120,000,000

19

20 (d) (i) 2023 Earn-Out Period. With respect to the 2023 Earn-Out Period, if the SADA Entities’ Adjusted GAAP EBITDA for the 2023 Earn-Out Period is equal to or greater than the Lower EBITDA Target for such Earn-Out Period, then the Purchaser shall pay the Seller an Earn-Out Payment equal to the product of (A) the quotient of the SADA Entities’ Adjusted GAAP EBITDA for the 2023 Earn-Out Period divided by the EBITDA Target for the applicable Earn-Out Period, multiplied by (B) Earn-Out Target Payment for the 2023 Earn-Out Period. For example, if the SADA Entities’ Adjusted GAAP EBITDA for the 2023 Earn-Out Period is $[***], the Earn- Out Payment for such Earn-Out Period will be $27,000,000, which is calculated as follows: (y) $[***] divided by $[***] (which equals .9), multiplied by (z) $30,000,000. (ii) 2024 – 2026 Earn-Out Periods. With respect to each of the 2024 Earn-Out Period, 2025 Earn-Out Period, and 2026 Earn-Out Period, if both (i) the SADA Entities’ Adjusted GAAP EBITDA for the applicable Earn-Out Period is equal to or greater than the Lower EBITDA Target for such Earn-Out Period, and (ii) the SADA Entities’ Net Revenue, calculated in accordance with the Earn-Out Calculation Principles, for such Earn-Out Period has year-over-year growth of at least 22.5% compared to the SADA Entities’ Net Revenue for the fiscal year immediately prior to such Earn-Out Period, then the Purchaser shall pay the Seller an Earn-Out Payment equal to the product of (A) the quotient of the SADA Entities’ Adjusted GAAP EBITDA for the applicable Earn-Out Period divided by the EBITDA Target for the applicable Earn-Out Period, multiplied by (B) Earn-Out Target Payment for the applicable Earn-Out Period. For example, if the SADA Entities’ Adjusted GAAP EBITDA for the 2024 Earn-Out Period is $[***] and the SADA Entities Net Revenue for the 2024 Earn-Out Period has year-over-year growth of at least 22.5% compared to the SADA Entities’ Net Revenue for the 2023 Earn-Out Period, the Earn- Out Payment for the 2024 Earn-Out Period will be $48,632,218, which is calculated as follows: (y) $[***] divided by $[***], multiplied by (z) $60,000,000. (iii) 2023 EBITDA Spillover. If (A) the SADA Entities’ Adjusted GAAP EBITDA for the 2023 Earn-Out Period exceeds the EBITDA Target for the 2023 Earn-Out Period (such difference, the “2023 Earn-Out Period Excess EBITDA”) and (B) (1) the SADA Entities’ Adjusted GAAP EBITDA for the 2024 Earn-Out Period is equal to or greater than the Lower EBITDA Target for the 2024 Earn-Out Period, and (2) the SADA Entities’ Net Revenue, calculated in accordance with the Earn-Out Calculation Principles, for the 2024 Earn-Out Period has year- over-year growth of at least 22.5% compared to the SADA Entities’ Net Revenue for the 2023 Earn-Out Period after shifting the 2023 Earn-Out Period Excess EBITDA from the 2023 Earn-Out Period to the 2024 Earn-Out Period, then the 2023 Earn-Out Period Excess EBITDA shall be added to the total amount of the SADA Entities’ Adjusted GAAP EBITDA for the 2024 Earn-Out Period. For example, if the SADA Entities’ Adjusted GAAP EBITDA for the 2023 Earn-Out Period is $[***] and the SADA Entities’ Adjusted GAAP EBITDA for the 2024 Earn-Out Period is $[***], then the final SADA Entities’ Adjusted GAAP EBITDA for the 2024 Earn-Out Period shall be $[***] and after this adjustment, the Earn-Out Payment for the 2024 Earn-Out Period shall be $54,000,000. For the avoidance of doubt, the Earn-Out Payment payable with respect to the 2024 Earn-Out Period shall not exceed $120,000,000. (iv) Maximum Earn-Out Payment. Notwithstanding anything to the contrary in Section 2.5(d)(i), (d)(ii), or (d)(iii), the Earn-Out Payment payable with respect to any Earn-Out Period shall not exceed the Maximum Earn-Out Payment for the applicable Earn-Out Period. (e) The SADA Entities’ Adjusted GAAP EBITDA for each Earn-Out Period shall be determined as follows:

21 (i) Within 60 days after the end of each Earn-Out Period, the Purchaser shall prepare and deliver to the Lead Stockholder a statement (the “Earn-Out Statement”) setting forth the Purchaser’s good faith calculation of the SADA Entities’ Adjusted GAAP EBITDA and Net Revenue (the “Estimated Earn-Out Metrics”) for such period, which the Purchaser and the Lead Stockholder agree shall be calculated in accordance with Section 2.5 and Exhibit A attached hereto. (ii) If the Lead Stockholder disagrees with any item set forth in the Earn-Out Statement, the Lead Stockholder may, within 30 days after receipt of the Earn-Out Statement (“Earn-Out Review Period”), deliver a written notice (an “Earn-Out Objection Notice”) to the Purchaser setting forth the Lead Stockholder’s calculation of each disputed amount (each an “Earn- Out Disputed Item”). The Lead Stockholder and its Representatives shall have reasonable access during normal business hours to, and the Purchaser shall use commercially reasonable efforts to provide the Lead Stockholder with electronic copies of, all books and records and work papers (including those of the Purchaser’s and the SADA Entities’ accountants and auditors) relating to the Earn-Out Statement and all other items and Representatives of the Purchaser reasonably requested by the Lead Stockholder or its Representatives, as applicable, for the limited purpose of the Lead Stockholder’s review and confirmation of the same (subject to compliance with accountants’ customary procedures for release and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege, protect any proprietary or confidential information, or comply with third-party confidentiality obligations); provided, that any such access shall be conducted in such a manner as not to unreasonably interfere with the normal operations of the business of the Purchaser or any of its Affiliates, including, after the Closing, the SADA Entities. (iii) If the Purchaser does not receive an Earn-Out Objection Notice within the Earn-Out Review Period, the Earn-Out Statement shall be conclusive and binding upon each of the Parties. If the Purchaser receives an Earn-Out Objection Notice from the Lead Stockholder within the Earn-Out Review Period, the Purchaser and the Lead Stockholder shall use reasonable efforts to resolve each Earn-Out Disputed Item, and, if any Earn-Out Disputed Item is so resolved, the Earn-Out Statement shall be modified to the extent necessary to reflect such resolution. (iv) If any Earn-Out Disputed Item remains unresolved as of the 30th day after delivery by the Lead Stockholder of the Earn-Out Objection Notice, the Purchaser and Lead Stockholder shall jointly retain the Arbiter to resolve such remaining disagreement, it being understood that any item not included as an Earn-Out Disputed Item in the Earn-Out Objection Notice shall be conclusive and binding upon each of the Parties as set forth in the Earn-Out Statement. The Purchaser and the Lead Stockholder shall request that the Arbiter render a determination as to each unresolved Earn-Out Disputed Item within 30 days after the Arbiter’s retention, and the Purchaser shall, and shall cause the SADA Entities and each of their respective Representatives to, reasonably cooperate with the Arbiter so as to enable it to make such determination as quickly and accurately as reasonably practicable, including by the provision by the SADA Entities of all books and records and work papers (including those of the SADA Entities’ accountants and auditors) relating to the Earn-Out Statement and all other items reasonably requested by the Arbiter (subject to compliance with accountants’ customary procedures for release and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege, protect any proprietary or confidential information, or comply with third-party confidentiality obligations). The Arbiter shall consider only those Earn-Out Disputed Items that remain unresolved by the Purchaser and the Lead Stockholder. In resolving any Earn-Out Disputed Item, the Arbiter may not assign a value to any item greater than the greatest value, or less than the smallest value, for such item claimed by the Purchaser on the Earn-Out Statement or the Lead Stockholder in the Earn-Out Objection Notice. The Arbiter’s determination(s) shall be based upon

22 the definitions included herein and shall not be an independent review. The Arbiter’s determination of each Earn-Out Disputed Item submitted to it shall be in writing, shall conform with this Section 2.5 and shall be conclusive and binding upon each of the Parties, and the Earn-Out Statement shall be modified to the extent necessary to reflect such determination(s). The fees, costs and expenses of the Arbiter pursuant to this Section 2.5(e) shall be allocated in the manner set forth in Section 2.4(d), mutatis mutandis. (f) Within 10 days after an Earn-Out Payment has been finally determined pursuant to Section 2.5(e), the Purchaser shall pay an amount equal to such Earn-Out Payment to the Consideration Recipients, in accordance with their respective Pro Rata Shares. Notwithstanding anything in this Section 2.5(f) to the contrary, (i) any amounts payable to the Consideration Recipients pursuant to this Section 2.5(f) shall be net of any applicable employer’s share of employment Taxes, (ii) amounts payable to the Amended SAR Holders shall be paid by the Purchaser in accordance with the Company’s applicable payroll processes no later than 30 days after the first regularly scheduled payroll following such time, and (iii) any amounts payable to an Amended SAR Holder shall be subject to the terms of such Amended SAR Holder’s Amended SAR and Bonus Agreement. (g) The right of the Seller to receive any Earn-Out Payment (i) is solely a contractual right and is not a security for purposes of any federal or state securities Laws (and shall confer upon the Seller only the rights of a general unsecured creditor under applicable state Law); (ii) will not be represented by any form of certificate or instrument; (iii) does not give Seller any dividend rights, voting rights, liquidation rights, preemptive rights or other rights common to holders of the Purchaser’s equity interests; (iv) is not redeemable; and (v) may not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed of by the Seller without obtaining the Purchaser’s prior written consent. (h) The Purchaser shall not take any action with the primary purpose of impeding the Seller’s ability to achieve any Earn-Out Payments, but otherwise the Purchaser shall (acting at all times reasonably and in good faith) have the right to control or direct the operations of the SADA Entities in such a manner as may be determined by the Purchaser in its sole discretion; provided, however, that the Purchaser shall manage the operations of the SADA Entities in accordance with the “Guiding Principles” set forth on Exhibit I. The Earn-Out Calculation Principles and Guiding Principles are incorporated herein by reference and represent the agreement of the Parties. In the event of any conflict between this Agreement and the Earn-Out Calculation Principles or Guiding Principles, the Earn-Out Calculation Principles and Guiding Principles shall control. (i) The Parties agree that any payments under this Section 2.5 will be treated as an adjustment to the Purchase Price for Tax purposes and, except to the extent required by applicable Tax Law, not to take any position inconsistent with such treatment on any Tax Return, it being acknowledged that a portion of any such payment may be treated as interest pursuant to Section 483 of the Code. (j) If any of the Stockholder Restricted Parties breach any of the provisions set forth in the Stockholder Restrictive Covenant Agreement, no Earn-Out Payments shall be owed to any Consideration Recipient after the date of such breach. Section 2.6 Withholding. To the extent required by Law, the Purchaser, the Company, and any other applicable withholding agent, as applicable, shall be entitled to deduct, withhold, and pay over to the applicable Taxing Authority from consideration otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted, withheld, and are to be paid over with respect to the making of such payment under the Code, or any provision of state, local, or foreign Tax Law. The Purchaser or the Company, as applicable, shall use commercially reasonable efforts to (a) provide reasonable advance notice to the Person in respect of whom such withholding is required and (b) cooperate to minimize the

23 amount of such withholding. To the extent that amounts are so deducted or withheld and are paid over to the applicable Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. ARTICLE III Conditions to the Closing Section 3.1 Conditions of the Obligations of the Parties. The obligation of the Parties to consummate the Transactions is subject to the satisfaction or waiver by each Party of the following conditions on or before the Closing Date: (a) No Injunctions. No Governmental Entity of competent authority shall have issued a Governmental Order or enacted a Law that remains in effect and makes illegal or prohibits the consummation of the Membership Interest Purchase and any other Transactions to be consummated at the Closing (collectively, the “Legal Restraints”). (b) Waiting Periods. The applicable waiting periods and approvals applicable to the consummation of the Transactions pursuant to the HSR Act shall have expired, been terminated or been obtained, as applicable; provided that no communication or notification from a Governmental Entity that an investigation of the Transactions with respect to Antitrust Laws may be conducted or continue following the expiration of the waiting period under the HSR Act and the consummation of the Transactions shall, in and of itself, cause a failure of this condition to be satisfied. Section 3.2 Conditions of the Obligations of the Purchaser. The obligation of the Purchaser to consummate the Transactions is subject to the satisfaction or waiver by the Purchaser of the following conditions on or before the Closing Date: (a) Representations and Warranties. Each of the Seller Fundamental Representations shall be true and correct in all respects on and as of the Agreement Date and on and as of the Closing Date with the same effect as though made at and as of such date (except for those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Other than the Seller Fundamental Representations, each of the other representations and warranties of the Company and the Seller Parties set forth in this Agreement, the other Transaction Agreements, and any certificate or other writing delivered pursuant hereto or thereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Agreement Date and on and as of the Closing Date with the same effect as though made at and as of such date (except for those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Covenants. Each of the Company, the Seller Parties, and the Lead Stockholder shall have complied in all material respects with the covenants, agreements, and conditions set forth in this Agreement and each of the other Transaction Agreements to which such Person is a party and that are required to be performed or complied with by such Person before or on the Closing Date. (c) Litigation. No Proceeding shall have been commenced against the Purchaser, any Seller Party or any SADA Entity, which would reasonably be expected to prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, which

24 restrains or prohibits the Membership Interest Purchase or any other Transactions to be consummated at the Closing. (d) No Material Adverse Effect. From the Agreement Date, there shall not have occurred any Material Adverse Effect that is continuing. (e) Resignations. The Purchaser shall have received resignations of the directors and officers of the SADA Entities pursuant to Section 7.11. (f) Officer’s Certificates. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed on behalf of the Company by an executive officer thereof, stating that the conditions specified in Section 3.2(a) and Section 3.2(b) have been satisfied. (g) Closing Statement; Financial Certificate. At least 3 Business Days before Closing, the Company shall have delivered to the Purchaser the Closing Statement and the Financial Certificate. (h) FIRPTA Certificate. The Seller shall have delivered to the Purchaser a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that such Person is not a foreign person within the meaning of Section 1445 of the Code. (i) Transfer Powers. The Seller shall have delivered, or caused to be delivered, to the Purchaser transfer powers duly executed in blank, evidencing the conveyance of the Membership Interests, free and clear of any Liens (other than Liens arising under applicable state or federal securities Laws), in form and substance reasonably satisfactory to the Purchaser. (j) Secretary Certificate. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that attached thereto are (i) true and complete copies of the Fundamental Documents of each SADA Entity, as in effect as of the Closing, (ii) true and complete copies of all resolutions adopted by the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Agreements to which the Company is party and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, (iii) the names and signatures of the officers of the Company authorized to sign this Agreement, the other Transaction Agreements to which the Company is a party and the other documents to which the Company is a party and that are to be delivered hereunder and thereunder (which may be executed via DocuSign), and (iv) a certificate of good standing with respect to the Company issued no earlier than 5 Business Days prior to the Closing Date by the appropriate Governmental Entity of the jurisdiction of organization of such SADA Entity. (k) Certificate of Trust. The Company shall have delivered to the Purchaser a certificate of trust for the Safoian 2017 Grandchildren’s Trust (the “Specified Trust”). (l) Escrow Agreement. The Lead Stockholder shall have delivered to the Purchaser its and the Escrow Agent’s executed counterpart of the Escrow Agreement. (m) Company Debt Certificate. At least 3 Business Days prior to the Closing, the Company shall have delivered to the Purchaser the Company Debt Certificate, together with any applicable Payoff Letters.

25 (n) Company Expenses Certificate. At least 3 Business Days prior to the Closing, the Company shall have delivered to the Purchaser the Company Expenses Certificate. (o) SADA India Closing Documents. At least 3 Business Days prior to the Closing, the SADA India Closing Documents shall be in mutually agreed form. (p) Pre-Closing Restructuring. The Company shall have delivered evidence that the Pre-Closing Restructuring (including the Conversion) has been consummated, including executed or filed copies of all documents and filings relating to the Pre-Closing Restructuring (including the Conversion), in form and substance reasonably satisfactory to the Purchaser. (q) Change of Control Payment Agreements. Except as set forth on Schedule 3.2(q), the Company shall have delivered to the Purchaser Change of Control Payment Agreements duly executed by the Company and each of the Amended SAR Holders, and none of the foregoing Change of Control Payment Agreements shall have been revoked, repudiated, amended, or terminated by the parties thereto, and shall be in full force and effect as of the Closing. (r) Amendments to SAR Plans and Bonus Letters. Except as set forth on Schedule 3.2(r), the Company shall have delivered to the Purchaser an amendment to the SAR Plan and Bonus Letters in the form of Exhibit H or such other form reasonably acceptable to Purchaser (the “Amended SAR and Bonus Agreement”), duly executed by the Company and each of the Amended SAR Holders, and none of the foregoing Amended SAR and Bonus Agreements shall have been revoked, repudiated, amended, or terminated by the parties thereto, and shall be in full force and effect as of the Closing. (s) SAR Awardee Restrictive Covenant Agreements. The Company shall have delivered to the Purchaser a restrictive covenant agreement in the form of Exhibit E (the “SAR Awardee Restrictive Covenant Agreement”), duly executed by the SAR Restricted Parties, and none of the foregoing SAR Awardee Restrictive Covenant Agreements shall have been revoked, repudiated, amended, or terminated by the parties thereto, and shall be in full force and effect as of the Closing. (t) Key Employee Offer Letter. The Company shall have delivered to the Purchaser an offer letter in the form of Exhibit F (the “Key Employee Offer Letter”), duly executed by each of the Key Employees and Tony Safoian, and none of the foregoing offer letters shall have been revoked, repudiated, amended, or terminated by the parties thereto, and shall be in full force and effect as of the Closing. (u) Stockholder Restrictive Covenant Agreements. The Company shall have delivered to the Purchaser restrictive covenant agreements, in the form of Exhibit G (the “Stockholder Restrictive Covenant Agreements”), duly executed by the Stockholder Restricted Parties. Section 3.3 Conditions of the Obligations of the Seller Parties and the Company. The obligation of the Seller Parties and the Company to consummate the Transactions is subject to the satisfaction or waiver by the Company of the following conditions on or before the Closing Date: (a) Representations and Warranties. Each of the Purchaser Fundamental Representations shall be true and correct in all respects on and as of the Agreement Date and on and as of the Closing Date with the same effect as though made at and as of such date (except for those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). Other than the Purchaser Fundamental Representations, each of the other representations and warranties of the Purchaser set forth in this Agreement, the other Transaction Agreements, and any certificate or other writing delivered pursuant hereto or thereto shall be true and

26 correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the Agreement Date and on and as of the Closing Date with the same effect as though made at and as of such date (except for those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). (b) Covenants. The Purchaser shall have complied in all material respects with the covenants, agreements, and conditions set forth in this Agreement and each of the other Transaction Agreements that are required to be performed or complied with by the Purchaser before or on the Closing Date. (c) Officer’s Certificate. The Purchaser shall have delivered to the Company a certificate from the Purchaser, dated as of the Closing Date and signed on behalf of the Purchaser by an executive officer thereof, stating that the conditions specified in Section 3.3(a) and Section 3.3(b) have been satisfied. (d) Escrow Agreement. The Purchaser shall have delivered its and the Escrow Agent’s executed counterpart of the Escrow Agreement to the Lead Stockholder. Section 3.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was primarily caused by such Party’s breach of this Agreement. ARTICLE IV Representations and Warranties of the Company Subject to the disclosures set forth in the disclosure schedules of the Company delivered to the Purchaser with the execution of this Agreement (the “Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Disclosure Schedules shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to the Purchaser, as of the Agreement Date and as of the Closing Date, as follows: Section 4.1 Organization; Power and Authority. (a) As of the Agreement Date and through the effective time of the Conversion, the Company is a corporation validly existing and in good standing under the Laws of the State of California. As of and after the effective time of the Conversion, the Company will be a limited liability company validly existing and in good standing under the Laws of the State of Delaware. Each SADA Entity (other than the Company) is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of organization. (b) Each SADA Entity is qualified to do business in every jurisdiction in which the properties owned or leased by it or the conduct of its business as currently conducted requires such qualification under applicable Law, except in each case where the failure to be so qualified would not have a materially and adverse effect on the SADA Entities (taken as a whole). Each SADA Entity possesses all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Fundamental Documents of each SADA Entity, true and complete copies of which have been delivered to the Purchaser, each as amended to date and which are in full force and effect. No

27 SADA Entity is, in any material respect, in default under or in violation of the provisions of such SADA Entity’s Fundamental Documents. Section 4.1(b) of the Disclosure Schedules sets forth each jurisdiction in which each SADA Entity is licensed or qualified as a foreign corporation. (c) Section 4.1(c) of the Disclosure Schedules lists all the current officers and directors of each SADA Entity. (d) Section 4.1(d) of the Disclosure Schedules lists (i) all the Company’s Subsidiaries, and (ii) each SADA Entity’s entity type and its jurisdiction of organization. Except with respect to the Company’s Subsidiaries set forth on Section 4.1(d) of the Disclosure Schedules, neither the Company, nor any other SADA Entity, holds any other Investment in any Person and does not have any obligation to make any Investment (in the form of a loan, capital contribution or otherwise) in any Person. Section 4.2 Capitalization and Related Matters. (a) Section 4.2(a)(i) of the Disclosure Schedules sets forth, with respect to the Company, as of the Agreement Date and through the effective date of the Pre-Closing Restructuring, a true and complete list of all authorized, issued and outstanding shares of capital stock and equity interests, and the names and holdings of all record and beneficial owners thereof. Section 4.2(a)(ii) of the Disclosure Schedules sets forth a true and complete list of all authorized, issued and outstanding shares of capital stock and equity interests of each Subsidiary of the Company (the “Subsidiary Securities”). Each Subsidiary of the Company is wholly owned by the Company. Except as set forth on Section 4.2(a)(i) and Section 4.2(a)(ii) of the Disclosure Schedules, there are no shares of capital stock or equity interests of any SADA Entity that are issued and outstanding or that have been issued but are no longer outstanding; all of such shares of capital stock described in this Section 4.2(a) are validly issued and outstanding, fully paid and nonassessable and are owned of record and beneficially as set forth on Section 4.2(a)(i) of the Disclosure Schedules (with respect to the Company as of the Agreement Date and through the effective date of the Pre-Closing Restructuring) and Section 4.2(a)(ii) of the Disclosure Schedules (with respect to the Subsidiary Securities), in each case, free and clear of all Liens (other than Liens arising under applicable state or federal securities Laws); and all of such shares of capital stock (and issued and outstanding equity interests) were issued in accordance with the Fundamental Documents of the applicable SADA Entity and applicable Law (including the Securities Act of 1933, as amended, any relevant state securities Laws, the British Columbia Business Corporations Act, the (Indian) Companies Act, 2013, the (Indian) Foreign Exchange Management Act, 1999 and the regulations and rules framed thereunder). None of the Shares nor any Subsidiary Securities were, and none of the Membership Interests will be, issued in violation of any agreement, arrangement or commitment to which any Seller Party or any SADA Entity is a party or is subject to or in violation of any preemptive or similar rights of any Person. As of the Closing Date, after giving effect to the Pre-Closing Restructuring (including the Conversion), the Stockholders will own 100% of the issued and outstanding capital stock of Seller, and Seller will own the Membership Interests. Upon consummation of the Membership Interest Purchase, the Purchaser shall own the Membership Interests, free and clear of all Liens (other than Liens arising under applicable state or federal securities Laws). (b) Except for the SAR Plans and the awards granted thereunder (as set forth on Section 4.2(b) of the Disclosure Schedules) and the Bonus Letters, there are no options, warrants, convertible securities, share appreciation rights, phantom shares, profit participation interests or similar rights, agreements, arrangements or commitments of any character relating to the capital stock of any SADA Entity or obligating any Seller Party or any SADA Entity to issue or sell any shares of capital stock of, or any other interest in, any SADA Entity. There are, and immediately following the Closing, there will be, no (i) treasury shares of capital stock of any SADA Entity, (ii) outstanding obligations of a SADA Entity to repurchase, redeem or otherwise acquire outstanding shares of capital stock of a SADA Entity or any securities convertible into or exchangeable for any shares of capital stock of a SADA Entity (or obligating

28 any SADA Entity to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement), (iii) outstanding bonds, debentures, notes or other Company Debt having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of a SADA Entity may vote; or (iv) preemptive rights, rights of first refusal or similar rights to purchase or otherwise acquire the Membership Interests or the Subsidiary Securities pursuant to any provision of Law, a SADA Entity’s Fundamental Documents or any Contract to which a SADA Entity, any Seller Party, or both, are a party. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares, Membership Interests or any of the Subsidiary Securities. Section 4.3 Authorization; Enforceability; Governmental Authorization. (a) The Company has the requisite power and authority to execute and deliver this Agreement and each other Transaction Agreement to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each other Transaction Agreement to which the Company is a party have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject in each case to the extent enforcement may be affected by Laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies (the “Enforceability Exceptions”). When each other Transaction Agreement to which the Company is or will be a party has been duly executed and delivered by the Company, such other Transaction Agreement will constitute a legal and binding obligation of the Company, enforceable against it in accordance with its terms, subject in each case to the Enforceability Exceptions. (b) No consent, approval, License, Governmental Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the Transactions, except for (i) such filings as may be required under applicable securities Laws, which will be timely filed within the applicable periods therefor, (ii) such actions or filings as may be required under the HSR Act and (iii) such consents, approvals, Licenses, Governmental Orders, declarations, filings or notices which the failure to obtain would not have a material effect on the SADA Entities or materially alter or delay the Transactions. Section 4.4 Non-Contravention. The execution, delivery and performance of this Agreement and each other Transaction Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby (including the Pre-Closing Restructuring), do not and will not (a) conflict with or result in a breach, violation, or default under (whether with or without the passage of time, the giving of notice or both), any provision of the Fundamental Documents of any SADA Entity; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to any SADA Entity; (c) except as set forth in Section 4.4 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any (i) Material Contract, (ii) Google Contract providing for amounts paid by or to a SADA Entity in excess of $500,000 annually, or (iii) Significant Contract providing for amounts paid by or to a SADA Entity in excess of $500,000 annually; (d) result in the creation of any Lien upon any of the Shares, the Membership Interests, or the Subsidiary Securities, or any SADA Entity’s properties or assets, other than Liens arising under applicable state or federal securities Laws or created by the Purchaser or its Affiliates.

29 Section 4.5 Financial Statements. (a) Section 4.5(a) of the Disclosures Schedules includes the following financial statements (the “Financial Statements”): the audited consolidated balance sheet of the SADA Entities as at December 31 in each of the years 2022 and 2021 together with the related audited statements of operations, changes in the stockholders’ equity, cash flows and notes thereto for the years then ended (the “Year-End Financial Statements”), and unaudited financial statements consisting of the consolidated balance sheet of the SADA Entities as at August 31, 2023 (the “Interim Balance Sheet”) and the related statements of operations, changes in the stockholders’ equity, cash flows for the eight-month period then ended (the “Interim Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and in accordance with the Company’s past practices and methodology throughout the period involved, , are based on the books and records of the SADA Entities, and fairly present in all material respects the financial condition of the SADA Entities as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated, subject in the case of the Interim Financial Statements to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Year-End Financial Statements). The consolidated balance sheet of the SADA Entities as of December 31, 2022, is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. (b) Except as set forth on Section 4.5(b) of the Disclosure Schedules, no SADA Entity has, directly or indirectly, sought, pursued, applied for, obtained, received, accepted or otherwise availed itself of any loan, grant, funding, Tax benefit or other benefit, relief or assistance under (i) any COVID-19 Law, (ii) any government program established or expanded thereunder, related thereto or funded thereby or (iii) any other legislation enacted, any rule or regulation promulgated, or any other program established or expanded, by any Governmental Entity in connection with, or in response to, COVID-19 or designed to provide economic or other benefit, relief or assistance to Persons in connection therewith or in relation thereto (including (A) the SBA’s Economic Injury Disaster Loan program, (B) the Paycheck Protection Program and (C) any program or facility established or expanded by the Federal Reserve in response to COVID-19, including the Main Street Lending Program, the Main Street New Loan Facility, the Main Street Priority Loan Facility, the Main Street Expanded Loan Facility, the Primary Market Corporate Credit Facility and the Secondary Market Corporate Credit Facility) or pursuant to any other applicable COVID- 19 Law. Section 4.6 Absence of Undisclosed Liabilities. No SADA Entity has any Liabilities other than: (a) Liabilities and obligations incurred in the Ordinary Course of Business since the Balance Sheet Date; (b) Taxes arising in the Ordinary Course of Business since the Balance Sheet Date; (c) to the extent reflected or disclosed in the Financial Statements, the Closing Statement, or this Agreement; or (d) performance obligations that exist under executory Contracts (other than as a result of a breach or default). Section 4.7 Absence of Certain Developments. Except in connection with the Transactions (including the Pre-Closing Restructuring), or as set forth on Section 4.7 of the Disclosure Schedules, since the Balance Sheet Date to the Agreement Date, the business of each SADA Entity has been conducted in the Ordinary Course of Business in all material respects, and there has not been, with respect to any one or more SADA Entities, any: (a) fact, change, event, condition, occurrence, development, effect or circumstance, individually or in the aggregate, which has had a Material Adverse Effect; (b) amendment of the Fundamental Documents of any SADA Entity;

30 (c) split, combination or reclassification of any shares of its capital stock; (d) issuance, sale or other disposition of any of its capital stock (including pursuant to any dividends), or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; (e) redemption, purchase or acquisition by any SADA Entity of its capital stock; (f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements; (g) material change in any SADA Entity’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (h) entry into, termination (other than non-renewal), amendment, or modification of any Google Contract with a value in excess of $500,000 annually, other than in the Ordinary Course of Business; (i) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the Ordinary Course of Business; (j) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements; (k) transfer or assignment of or grant of any license or sublicense under or with respect to any Owned Intellectual Property or Intellectual Property Licenses except non-exclusive licenses or sublicenses granted in the Ordinary Course of Business; (l) (i) abandonment or lapse of or failure to maintain in full force and effect all Owned Intellectual Property that is subject to any issuance, registration or application by or with any Governmental Entity or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing, or (ii) failure to take or maintain reasonable measures to protect the confidentiality or value of any trade secrets included in the Owned Intellectual Property; (m) damage, destruction or loss (whether or not covered by insurance) to its property in excess of $500,000; (n) Investment in, or loan (which for the avoidance of doubt excludes credit extended to a customer in the Ordinary Course of Business), any other Person that is not a SADA Entity; (o) entry into, amendments, acceleration, termination (other than any non-renewals), material modification to or cancellation (other than any non-renewals) of (i) any Material Contract (other than Google Contracts), or (ii) any Significant Contract providing for amounts paid by or to a SADA Entity in excess of $500,000 annually (other than the Google Contracts); (p) capital expenditures in excess of $500,000;

31 (q) imposition of any Lien upon any SADA Entity’s properties, capital stock or assets, tangible or intangible; (r) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements, in the Ordinary Course of Business (including grants of commissions) or as required by applicable Law, (ii) any termination of any employees for which the aggregate costs and expenses exceed $200,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant; (s) hiring or promoting of any person as or to (as the case may be) an officer, except to fill a vacancy in the Ordinary Course of Business; (t) adoption, modification or termination of any: (i) severance, retention or similar agreement with any current or former employee, officer, director, independent contractor or consultant, or (ii) collective bargaining or other agreement with a Union, in each case whether written or oral; (u) loan to (or forgiveness of any loan to), or entry into any other transaction with, (i) any of its stockholders or their Affiliates, (ii) current or former directors, officers and employees, or (iii) any other SADA Entity; (v) entry into a new line of business or abandonment or discontinuance of existing lines of business; (w) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (x) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $250,000, individually (in the case of a lease, per annum) or $500,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory, software or supplies in the Ordinary Course of Business consistent with past practice; (y) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; (z) settlement or compromise of any Proceeding, or entry into any consent decree or settlement agreement with any Governmental Entity (in its capacity as a regulatory body), against or affecting the SADA Entities; (aa) action to make, change or rescind any Tax election, or amend any Tax Return in each case that would have the effect of increasing the Tax liability or reducing any Tax asset of the Purchaser in respect of any Post-Closing Tax Period; or (bb) Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing. Section 4.8 Tangible Assets. Each SADA Entity has either good and valid title to, a valid leasehold interest in, or a license to use, all Leased Real Property and the tangible personal property and

32 other tangible assets owned or used by it or shown on the Balance Sheet or acquired since the Balance Sheet Date, free and clear of all Liens, except for tangible personal property and assets disposed of in the Ordinary Course of Business since the Balance Sheet Date. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the SADA Entities are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the SADA Entities, together with all other tangible properties and assets of the SADA Entities, are sufficient for the conduct of the SADA Entity’s business as currently conducted. Section 4.9 Tax Matters. (a) Since its formation and until the Pre-Closing Restructuring, the Company has been and will be a validly electing S corporation (within the meaning of Section 1361(a) of the Code and any comparable provision of state or local income Tax Law). Prior to and on the day immediately preceding the Pre-Closing Restructuring, the Company had not taken any action or failed to take any action, nor, to the Company’s Knowledge, had any event occurred, that would result in the revocation or termination of any of the foregoing elections. The Company has not received any notice or otherwise become aware of any action by the IRS (or any state or local Taxing Authority) to disallow the Company’s tax election to be an S corporation (or any comparable state or local election) for any taxable year. Seller is as of the Closing, and has been since the date of its formation, properly treated as an “S corporation” (within the meaning of Section 1361(a) of the Code and any comparable provision of state or local income Tax Law). The Company was, following the Q-Sub Election and prior to the Conversion, properly treated as a “qualified Subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and any comparable provision of state or local income Tax Law). Following the Conversion, the Company was, and currently is as of the Closing Date, properly treated as an entity disregarded as separate from its owner, Seller, for U.S. federal and applicable state and local income Tax purposes. The Contribution and the Q-Sub Election are together properly treated as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (and any comparable provision of state or local income Tax Law). Section 4.9(a) of the Disclosure Schedules sets forth true and accurate tax classification (for all U.S. federal, state and local, and foreign Tax Law purposes) of each SADA Entity other than the Seller and the Company. (b) Since January 1, 2019, each SADA Entity has filed all income and other material Tax Returns that it is required to file under applicable Laws, and all such Tax Returns are complete and correct in all material respects. (c) Since January 1, 2019, each SADA Entity has (i) paid all Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and including any estimated Tax payments sufficient to avoid any material amount of underpayment penalties or interest have been timely paid, (ii) withheld and timely paid over to the appropriate Taxing Authority all material Taxes which it is required to withhold from amounts paid or owing by it to any employee, independent contractor, securityholder, creditor or other Person, and (iii) complied in all material respects with all information reporting obligations in respect of such withholding Taxes. There are no Liens on the SADA Entities with respect to Taxes other than Permitted Liens. (d) Since January 1, 2019, no foreign, federal, state or local Tax audits, investigations, suits or administrative or judicial Tax Proceedings are pending, or to the Company’s Knowledge, are threatened, or have been conducted with respect to the SADA Entities.

33 (e) No claim is pending or has been made in writing by a Taxing Authority in a jurisdiction where the SADA Entities do not file Tax Returns that the SADA Entities are or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction. (f) Except for permitted extensions of time to file Tax Returns that are set forth on Section 4.9(f) of the Disclosure Schedules, there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or other document or the payment of any Taxes by the SADA Entities or the period for any assessment or reassessment of Taxes. (g) No SADA Entity has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, or a member of a combined, consolidated, unitary or other group for state, local or foreign Tax purposes (other than an affiliated, combined, consolidated, unitary or other group of which a SADA Entity is, or was the common parent), or filed or been included in a combined, consolidated or unitary income Tax Return (other than a group, the common parent of which was a SADA Entity). (h) No SADA Entity is a party to or bound by any Tax indemnity, Tax allocation, Tax sharing agreement or similar agreement or any other agreement under which it would have liability for any other Person’s Taxes (other than any agreement entered into in the Ordinary Course of Business, the primary purpose of which is not related to Taxes). (i) The unpaid Taxes of each SADA Entity (i) did not, as of the date of the Financial Statements, exceed in any material respect the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) and (ii) will not at the Closing exceed in any material respect that reserve as adjusted for the passage of time through the Closing in accordance with the past custom and practice of the SADA Entities in filing their Tax Returns. (j) No SADA Entity is a resident for Tax purposes in, nor does it have a branch, permanent establishment, or other similar fixed place of business in, any country other than its country of organization. (k) The prices for any property or services (or for the use of any property) provided between or among the SADA Entities are arm’s-length prices for purposes of all applicable transfer pricing Laws. (l) No SADA Entity has ever been, and as of immediately prior to the Closing no SADA Entity will be, a passive foreign investment company within the meaning of Section 1297 of the Code. (m) No SADA Entity is, nor has been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. (n) No SADA Entity has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to be governed by Section 355(a) of the Code in the 2-year period ending on the Agreement Date. (o) No SADA Entity will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in a method of accounting for a taxable period ending on or prior to the

34 Closing Date requested or made on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of any Law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of any Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vi) election under Code Section 108(i) of the Code (or any similar provision of any Law). (p) Each SADA Entity has properly (i) collected and remitted sales and use and similar Taxes with respect to sales made to its customers and (ii) for all sales that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, received and retained any appropriate tax exemption certificates and other documentation qualifying such sale as exempt. (q) No SADA Entity has (i) deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act or any payroll Taxes, or (ii) taken, claimed, or applied for an employee retention tax credit. The SADA Entities have, to the extent applicable, properly complied with Law and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act. (r) Since January 1, 2021, no SADA Entity has changed, settled or compromised any claim, notice, audit report or assessment in respect of material Taxes, changed any annual Tax accounting period, or changed any material method of Tax accounting. No Taxing Authority has proposed in writing any such adjustment or change in accounting method of any of SADA Entity. (s) All “nonqualified deferred compensation plans” (as such term is defined in Section 409A(d)(1) of the Code and the guidance thereunder) to which any SADA Entity is a party are in material compliance in both form and operation with Section 409A of the Code and no Taxes are owed under Section 409A(a)(1) for any such plan or arrangement. No SADA Entity is under an obligation to gross up any Taxes, including under Section 409A of the Code or Sections 280G or 4999 of the Code. Section 4.10 Contracts and Commitments. (a) Section 4.10(a) of the Disclosure Schedules sets forth a list of each of the following Contracts in effect as of the Agreement Date to which any SADA Entity is a party (such Contracts, together with all Intellectual Property Licenses set forth or required to be set forth in Section 4.11(b) of the Disclosure Schedules, being “Material Contracts”): (i) each Contract of any SADA Entity involving aggregate consideration in excess of $500,000 and which, in each case, cannot be cancelled by the Company without penalty or without more than 90 days’ notice (other than the Google Contracts); (ii) all Contracts that require any SADA Entity to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions in excess of $1,000,000 annually (other than the Google Contracts); (iii) all Contracts (A) the primary purpose of which is to provide for the indemnification by any SADA Entity of any Person, or (B) that provide for any SADA Entity’s express assumption of any Tax, environmental, or other Liability of any Person; (iv) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts

35 providing for annual total amounts in excess of $500,000 paid by SADA Entities (other than the Google Contracts); (v) [Reserved]; (vi) all Contracts for the providing of services by any officer, employee or other Person on a full-time, part-time, independent contractor or other basis that (A) provides annual total compensation in excess of $500,000 with respect to employees (each, a “Significant Employee”) or $250,000 with respect to independent contractors; (B) provides for the payment of any cash or other compensation, benefits, or acceleration of any benefit as a result of the execution of this Agreement, the other Transaction Agreements, or the consummation of the Transactions (in all cases, whether alone, or in conjunction with another event, and whether with or without the passage of time, the giving of notice, or both); or (C) restricts the ability of any SADA Entity to terminate the service of any employee or the independent contractor Contract of any Person at any time for any lawful reason or for no reason without liability (including severance obligations), other than those that are terminable by the SADA Entity without financial obligation to the SADA Entity upon notice of 90 days or less (excluding any requirements of Law outside the United States); (vii) all Contracts relating to Company Debt for borrowed money (including guarantees of Company Debt); (viii) all Contracts with any Governmental Entity, other than the Google Contracts (“Government Contracts”); (ix) each Lease and any other lease or agreement under which the SADA Entity is lessee of or holds or operates any personal property under which the aggregate annual rental payments exceed $250,000; (x) all Contracts entered into on or after January 1, 2017 providing for, or relating to, the settlement or compromise of any Proceeding, and all Contracts entered into as of any time providing for, or relating to, the settlement or compromise of any Proceeding if any SADA Entity has any outstanding obligations thereunder; (xi) all Contracts with respect to the acquisition or disposition of any business, a material amount of stock or assets of any other Person, or any equity (or equity-linked) or debt Investment in or any loan to any Person, whether by merger, consolidation, business combination, sale of assets or otherwise, and all related Contracts, in each case where the value of such acquisition or disposition exceeds $500,000; (xii) all Contracts providing for capital expenditures by the SADA Entity with an outstanding amount of unpaid obligations and commitments in excess of $500,000; (xiii) all Contracts containing any acquisition or disposition of, or grant of, any license or covenant not to assert relating to or under Intellectual Property (1) by any SADA Entity to a third party or (2) by a third party to the SADA Entity, excluding, in each of (1) and (2) Standard IP Contracts; (xiv) all Contracts containing any covenant: (A) limiting the right of the SADA Entity to engage or compete in any line of business or to compete with any Person anywhere in the world; (B) granting to any third party any exclusive rights; or (C) providing “most favored pricing” clauses to any third party;

36 (xv) all Contracts for the repurchase, redemption, issuance, sale or voting of any equity securities of any SADA Entity, or the grant of a stock option or similar equity security (in each case, including the SAR Plans and any award or grant agreements thereunder); (xvi) all Contracts relating to any joint venture, partnerships, joint development, profit sharing or similar agreement involving the sharing of profits, losses, costs or Liabilities (other than the Google Contracts); (xvii) all collective bargaining agreements or Contracts with any Union; (xviii) all Contracts that grants to a third party any option, right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the SADA Entity; (xix) all Contracts under which a SADA Entity is the lessor of or permits any third Person to hold or operate any real or personal property owned or controlled by a SADA Entity; (xx) all Contracts involving the sale of the accounts receivable of a SADA Entity to any other Person; (xxi) all Contracts with the 20 largest sources of revenue of the SADA Entities (based on the aggregate dollar amount of sales to the SADA Entities) for the 12-calendar month period ended December 31, 2022; and (xxii) all Contracts with the 10 largest vendors of the SADA Entities (based on the aggregate dollar amount of purchases by the SADA Entities from such vendors) for the 12 calendar month period ended December 31, 2022. (b) As of the Agreement Date, each of the Material Contracts are in full force and effect and valid and binding and enforceable against the SADA Entities and against the other party thereto in accordance with their respective terms, subject to the Enforceability Exceptions. Each SADA Entity has performed all obligations required to be performed by it under, including the timely making of any payments, and is not in default or breach of any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach. To the Company’s Knowledge, each other party to each Material Contract has performed all material obligations required to be performed by it under, including the timely making of any payments, and is not in default or breach of, any Material Contract, and as of the Agreement Date, no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach. The Company has made available to the Purchaser a true, complete and correct copy of each of the written Material Contracts together with all amendments, waivers or other changes thereto. The Company does not have any oral Material Contracts. (c) As of the Agreement Date, each of the Google Contracts are in full force and effect and valid and binding and enforceable against the SADA Entities and against the other party thereto in accordance with their respective terms, subject to the Enforceability Exceptions. Each SADA Entity has performed all obligations required to be performed by it under, including the timely making of any payments, and is not in default or breach of any Google Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach. To the Company’s Knowledge, each other party to each Google Contract has performed all obligations required to be performed by it under, including the timely making of any payments, and is not in default or breach of, any Google Contract, and as of the Agreement Date, no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach. The Company has made available to the Purchaser

37 a true, complete and correct copy of each of the written Google Contracts providing for amounts paid by or to a SADA Entity in excess of $1,000,000 annually, together with all amendments, waivers or other changes thereto. (d) As of the Agreement Date, each of the Significant Contracts are in full force and effect and valid and binding and enforceable against the SADA Entities and against the other party thereto in accordance with their respective terms, subject to the Enforceability Exceptions. Each SADA Entity has performed all obligations required to be performed by it under, including the timely making of any payments, and is not in default or breach of any Significant Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach. To the Company’s Knowledge, each other party to each Significant Contract has performed all material obligations required to be performed by it under, including the timely making of any payments, and is not in default or breach of, any Significant Contract, and as of the Agreement Date, no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach. The Company does not have any oral Significant Contracts. Section 4.11 Intellectual Property. (a) Section 4.11(a) of the Disclosure Schedules sets forth a complete and accurate list within the Owned Intellectual Property, as of the Agreement Date, comprising (i) registrations or applications for registration of any Intellectual Property (“Company Registered Intellectual Property”), including trade names, domain names and social media accounts, and further including identification of the owner of such registration or application, and the relevant registration and application data, (ii) each material common law, unregistered trademark or services mark used by the SADA Entities in connection with their business, and (iii) all customized Software that is a Company Product owned by or developed by or on behalf of any of the SADA Entities. All necessary registration and renewal fees in connection with the registered or pending applications for registered Owned Intellectual Property have been paid and all necessary documents and certificates in connection with the foregoing have been filed with the relevant Governmental Entity for the purposes of perfecting, prosecuting, and maintaining the foregoing, and all such Owned Intellectual Property registrations are in good standing. All Intellectual Property required to be disclosed in Section 4.11(a) of the Disclosure Schedules is subsisting, and to the Company’s Knowledge, valid and enforceable. (b) Section 4.11(b) of the Disclosure Schedules sets forth a list and description of all Intellectual Property Licenses, including, as applicable, all Contracts under which Intellectual Property is licensed by any SADA Entity to a third party, or to a SADA Entity by a third party (other than Open Source Software) that is incorporated into, or integrated or bundled with, the Company Products, for which the SADA Entities have paid, in any such case, over $500,000 either on a one-time basis or per year (whichever is higher). All such Intellectual Property Licenses are in full force and effect, none of the SADA Entities has encumbered or impaired any rights in the same (except for Permitted Liens), and the applicable SADA Entities and each other Person that is party to such Intellectual Property Licenses are in compliance in all material respects with the terms and requirements of such Intellectual Property Licenses. (c) The SADA Entities solely and exclusively own all right, title and interest in and to all the Owned Intellectual Property and hold valid rights to use all other Intellectual Property used in or necessary for its business (together with the Owned Intellectual Property, the “Company Intellectual Property”), in each case in all material respects, and in each case free and clear of all Liens. Such Company Intellectual Property (when used within the scope of the applicable licenses), constitutes all of the Intellectual Property necessary and sufficient to enable the SADA Entities to conduct their business as currently conducted.

38 (d) No SADA Entity is the subject of any pending Proceedings and, since January 1, 2020, has not received any written communications alleging, in each case, that the SADA Entity has violated any Intellectual Property rights of any other Person. To the Company’s Knowledge, since January 1, 2020, neither the use nor practice of the Owned Intellectual Property nor the business and operations of the SADA Entities, including the licensing, marketing, offering for sale, sale, or use of the products and services of the SADA Entities, has infringed, misappropriated or otherwise violated or currently infringes upon, misappropriates, or otherwise violates any Intellectual Property rights of any Person. To the Company’s Knowledge, no Person has or is infringing, misappropriating or otherwise violating any Owned Intellectual Property, and, since January 1, 2020, no claims or Proceedings have been asserted in writing by any SADA Entity against any Person for infringement, misappropriation, or other violation of the Owned Intellectual Property rights. (e) To the extent a SADA Entity uses any Open Source Software, the SADA Entity is in material compliance with the terms of any such licenses, and the SADA Entity has not incorporated Open Source Software into the Company Products, or distributed Open Source Software in conjunction with Company Products in a manner that (i) requires the SADA Entity under the applicable license to grant, or (ii) grants to any third party any rights to or immunities under any Owned Intellectual Property in the Company Products, including obligations that the SADA Entity (A) make or permit any disclosure of, or make available, any source code for such Intellectual Property (or any of its licensors’ Intellectual Property) (excluding the Open Source Software code itself) or (B) distribute or make available any Owned Intellectual Property in the Company Products (or to permit any such distribution or availability) (excluding the Open Source Software code itself). (f) The SADA Entities have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all material trade secrets, know-how and proprietary information included in the Owned Intellectual Property. No trade secret, know-how, or proprietary information material to the Company’s business as presently conducted has been authorized to be disclosed or has been actually disclosed by the SADA Entities to any former or current employee or any Person other than pursuant to a non-disclosure agreement restricting the disclosure and use of the Intellectual Property. (g) Except for disclosures to employees, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performance of services to the Company, the Company has not delivered, licensed, released or disclosed to any Person any of the proprietary source code for any software that is material to any Company Product. The Company is not a party to any contract requiring the deposit of any such source code with an escrow agent or escrow service. The Company has entered into an agreement with each third party to whom it has provided access to any source code for any software that is material to any Company Product that obligates the recipient to: (i) use the source code solely for its internal business purposes in conjunction with its use of the Company Products; and (ii) maintain the source code in confidence and not provide or disclose the source code to any other Person. (h) Each current and former employee, officer, consultant and contractor of a SADA Entity who is or has been involved in the development (alone or with others) of any Intellectual Property by or for the SADA Entity has executed and delivered a written Contract with a SADA Entity sufficient to transfer ownership of all rights, title, and interest with respect to such Intellectual Property to a SADA Entity. (i) The SADA Entities own or have all right, title and interest necessary for full and unrestricted access and use, for purposes of operating the Company’s business as currently conducted, of all computer systems, networks, hardware, Software, databases, websites, and equipment used to process, store, maintain and operate the information technology infrastructure controlled or owned by the SADA Entities to operate the Company’s business as currently conducted (the “Company IT Systems”). The

39 Company IT Systems: (i) are adequate for, and operate and perform in all material respects as required in connection with, the needs and operation of the Company’s business as currently conducted and are fulfilling the purposes for which they were acquired, licensed or established in an efficient manner without material downtime or errors; (ii) to the extent owned by any SADA Entity do not, and to the extent owned by any other Person do not to the Company’s Knowledge, contain any viruses, worms, trojan horses, bugs, unauthorized code or technical means, faults or other devices, errors, contaminants or effects that: (A) materially disrupt or adversely affect the functionality of any Company IT Systems; or (B) are designed to enable or assist any Person to access without authorization any Company IT Systems; (iii) to the extent owned by any SADA Entity have, and to the extent owned by any other Person have to the Company’s Knowledge, adequate security, back-ups, hardware and software support and maintenance; (iv) have, to date, not experienced any material errors and/or breakdowns that prevented the operation of the Company Products; (v) have not experienced any significant shutdown of the Company’s business due to adverse compromises to the Company IT Systems; (vi) have not been subject to any actual or reasonably suspected unauthorized access that resulted in compromises to Company’s data stored on the Company IT Systems; (vii) except as set forth in Section 4.11(i) of the Disclosure Schedules, are located at the SADA Entity’s facilities or otherwise in the possession of or under the control of the SADA Entities. No SADA Entity has used any Software disseminated by an entity on behalf of such SADA Entity that is installed on consumers’ or partners’ device(s) and used by any entity on behalf of such SADA Entity to monitor, record or transmit information about activities occurring on the device(s) on which it is installed, or about data that is stored or created on, transmitted from or transmitted to the computers on which it is installed in a manner that materially violates any applicable Privacy and Security Laws. Each SADA Entity has implemented commercially reasonable controls designed to address the risks and vulnerabilities of the business in light of the Company IT Systems utilized in the Ordinary Course of Business. Each SADA Entity has carried out and documented reasonable security and technology audits, investigations, and security assessments relating to such SADA Entity’s information security practices, and, except as set forth in Section 4.11(i) of the Disclosure Schedules, no such audits, investigations, and/or assessments have identified risks and/or vulnerabilities in the Company IT Systems that remain non-remediated. Each SADA Entity has provided to Purchaser true and accurate copies of all such written audits, investigations, and assessments. Section 4.12 Privacy and Data Security. (a) The execution, delivery and performance of this Agreement by the Company, and the consummation of the Transactions, will not violate any Privacy and Security Laws and Data Security Requirements applicable to any SADA Entity. (b) Each SADA Entity has at all times implemented and maintained data protection, and data privacy and security plans, policies and procedures that comply in all material respects with then- applicable Privacy and Security Laws (collectively, “Privacy Policies and Procedures”). Each SADA Entity has complied in all material respects with (i) the Company’s published and internal privacy and cookie policies (complete and accurate copies of which have been made available to the Purchaser), and (ii) all applicable Data Security Requirements, including with respect to the Processing (including cross- border transfers in accordance with the applicable Privacy and Security Laws) and deletion of Personally Identifiable Information. Each SADA Entity has implemented commercially reasonable administrative, physical and technical safeguards sufficient to protect all Personally Identifiable Information and any other confidential and/or sensitive data Processed by SADA Entities, and such safeguards are sufficient for the size and scope of each SADA Entity and the risks posed to such Personally Identifiable Information and other confidential and/or sensitive data Processed by SADA Entities. Each SADA Entity maintains, and has remained in material compliance with, its written policies and procedures concerning the (A) protection of its Personally Identifiable Information and other confidential and/or sensitive data, (B) the protection of the Company IT Systems that process such Personally Identifiable Information or other confidential and/or sensitive data, and (C) prevention, detection, containment, and correction of security violations respecting

40 its Company IT Systems. Each SADA Entity has provided to the Purchaser true and accurate copies of all such current written Privacy Policies and Procedures. (c) During the past 5 years, there has been no breach, security incident, loss, theft, or unauthorized, accidental, or unlawful destruction, loss, alteration, access, use, modification, disclosure or other misuse of any Personally Identifiable Information in the possession or control of a SADA Entity or collected, used or processed by or, to the Company’s Knowledge, on behalf of a SADA Entity (“Security Incident”), nor to the Company’s Knowledge, any Security Incident involving any contractor or agent acting on behalf of any SADA Entity. During the past 5 years, neither any SADA Entity nor any of its employees, officers or agents has been notified of any fine, practice recommendation, request, action, audit, correspondence, communication or Proceeding of any nature, whether pending, threatened, and/or commenced by, any Supervisory Authority and/or any other Person with respect to the violation of applicable Privacy and Security Laws, Data Security Requirements, or contractual commitments with respect to the Processing of Personally Identifiable Information, and no SADA Entity has provided or been legally required to provide any notices to any Supervisory Authority and/or any other Person in connection with any Security Incident. During the past 5 years, no SADA Entity has been required to provide written notice to any affected Person under applicable Privacy and Security Laws, Governmental Order and/or contractual commitment, and, there is no legal basis for any claim from any affected individual or any request or inspection from any Governmental Entity that may give rise or has given rise to any liability under applicable Privacy and Security Laws or Governmental Order in relation to data protection, data security, and/or data privacy. No SADA Entity is and, during the past 5 years, has ever been, under investigation or audit by any Person, arising out of an actual or alleged Security Incident, nor has any Governmental Entity claimed any breach of Contract relating to the Processing of Personally Identifiable Information by SADA Entities or non-compliance with applicable Privacy and Security Laws by SADA Entities. Each SADA Entity has complied with all verified data subject requests, including any requests for access to Personally Identifiable Information, the cessation of specified processing activities or the rectification or erasure of any Personally Identifiable Information, in each case in accordance with the requirements of applicable Privacy and Security Laws, and there are no such requests outstanding as of the date of this Agreement. During the past 5 years, no SADA Entity has received any written notice, claim, complaint, demand, request, correspondence or other communication from any Person claiming a right to compensation from a SADA Entity in relation to SADA Entities’ Processing of Personally Identifiable Information under applicable Privacy and Security Laws, or alleging any breach of Privacy and Security Laws, and there is no fact or circumstance that may lead to any such notice, request, correspondence, communication, claim, or complaint. Each SADA Entity has (i) duly complied with all applicable notification or registration obligations and paid the appropriate level of fees or charges in respect of their processing activities, in each case if required by applicable Privacy and Security Laws; (ii) if required by applicable Privacy and Security Laws, obtained valid consents in respect of their email mailing lists and have complied with any verified data subject opt-out requests; and (iii) not made any insurance claim in respect of any matter concerning Privacy and Security Laws or any Security Incident. (d) Each SADA Entity has (i) undertaken commercially reasonable due diligence on any Processor they have appointed to Process Personally Identifiable Information; and (ii) ensured that such Processors comply with all applicable Privacy and Security Laws (“Data Related Vendors”), including payment processors, advertising and marketing agencies, cloud storage vendors and outsourced technology or human resource functions, including entering into written contracts with each such Data Related Vendors who are Material Vendors, which complies with applicable Privacy and Security Laws. Each SADA Entity has taken reasonable steps to select and retain only those Data Related Vendors that have maintained the confidentiality and security of the Personally Identifiable Information to which they have access. Each SADA Entity has provided Purchaser with true and accurate copies of all Contracts governing the Processing of Personally Identifiable Information with its Data Related Vendors who are Material Vendors.

41 (e) To the extent that a SADA Entity collects Personally Identifiable Information of individuals who reside outside the US, in the EU and/or the UK, such SADA Entity has implemented sufficient mechanisms designed to ensure that the transfers of such Personally Identifiable Information from such individuals’ home country to any other country comply with applicable Privacy and Security Laws. (f) Each SADA Entity has (i) introduced and applied appropriate data protection policies and procedures concerning the collection, use, storage, retention and security of Personally Identifiable Information, and implemented regular staff training, use testing, audits or other documented mechanisms to ensure and monitor compliance with such policies and procedures and such policies and procedures are in compliance with Privacy and Security Laws; (ii) appointed a data protection officer and published their name and contract details on such entity’s website if required to do so under Privacy and Security Laws; (iii) maintained complete, accurate and up to date records of all their Personally Identifiable Information processing activities as required by Privacy and Security Laws; (iv) carried out and maintained complete, accurate and up to date records of, all data protection impact assessments required by Privacy and Security Laws; (v) issued appropriate privacy notices to data subjects which comply with all applicable requirements of Privacy and Security Laws; (vi) implemented appropriate technical and organizational measures to protect against the unauthorized or unlawful processing of, or accidental loss or damage to, any Personally Identifiable Information processed by such SADA Entity or their Processors, and ensure a level of security appropriate to the risk represented by the processing and the nature of the Personally Identifiable Information to be protected (with SADA India ensuring that its Processors maintain the same level of data protection as required to be maintained by SADA India under the applicable Privacy and Security Laws); (vii) put in place an adequate data breach response plan (including maintaining a record of Personally Identifiable Information breaches) that enables each SADA Entity and the Processors to comply with the related requirements of Privacy and Security Laws; and (viii) carried out all assessments including data transfer assessments and data protection impact assessments as required by Privacy and Security Laws and none of these show an unmitigated potentially high risk to the rights and freedoms of individual data subjects or a material risk to the Company and each SADA Entity. Each SADA Entity has provided to Purchaser true and accurate copies of all such documentation, measures, appointments, and activities. Section 4.13 Brokerage. Except for Goldman, Sachs & Co., no agent, broker, investment banker, financial advisor or other similar firm engaged by or on behalf of any SADA Entity or Seller is or will be entitled to any fee or commission in connection with the Transactions based on any arrangement or agreement to which any SADA Entity or Seller is a party or by which any SADA Entity or Seller is bound, and all fees, commissions and expenses and other obligations payable in connection with or as a result of such agreement will be included as Company Expenses, and the Purchaser will have no obligations in respect thereof (other than causing the amount of such fees that are included as Company Expenses in the Company Expense Certificate to be paid to Goldman, Sachs & Co. at Closing pursuant to Section 2.2(c)(iv)). Section 4.14 Insurance. (a) Section 4.14(a) of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by the SADA Entities and relating to the assets, business, operations, employees, officers and directors of the SADA Entities (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to the Purchaser. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the Transactions. No SADA Entity has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will

42 be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of any SADA Entity. All such Insurance Policies (i) are valid and binding in accordance with their terms; (ii) are provided by carriers who are to the Company’s Knowledge financially solvent; and (iii) have not been subject to any lapse in coverage. (b) Except as set forth on Section 4.14(b) of the Disclosure Schedules, there are no claims related to the business of any SADA Entity pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the SADA Entities are in default under, or have otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are sufficient for compliance in all material respects with all applicable Laws and all Material Contracts and Significant Contracts to which the Company or the other SADA Entities are a party or by which any of them are bound. No SADA Entity has any self-insurance or co-insurance programs. Section 4.15 Employee Benefits. (a) Section 4.15(a) of the Disclosure Schedules sets forth each Benefit Plan maintained, established contributed, or sponsored by the SADA Entities, or which any SADA Entity participates in or contributes to, whether or not subject to ERISA. With respect to each Benefit Plan, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) where the Benefit Plan has been reduced to writing, all plan documents, including any related trust documents, insurance Contracts or other funding arrangements, administrative and similar agreements, investment management or investment advisory agreements and all amendments thereto, (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) copies of any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, COBRA communications, employee handbooks and any other written communications relating to any Benefit Plan, (iv) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service and any legal opinions issued thereafter with respect to such Benefit Plan’s continued qualification (v) for the most recent 3 plan years, (A) the IRS Form 5500 and all schedules thereto, and (B) actuarial or other valuation reports; and (C) the nondiscrimination tests performed under the Code, and (vi) copies of notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Entity relating to the Benefit Plan. Each SADA Entity has made all required contributions to each Benefit Plan (in a timely manner) and Liabilities with respect to each Benefit Plan are properly reflected in the Financial Statements to the extent required by GAAP (and in accordance with applicable Law). Except as set forth on Section 4.15(a) of the Disclosure Schedules, each SADA Entity has complied in all material respects with all applicable Laws for any Benefit Plan and all Benefit Plans have been established, maintained, operated and administered in material accordance with their terms and any related documents or agreement and legal and statutory obligations. The Company has separately identified in Section 4.15(a) of the Disclosure Schedules each Benefit Plan that is sponsored, maintained, contributed to, or required to be contributed to by any SADA Entity for the benefit of employees outside of the United States. (b) No SADA Entity sponsors or maintains any self-funded Benefit Plan, including any plan to which a stop-loss policy applies. Any Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained from the IRS a favorable determination or opinion letter and to the Company’s Knowledge, nothing has occurred that could reasonably be expected to cause the loss of such favorable determination or opinion letter. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) with respect to any Benefit Plan. No Benefit Plan is covered by, and no

43 SADA Entity has incurred nor expects to incur any Company Debt under, Title IV of ERISA or Section 412 of the Code. Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or any of any SADA Entity or, with respect to any period on or after the Closing Date, the Purchaser or any of its Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Sections 4975 or 4980H of the Code. With respect to each Benefit Plan, no “reportable event,” as defined in Section 4043 of ERISA, with respect to which the reporting requirement has not been waived has occurred with respect to any such plan. (c) None of the Company or any of its ERISA Affiliates maintain, sponsor, participate in, contribute to, or have any current or contingent liability in respect of, and has not ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code. Neither the Company nor any of its ERISA Affiliates is a party to, or has ever made any contribution to or otherwise incurred any obligation in respect of, and could not incur any obligation in respect of (i) any “multiemployer plan” as such term is defined in Section 3(37) of ERISA. (ii) any “multiple employer plan” as such term is defined in Section 413(c) of the Code, or (iii) any multiple employer welfare arrangement (as defined in Section 3(40) of ERISA). None of the Benefit Plans provides for post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state Law and at the sole expense of such participant or the participant’s beneficiary and neither the Company nor any of its ERISA Affiliates has any liability to provide post-termination or retiree health benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree health benefits. (d) Each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liabilities to the Purchaser, the Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event. No SADA Entity has a commitment or obligation nor has any SADA Entity made any representations to any employee, officer, director, independent contractor or consultant to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the Transactions or otherwise. (e) There is no pending or, to the Company’s Knowledge, threatened Proceeding relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the 3 years prior to the date hereof been the subject of an examination or audit by a Governmental Entity or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity. (f) There has been no amendment to, announcement by the Company or its Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would materially increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year. (g) Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s), (i) result in any payment or benefit becoming due, or an increase in any amount of compensation or benefits otherwise payable, to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan, or (ii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, contractor or director of the Company or its Subsidiaries or under any Benefit Plan. Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in

44 Section 280G(b)(1) of the Code, any excise Tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code. Section 4.16 Employees, Interns, and Independent Contractors. (a) All present employees, interns, and independent contractors of the Company as of the Agreement Date are listed on Section 4.16(a) of the Disclosure Schedules, along with such employees’, interns’, and independent contractors’: (i) title; (ii) location; (iii) date of hire; (iv) exempt/non-exempt status under applicable wage and hour Laws, if applicable; (v) employment status (i.e., whether full-time, temporary, leased, etc.), if applicable; (vi) active or inactive status (including type of leave, if any); (vii) visa status, if applicable; (viii) accrued but unused vacation, paid time off, and sick time, if applicable; (ix) base compensation (salary or per hour wage, or fees); and (x) bonuses, sales, or other commissions, and total compensation (including compensation rights under any incentive plan). All compensation, including wages, commissions, fees, and/or bonuses payable to all employees, interns, or independent contractors of the SADA Entities for services performed on or prior to the Agreement Date and the Closing Date, as applicable, have been paid in full (or accrued and will be reflected as a current liability in the calculation of Working Capital). (b) There are no labor disputes (including any work slowdown, lockout, stoppage, picketing, or strike) pending or threatened in writing between the Company, on the one hand, and its employees, on the other hand. No employee of the Company is represented by a labor union; the Company is not a party to, or otherwise subject to, any collective bargaining agreement or other labor union contract; there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Company; no petition has been filed or proceedings instituted by an employee or group of employees of the Company with any labor relations board seeking recognition of a bargaining representative; there is no organizational effort currently being made, or threatened by, or on behalf of, any labor union to organize employees of the Company; and no demand for recognition of employees of the Company has been made or threatened, by, or on behalf of, any labor union. (c) The Company is not a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Entity relating to employees or employment practices. The Company is in material compliance with applicable Laws, Contracts, and policies relating to employment, employment practices, labor relations, government contracting, equal employment opportunities, salary history inquiries, fair employment practices, social security payments, occupational safety and health, employment discrimination, harassment, retaliation, reasonable accommodation, disability, pregnancy, childbirth, or related medical conditions, or medical rights or benefits, immigration, wages, hours, classification of employees and independent contractors, overtime compensation, child labor, hiring, background checks and criminal history checks, promotion and termination of employees, working conditions, meal, lactation, and break periods, privacy, health and safety, workers’ compensation, leaves of absences, military or servicemembers’ leaves, paid sick time, unemployment insurance, and terms and conditions of employment, including the obligations of the Fair Labor Standards Act and the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising by Law or otherwise. All individuals characterized and treated by the Company as consultants or independent contractors of or to the Company are and have during the past 2 years been properly classified and treated as independent contractors under all applicable Laws. All employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour Laws or other applicable Laws are and have been during the past 2 years properly classified. As of the Agreement Date, no officer has notified the Company of his or her intention to resign or retire for any reason, including as a result of the transaction set forth herein. All employees of the Company are authorized to work for the Company in the United States. A Form I-9 has been properly completed and retained with respect to each employee employed by the Company, as required by applicable Law. During the past 3 years, no allegations of sexual

45 harassment or misconduct have been made to the Company against any individual with a title of “Supervisor,” “Manager,” or the like, or more senior in his or her capacity as an employee of the Company. (d) The Company is not delinquent in any material payments to any of its employees, interns, or independent contractors for any wages, salaries, overtime pay, commissions, bonuses, benefits, accrued and unused vacation, accrued and unused paid sick time, or other compensation, if any, for any services or otherwise arising under any policy, practice, Contract, Benefit Plan, program, or Law. The Company’s employment policies and practices are not currently being audited or investigated by any Governmental Entity. There is no pending or threatened action, claim, dispute, Proceeding, grievance, lawsuit, unfair labor practice charge, or other charge or inquiry against the Company brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization, or other representative of the Company’s employees, or other Person or any Governmental Entity with respect to employment practices. (e) Each Company employee, intern, and independent contractor has received acceptable background screening results if any such background screening is required of such Company employee, intern, or independent contractor by Laws or any Governmental Entity. (f) As of the Agreement Date, no Significant Employees have threatened in writing to terminate their employment relationship with the Company after the Agreement Date. (g) Section 4.16(g) of the Disclosure Schedules contains a true, complete and correct list of the employees employed by SADA India as of the Agreement Date, indicating their respective salaries or wages, classification current positions / designations, location of work, eligibility for bonuses, commissions, accrued leave, and, if applicable, whether or not such individual is employed pursuant to a visa or work permit and the type and status of such visa or work permit. All current and former employees of SADA India are (or were) properly classified under applicable state wage and benefit Laws. SADA India is not liable for any arrears of wages, compensation, statutory bonuses, social contributions, Taxes, penalties or other sums for failure to comply with any of the foregoing. All past and present employees of SADA India have executed the standard form employment offer letters and the confidentiality, intellectual property, and non-competition agreements, true and correct copies of which have been made available to the Purchaser. SADA India has been in compliance in all material respects with all applicable Laws relating to labor and employment matters, including, employment practices governing non-discrimination and equality. Section 4.17 Compliance with Laws; Licenses. (a) Each SADA Entity is, and has been since January 1, 2020, in compliance in all material respects with all applicable Laws to which such SADA Entity is and has been subject. Since January 1, 2020, no SADA Entity has received any written notice from a Governmental Entity regarding noncompliance with any applicable Laws and no Proceedings have been filed against the SADA Entity alleging a violation of any such Laws. (b) Since January 1, 2020, each SADA Entity has held and complied in all material respects with, and currently holds and is in compliance in all material respects with, all Licenses required for ownership of its properties and assets and the conduct of its businesses as presently conducted, all of which are valid and in full force and effect. All fees and charges with respect to such Licenses have been paid in full. Section 4.17(b) of the Disclosure Schedules lists all current Licenses issued to any SADA Entity that is material to the SADA Entity, including the names of the Licenses and their respective dates of issuance and expiration, copies of which the Company has provided to the Purchaser. No SADA Entity has received any written notices from any Governmental Entity alleging the failure to obtain or hold any of

46 the foregoing or of any pending or threatened revocation, termination, cancellation, suspension, limitation or non-renewal of any License. Section 4.18 Litigation. Except as set forth in Section 4.18 of the Disclosure Schedules, there is no, and for the past 3 years there has not been any, Proceeding pending or, to the Company’s Knowledge, threatened in writing against or affecting any SADA Entity or any of its predecessors or against any officer, director, shareholder, employee or agent of any SADA Entity in their capacity as such or relating to their employment services or relationship with a SADA Entity or any of its Affiliates, nor to the Company’s Knowledge, is there any reasonable basis therefor, and no SADA Entity is bound by any Governmental Order. No SADA Entity has any Proceeding pending against any Governmental Entity or other Person. To the Company’s Knowledge, there is no reasonable basis for any Person to assert a claim against a SADA Entity based upon the Company or the Seller Parties entering into this Agreement or the consummation of the Transactions. Section 4.19 Affiliated Transactions. (a) Section 4.19(a) of the Disclosure Schedules sets forth a true, accurate and complete list of the following: (i) each Contract in effect (other than employment Contracts and agreements contemplated by this Transaction) between a SADA Entity, on the one hand, and any current or former Affiliate (other than another SADA Entity or Seller), stockholder, director, officer, or employee of a SADA Entity (or to the Company’s Knowledge, any immediate family member of any of such Persons) (an “Interested Party”), on the other hand, (ii) each Contract between a SADA Entity, on the one hand, and another SADA Entity or Seller, on the other hand, and (iii) any indebtedness (for monies actually borrowed or lent) owed and outstanding by any current or former Interested Party or employee. (b) No current or former Affiliate of a SADA Entity, or any other current or former Interested Party, is a guarantor or is otherwise liable for any Liability (including any Company Debt) of a SADA Entity. (c) None of the Seller Parties or any of their Affiliates, or any other current or former Interested Party, owns or has any rights in or to any of the assets, properties or rights used by a SADA Entity in the Ordinary Course of Business. (d) None of the Seller Parties or any of their Affiliates, or any other current or former Interested Party, is or has been a director or officer of, or has or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer, reseller or sales agent of a SADA Entity or has competed with or been engaged in any business of the kind being conducted by a SADA Entity (except with respect to less than a 4% interest of any class of securities of any publicly traded corporation). (e) SADA India has not entered into any transaction in which a director of SADA India (or a relative of such director) has an interest, or any other transactions in relation to which such directors are considered to be interested directors within the meaning of the (Indian) Companies Act, 2013. Section 4.20 Real Property. No SADA Entity (a) presently owns any real property, (b) has previously owned any real property, or (c) is presently bound by any Contract to acquire or otherwise own any real property. Section 4.20 of the Disclosure Schedules sets forth (i) a list of all existing leases, subleases, licenses or other agreements (including all amendments, modifications, supplements, renewals, exhibits, schedules, extensions and guarantees related thereto) for the use or occupancy by a SADA Entity of any real property (such real property, the “Leased Real Property” and such leases, subleases, licenses or other agreements, the “Leases”), and (ii) the street address of the Leased Real Property. Neither the whole

47 nor any part of any Leased Real Property is subject to any threatened or actual condemnation or eminent domain proceeding, or other taking by any public authority. No party to any Lease has repudiated any term thereof, and there are no material disputes, written waivers or forbearance programs in effect with respect to any Lease. The Company has not assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered any Lease or any interest therein. Each Leased Real Property is in satisfactory condition for the conduct and operation of the business of the applicable SADA Entity as presently conducted. Section 4.21 Material Customers and Vendors. (a) Section 4.21(a) of the Disclosure Schedules sets forth a true and complete list of (i) the 20 largest sources of revenue (“Material Customers”) of the SADA Entities (based on the aggregate dollar amount of sales to the SADA Entities) for the 12 calendar month period ended December 31, 2022, and the 8 calendar month period ended August 31, 2023, and (ii) the amount of consideration paid by each Material Customer during (A) the 8 month period ended August 31, 2023, (B) the 12 calendar month period ended December 31, 2022, and (C) 12 calendar month period ended December 31, 2021. (b) Section 4.21(b) of the Disclosure Schedules sets forth a true and complete list of (i) the 10 largest vendors of the SADA Entities (based on the aggregate dollar amount of purchases by the SADA Entities from such vendors) for the 12 calendar month period ended December 31, 2022 and the 8 calendar month period ended August 31, 2023 (“Material Vendors”) and (ii) the amount paid by the SADA Entities to each Material Vendor during (A) the 8 month period ended August 31, 2023, (B) the 12 calendar month period ended December 31, 2022, and (C) 12 calendar month period ended December 31, 2021. (c) As of the Agreement Date, no SADA Entity has received any written notice from any Material Customer or Material Vendor within the past 12 months stating that such customer or vendor intends to cease to use or supply products or services to the SADA Entities or that it intends to materially and adversely change the terms (including any change in fees charged or rates of reimbursement, whether applicable to the industry in general or specific to the SADA Entities) on which it does business with the SADA Entities. Within the past 12 months preceding the Agreement Date, no SADA Entity has granted any credit, rebate, trade in, free return or other sales terms to Material Customers or Material Vendors which substantially differ from terms granted in the Ordinary Course of Business. As of the Agreement Date, there are no currently pending or threatened in writing disputes between a SADA Entity and any of the Material Customers or Material Vendors that (i) would reasonably be expected to adversely affect the relationship between a SADA Entity and any Material Customer or Material Vendor in a material respect or (ii) would reasonably be expected to adversely affect any SADA Entity in a material respect. Section 4.22 Environmental Matters. (a) Each SADA Entity is currently and has been for the past 3 years in compliance in all material respects with all Environmental Laws affecting real property such SADA Entity currently owns, operates or leases and has not received from any Governmental Entity any written notice or claim of non- compliance, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. (b) No real property currently or formerly owned, operated or leased by the Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. (c) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of any SADA Entity or any real property currently or formerly owned, operated or leased by any SADA Entity, and no SADA Entity has received a written

48 notice from any Governmental Entity that any real property currently or formerly owned, operated or leased in connection with the business of a SADA Entity (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which would reasonably be expected to result in a violation of Environmental Law by any SADA Entity. Section 4.23 Accounts Receivable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date of the Interim Balance Sheet (a) have arisen from sales actually made or services actually performed by the SADA Entities involving the sale of goods or the rendering of services in the Ordinary Course of Business; and (b) constitute only valid, undisputed claims of the SADA Entities not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the date of the Interim Balance Sheet, on the accounting records of the Company have been determined in accordance with GAAP, applied on a consistent basis and in accordance with the Company’s past practices and methodology throughout the period involved, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. No SADA Entity advances premiums or other monies to customers or has any Contracts with customers pursuant to which such SADA Entity is obligated to provide services to customers without charge to the customer. No SADA Entity has offered any material rebates to any of its Material Customers which will apply at any time after the Closing, other than in the Ordinary Course of Business or to the extent reflected in the Financial Statements. No Person has any Lien (other than Permitted Liens) on any accounts receivable of the SADA Entities. Section 4.24 Certain Regulatory Matters. (a) OFAC; Sanctions Matters. None of the SADA Entities or any Related Person of the SADA Entities is (i) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, (ii) a Person operating, organized or resident in a country or region which is itself the subject or target of any Sanctions (“Sanctioned Country”), or (iii) any Person owned or controlled by any Person or Persons specified in (i) or (ii) above or otherwise the target of Sanctions (together “Sanctioned Persons”). Each SADA Entity and each Related Person of each SADA Entity are in compliance with applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in a SADA Entity or any Related Person of a SADA Entity being designated as a Sanctioned Person. The SADA Entities have implemented and maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the SADA Entities and their respective directors, officers, employees and agents with Sanctions applicable to such Persons. None of the SADA Entities or any Related Person of the SADA Entities is engaged directly in any business or transactions with any Sanctioned Person or in any Sanctioned Country, or knowingly engaged in any indirect business or transactions with any Sanctioned Person or in any Sanctioned Country or in any manner that would result in the violation of Sanctions by any Person. (b) (i) Each SADA Entity is in compliance in all material respects with all anti-money laundering Laws, rules, regulations and orders of jurisdictions applicable to such SADA Entity (collectively, “AML Laws”), including the USA PATRIOT Act, (Indian) Prevention of Corruption Act of 1988 and (Indian) Prevention of Money Laundering Act of 2002, and (ii) no Proceeding involving a SADA Entity, with respect to AML Laws, is currently pending or, to the Company’s Knowledge, threatened which in each case would be reasonably expected to result in a material violation of this representation. No SADA Entity is required to be registered with the U.S. Department of the Treasury as a money services business, as such term is defined by federal Law or regulation, nor is any SADA Entity required to be registered or licensed as a money services business, money transmitter, or equivalent enterprise under the applicable Law of any other jurisdiction.

49 (c) None of the SADA Entities or, to the Company’s Knowledge, any of their Representatives, or any other business entity or enterprise with which a SADA Entity is or has been engaged, affiliated or associated, has, directly or indirectly, made, offered, promised or authorized, or caused to be made offered, promised or authorized, and will not make, offer, promise or authorize, or cause to be made, offered, promised or authorized, any payment, contribution, gift or favor of anything of value, including money, property or services, whether or not in contravention of the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any similar other applicable Law prohibiting public or commercial bribery or corruption (collectively, including the FCPA, the “Legislation”), (i) as a kickback, gratuity, or bribe to any Person, including any Government Official or Close Family Member of a Government Official, (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Group Companies, or (iii) corruptly to any Government Official or Close Family Member of a Government Official, or any Person knowing that such payment, contribution, gift or favor will ultimately be given, offered or promised to a Government Official or Close Family Member of a Government Official. None of the SADA Entities or, to the Company’s Knowledge, any of their Representatives (A) is under investigation for any potential violation of the Legislation, or (B) has received any written notice from any Governmental Entity regarding any actual, alleged, or potential violation of, or failure to comply with, any Legislation, (C) is aware of or has any reason to believe that there has been any violation or potential violation of the Legislation by any SADA Entity, any Representative of a SADA Entity, or any other business entity or enterprise with which a SADA Entity is or has been engaged, affiliated or associated, or (D) has committed any act that would constitute a violation of the Legislation. None of the SADA Entities, or to the Company’s Knowledge, any of their respective officers, directors, employees, or other Representatives, or any direct, indirect, or beneficial owners of the SADA Entities, is or has been a Government Official or Close Family Member of a Government Official. Section 4.25 Bank Accounts; Powers of Attorney. Section 4.25 of the Disclosure Schedules sets forth a true, correct and complete list of (a) each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which a SADA Entity has an account or safe deposit box, including the names and titles of all Persons authorized to draw thereon or have access thereto, and (b) the name and title of each Person holding a power of attorney or agency authority from a SADA Entity regarding such an account or safe deposit box. Section 4.26 Books and Records. The minute books and stock record books (and such other statutory books and registers, books of account and corporate records required to be maintained by the SADA Entities under applicable Law) of the SADA Entities are complete and correct and have been maintained in accordance with sound business practices. Except as set forth on Section 4.26 of the Disclosure Schedules, all minute books and stock record books of the SADA Entities have been made available to the Purchaser. The minute books of the SADA Entities contain accurate and complete records of all meetings (as required to be maintained and recorded under applicable Law), and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the SADA Entities, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company. ARTICLE V Representations and Warranties of the Seller Parties Each of the Seller Parties hereby represents and warrants, joint and severally (except for the Specified Trust, which represents and warrants only as to itself), to the Purchaser, as of the Agreement Date and as of the Closing Date, as follows:

50 Section 5.1 Organization. Seller is a corporation validly existing and in good standing under the Laws of the State of Delaware. With respect to each Stockholder that is an entity, such Stockholder is duly organized, validly existing and in good standing under the Laws of its applicable jurisdiction of organization. Section 5.2 Ownership. As of the Agreement Date, and through the effective date of the Pre- Closing Restructuring, such Stockholder is and will be the sole and record beneficial owner of the Shares set forth opposite such Stockholder’s name on Schedule A. As of the Closing Date, after giving effect to the Pre-Closing Restructuring (including the Conversion), such Stockholder will own the same number of shares of capital stock of Seller as it previously held in the Company. Section 5.3 Authorization; Governmental Authorization; No Breach. (a) Such Seller Party has the requisite power and authority to execute and deliver this Agreement and all other Transaction Agreements to which such Person is a party. The execution, delivery and performance of this Agreement and all other Transaction Agreements to which such Seller Party is a party have been duly authorized by all requisite action on the part of such Seller Party. This Agreement has been duly executed and delivered by such Seller Party, constitutes a valid and binding obligation of such Seller Party, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. When each other Transaction Agreement to which such Seller Party is or will be a party has been duly executed and delivered by such Person, such other Transaction Agreement will constitute a legal and binding obligation of such Person, enforceable against it in accordance with its terms, subject in each case to the Enforceability Exceptions. (b) No consent, approval, License, Governmental Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to such Seller Party in connection with the execution and delivery of this Agreement and the other Transaction Agreements and Transactions, except for (i) such filings as may be required under applicable securities Laws, which will be timely filed within the applicable periods therefor, (ii) such actions or filings as may be required under the HSR Act and (iii) such consents, approvals, Licenses, Governmental Orders, declarations, filings or notices which the failure to obtain would not have a material effect on the SADA Entities or on any Seller Party’s ability to consummate the Transactions. (c) The execution, delivery and performance of this Agreement and each other Transaction Agreement to which such Seller Party is a party, and the consummation of the transactions contemplated hereby and thereby (including the Pre-Closing Restructuring), do not and will not (i) conflict with or result in a breach, violation, or default under (whether with or without the passage of time, the giving of notice or both), any provision of the Fundamental Documents of any Seller Party (with respect to any Seller Party that is an entity), (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Seller Party; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which any Seller Party is a party, except as would not have a material effect on the SADA Entities or on any Seller Party’s ability to consummate the Transactions; or (iv) result in the creation of any Lien upon any of the Shares or the Membership Interests other than Liens arising under applicable state or federal securities Laws or created by Purchaser or its Affiliates. Section 5.4 Litigation. There are no Proceedings pending or threatened against or affecting such Seller Party in which it is sought to restrain or prohibit such Seller Party’s ability to consummate the Transactions.

51 Section 5.5 Brokerage. Except for Goldman, Sachs & Co., no agent, broker, investment banker, financial advisor or other similar firm engaged by or on behalf of such Seller Party is or will be entitled to any fee or commission in connection with the Transactions based on any arrangement or agreement to which such Seller Party is a party or by which such Seller Party is bound, and all fees, commissions and expenses payable in connection with or as a result of such agreement with Seller will be included in Company Expenses, and all other fees, commissions and expenses payable in connection with or as a result of such agreement will be paid by such Seller Party, and the Purchaser will have no obligations in respect thereof. ARTICLE VI Representations and Warranties of the Purchaser The Purchaser hereby represents and warrants to the Company and the Seller Parties, as of the Agreement Date and as of the Closing Date, as follows: Section 6.1 Organization. The Purchaser is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Section 6.2 Authorization; Governmental Authorization; No Breach. (a) The Purchaser has the requisite power and authority to execute and deliver this Agreement and all other Transaction Agreements to which the Purchaser is a party. The execution, delivery and performance of this Agreement and all other Transaction Agreements to which the Purchaser is a party have been duly authorized by the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. When each other Transaction Agreement to which the Purchaser is or will be a party has been duly executed and delivered by the Purchaser, such other Transaction Agreement will constitute a legal and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject in each case to the Enforceability Exceptions. (b) No consent, approval, License, Governmental Order, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, except for (i) such filings as may be required under applicable securities Laws, which will be timely filed within the applicable periods therefor, (ii) such actions or filings as may be required under the HSR Act, and (iii) such consents, approvals, Licenses, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material effect on the ability of the Purchaser to consummate the Transactions on a timely basis. (c) The execution, delivery and performance of this Agreement and each other Transaction Agreement to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a breach, violation, or default under (whether with or without the passage of time, the giving of notice or both), any provision of the Fundamental Documents of the Purchaser, (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Purchaser; or (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Purchaser is a party, except in each case as would not materially affect such Purchaser’s ability to consummate the Transactions.

52 Section 6.3 Brokerage; Fairness Opinion. Other than Bank of America, no agent, broker, investment banker, financial advisor or other similar firm engaged by or on behalf of the Purchaser or any of its Affiliates is or will be entitled to any fee or commission in connection with the Transactions based on any arrangement or agreement to which the Purchaser is a party or by which the Purchaser is bound, and all fees, commissions and expenses and other obligations payable in connection with or as a result of such agreement will be paid by the Purchaser, and the Seller Parties will have no obligations in respect thereof. Section 6.4 Litigation. There are no Proceedings pending or threatened against or affecting the Purchaser that would reasonably be expected to materially impair the Purchaser’s ability to consummate the Transactions. Section 6.5 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representations to the Company and the Seller Parties, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Membership Interests will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not currently have any Contract, undertaking, understanding or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Membership Interests. Section 6.6 Investment Decision. The Purchaser is acquiring the Membership Interests for investment and not with a view toward or for the sale in connection with any distribution thereof, or with any present intention of distributing or selling such Membership Interests. Purchaser acknowledges that the Membership Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor any other federal, state, foreign or local securities Law, and agrees that such Membership Interests may not be sold, transferred, offered for sale, pledged, distributed, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and in compliance with any other federal, state, foreign or local securities Law, in each case, to the extent applicable. Section 6.7 Solvency. Immediately after giving effect to the Transactions, the Purchaser shall be able to pay its consolidated debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay its consolidated debts (including a reasonable estimate of the amount of all contingent liabilities). Section 6.8 Financing. The Purchaser has and shall have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by it hereunder on and after the Closing Date. Section 6.9 Independent Investigation. The Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology, management and prospects of the SADA Entities. In entering into this Agreement, the Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of any of the Seller Parties, the SADA Entities, their respective Affiliates or any of their respective Representatives (except the representations and warranties expressly set forth in this Agreement, the other Transaction Agreements, or any other certificate or agreement delivered pursuant hereto or thereto). The Purchaser further acknowledges that no Representative of the Purchaser, the Seller Parties, the SADA Entities or their respective Affiliates has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement, the other Transaction Agreements, or any other

53 certificate or agreement delivered pursuant hereto or thereto. The Purchaser acknowledges and agrees that, except for the representations and warranties contained in Article IV and Article V, none of the Seller Parties, the SADA Entities, or any Affiliate thereof, or any other Person, has made or makes, and the Purchaser and its Affiliates have not relied upon, any representation or warranty, whether express or implied, with respect to the Seller Parties, the SADA Entities or any Affiliate thereof, or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Purchaser or its Representatives by or on behalf of the Seller Parties, the SADA Entities, or any Affiliate or Representative thereof. ARTICLE VII Certain Other Agreements. Section 7.1 Operation of Business. (a) From the Agreement Date through the earlier of the Closing or the valid termination of this Agreement, except as otherwise (i) provided for by this Agreement (including the Pre- Closing Restructuring), (ii) consented to in writing (including by email confirmation from Aneema Rawat or Chris Provera as representative of the Purchaser) by the Purchaser (which consent will not be unreasonably withheld, conditioned or delayed), (iii) required by Law, any Material Contract, or any Significant Contract, or (iv) set forth on Section 7.1(a) of the Disclosure Schedules, the Company shall, and shall cause the other SADA Entities to, use commercially reasonable efforts to (x) conduct its business in the Ordinary Course of Business in all material respects, and (y) maintain and preserve intact the current organization, business and franchise of the SADA Entities and to preserve its present rights, franchises, goodwill and relationships with its employees, customers, lenders, suppliers, regulators and others having material business relationships with the SADA Entities. Without limiting the generality of the foregoing, except as otherwise (A) provided for by this Agreement (including the Pre-Closing Restructuring), (B) consented to in writing (including by email confirmation from Aneema Rawat or Chris Provera as representative of the Purchaser) by the Purchaser (which consent will not be unreasonably withheld, conditioned or delayed), (C) required by Law, any Material Contract, or any Significant Contract, or (D) set forth on Section 7.1(a) of the Disclosure Schedules, the Company shall, and shall cause the other SADA Entities to: (i) pay its debts, Taxes and other obligations in the Ordinary Course of Business when due, subject to good faith disputes; (ii) not sell, assign or otherwise transfer any material Owned Intellectual Property, except for (i) pursuant to Standard IP Contracts or (ii) abandonment or other disposition of any Company Registered Intellectual Property that is at the end of the applicable statutory term, in the ordinary course of prosecution or otherwise in the Ordinary Course of Business; (iii) continue to maintain in full force and effect in all material respects, all material Insurance Policies; (iv) maintain its books and records in accordance with past practice;

54 (v) not terminate, amend, or modify in any material respect any Google Contract with an annual contract value in excess of $500,000, other than in the Ordinary Course of Business; and (vi) not take any action that would cause any of the changes, events or conditions described in Section 4.7 (excluding Section 4.7(m)) to occur, other than in the Ordinary Course of Business. Nothing contained in this Agreement shall give the Purchaser, directly or indirectly, the right to control or direct any SADA Entity’s businesses or operations prior to the Closing. Section 7.2 Access to Information. From the Agreement Date through the earlier of the Closing or the valid termination of this Agreement, and subject to the requirements of applicable Laws, the Company shall, and shall cause the other SADA Entities to, afford the Purchaser reasonable access to (a) all Leased Real Property, the properties, assets, premises, Contracts, books and records, and other documents and data related to the SADA Entities under the supervision of the personnel of the Company or other SADA Entities, during normal business hours consistent with applicable Law and in accordance with the procedures established by the Company or other SADA Entities, (b) furnish the Purchaser and its Representatives with such financial, operating and other data and information related to the SADA Entities as the Purchaser or any of its Representatives may reasonably request, and (c) Representatives of the SADA Entities to confer with the Purchaser and its Representatives regarding operational matters and the general status of ongoing operations, during normal business hours consistent with applicable Law. Notwithstanding the foregoing, such access shall not unreasonably interfere with the conduct of the Company’s business, such access shall occur in such a manner as the Company reasonably determines to be appropriate to protect the confidentiality of the Transactions, and nothing herein shall require the Company to provide access to, or to disclose any information to, the Purchaser if such access or disclosure would be reasonably likely to (i) waive any legal privilege or (ii) be in violation of applicable Law. No investigation by the Purchaser or other information received by the Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or the Seller Parties in this Agreement. Until the date that is 5 years after the Closing Date, the Purchaser shall, and shall cause the SADA Entities to, provide the Lead Stockholder and its authorized Representatives with reasonable access during normal business hours consistent with applicable Law, to the books and records of the SADA Entities that were delivered to the Purchaser as a result of the Closing and that relate only to periods prior to the Closing, for any reasonable business purposes, including in connection with financial statements, Taxes, any potential Proceeding or investigation by or before a Governmental Entity and Governmental Entity reporting obligations; provided that the Purchaser shall not be required to provide the Lead Stockholder access to any books or records (including personnel files) where such access would violate any Law. Section 7.3 Press Releases and Announcements; Confidentiality. Unless otherwise required by applicable Law (in which case such Person agrees to consult with the Purchaser prior to any such disclosure as to the form and content of such disclosure), neither any Seller Party, the Lead Stockholder, nor the Company shall, and the Company shall cause the other SADA Entities not to, at any time after the Agreement Date, issue any press releases or other public releases of information related to this Agreement or the other Transaction Agreements (including the existence thereof and the terms and conditions set forth therein), the transactions contemplated hereby or thereby or any other fact relating to the transactions contemplated hereby and thereby without the prior written consent of the Purchaser, not to be unreasonably withheld or delayed. The Purchaser shall consult with the Lead Stockholder before issuing, and provide the Lead Stockholder with the opportunity to review and comment upon, any press release or other public releases of information related to this Agreement or the other Transaction Agreements. Notwithstanding the foregoing, the Purchaser may include disclosures regarding this Agreement, the other Transaction

55 Agreements and the transactions contemplated hereby or thereby in its SEC filings and associated press releases without the prior review or written consent of any other Party hereto if and to the extent required by applicable Law. Section 7.4 Required Actions. (a) The Parties shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective in an expeditious manner the Transactions, including (i) the preparation and filing of all forms, registrations and notices known to be required consummate the Transactions, (ii) taking all actions necessary to obtain (and cooperating with each other in obtaining) any consent, clearance, expiration or termination of any waiting period, authorization, order or approval of, or any exemption by, any Governmental Entity (which actions shall include furnishing all necessary information required under any Antitrust Laws) in connection with the Transactions, and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Additionally, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions, and use reasonable best effort to do, or cause to be done, all things necessary to satisfy the closing conditions set forth in Article III and shall not take any action prior to the Closing Date that would reasonably be expected to delay the obtaining of, or result in not obtaining, any consent, clearance, expiration or termination of a waiting period, authorization, order or approval of, or any exemption by, any Governmental Entity necessary to be obtained at or prior to the Closing. (b) Prior to the Closing, to the extent not prohibited by applicable Law, the Purchaser and the Company shall each keep the other apprised of the status of matters relating to the completion of the Transactions and work cooperatively in connection with obtaining all required consents, clearances, expirations or terminations of waiting periods, authorizations, orders or approvals of, or any exemptions by, any Governmental Entity. In that regard, prior to the Closing, subject to the Confidentiality Agreement, to the extent not prohibited by applicable Law, each of the Purchaser and the Company, on behalf of itself and the other SADA Entities, and the Seller Parties, shall promptly consult with the other Parties to provide any necessary information with respect to all filings made by such party with any Governmental Entity in connection with this Agreement or the Transactions. Subject to the Confidentiality Agreement, to the extent not prohibited by applicable Law, the Purchaser and the Company shall promptly inform the other Party, of any communication from any Governmental Entity regarding the Transactions, and permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any proposed written or oral communication or submission with or to any such Governmental Entity. If any Party or its representative receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such Party will make, or cause to be made, promptly and after consultation with the other Parties, an appropriate response in compliance with such request. Except as otherwise required by applicable Law, no Party shall participate in any meeting with any Governmental Entity in connection with this Agreement or the Transactions, or with any other Person in connection with any Proceeding by a private party relating to any Antitrust Laws in connection with this Agreement or the Transactions, or make oral submissions at meetings or in telephone or other conversations, unless it consults with the other Parties in advance and, to the extent not prohibited by such Governmental Entity or applicable Law, gives the other Parties the opportunity to attend and participate thereat. Each of the Purchaser and the Company, as each deems advisable and necessary, may reasonably designate any competitively sensitive material provided to the other party under this Agreement as “outside counsel/in-house counsel only.” Such designated materials and any materials provided by the Parties to each other pursuant to this Section 7.4, and the information contained therein, shall be given only to the outside legal counsel and in-house counsel of the recipient and shall not be disclosed by such outside counsel and in-house counsel to employees (other than in-house counsel), officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal

56 counsel; it being understood that materials provided pursuant to this Agreement may be redacted as reasonably determined by the providing Party. (c) The Purchaser and the Company shall file or cause to be filed, as promptly as practicable, but in any event no later than 5 Business Days after the date of this Agreement, notifications under the HSR Act. (d) The Purchaser, the Company, on behalf of itself and the other SADA Entities, and the Seller Parties shall cooperate with each other to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under any Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade. (e) The Purchaser shall be responsible for and shall pay all filing and other similar fees to any Governmental Entity that are payable in connection with any filings or submissions under the HSR Act. (f) Each of the Purchaser and the Company, on behalf of itself and the other SADA Entities, and each Seller Party covenants and agrees that, from the Agreement Date through the earlier of the Closing or the termination of this Agreement, such Party shall not take any action that would reasonably be expected to prevent, delay or impede the consummation of the Transactions. Section 7.5 Exclusivity. From the Agreement Date through the earlier of the Closing or the valid termination of this Agreement, the Company, on behalf of itself and the SADA Entities, and each Seller Party, agrees that such Person shall not, and shall cause their members, managers, agents, advisors and other Representatives not to, directly or indirectly, solicit, initiate, knowingly encourage or assist, or respond to the submission of any proposal or offer from any Person (other than with Purchaser and its Representatives) relating to (a) the acquisition of any equity interests of the SADA Entities, (b) any re- capitalization, merger, consolidation, or other business combination involving the SADA Entities, or (c) or the sale, lease, exchange or other disposition of any significant portion of the SADA Entities’ properties or assets (a “Competing Transaction”), nor participate in any or continue any ongoing discussions or negotiations regarding or furnish to any other Person and information with respect to, or otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage, any effort or attempt by any Person to pursue or effect a Competing Transaction or enter into any agreement with respect to a Competing Transaction. The Company, on behalf of itself and the SADA Entities, and each Seller Party, agrees that such Person shall, and shall cause their members, managers, agents, advisors and other Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than the Purchaser and its Representatives) with respect to a Competing Transaction. In addition to the other obligations under this Section 7.5, the Company and the Seller Parties, as applicable, shall promptly (and in any event within 2 Business Days after receipt thereof by any SADA Entity, any Seller Party, or any of their Representatives) advise the Purchaser in writing of any inquiry, proposal or offer from any Person regarding a Competing Transaction, any request for information with respect to a Competing Transaction, or any inquiry that the board of directors of any SADA Entity or Seller Party (as applicable) in good faith believes would reasonably be expected to result in a proposal or offer for a Competing Transaction, the material terms and conditions of such request or inquiry (including the proposed terms of the Competing Transaction), and the identity of the Person making the same. The Parties hereto agree that the rights and remedies for noncompliance with this Section 7.5 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Purchaser and that money damages would not provide an adequate remedy to the Purchaser.

57 Section 7.6 Notices and Consents. At the Purchaser’s reasonable written request prior to the Closing, the Company shall give (and shall cause each of the applicable SADA Entities to give) any required notices to third parties, and the Company shall use reasonable best efforts (and will cause each of the SADA Entities to use reasonable best efforts) to obtain any third-party consents required in connection with the matters referred to on Section 4.4 of the Disclosure Schedules; provided, that nothing in this Section 7.6 shall require any SADA Entity to (i) expend any money or grant any concession to obtain any such consent (unless the Purchaser provides the funds for or reimburses the SADA Entities for such payment), or (ii) commence any Proceeding against a third party. Section 7.7 Further Assurances. In case at any time after the Closing any further action is necessary, advisable or desirable to carry out the purposes of this Agreement, the other Transaction Agreements or the transactions contemplated hereby or thereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request. Section 7.8 D&O Indemnitees. (a) For a period of 6 years after the Closing Date, the Purchaser shall not, and shall not permit the Company or any of the SADA Entities to amend, repeal or modify any indemnification or exculpation provision in any SADA Entity’s articles of incorporation, bylaws or other similar governing documents as in effect immediately prior to the Closing in any manner that would adversely affect the rights thereunder of individuals who, on or prior to the Closing, were directors, officers, managers, employees or holders of equity interests of such SADA Entity (each, a “D&O Indemnitee”). The Purchaser shall pay all reasonable expenses, including reasonable attorneys’ fees that may be incurred by a D&O Indemnitee in enforcing the covenants set forth in this Section 7.8. (b) At the Closing, the Purchaser shall, or shall cause the Company to, obtain, maintain and fully pay for irrevocable “tail” insurance policies with respect to its current directors’ and officers’ liability insurance policies, naming all D&O Indemnitees as direct beneficiaries where applicable with a claims period of at least 6 years from the Closing Date from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to such insurance, as applicable, in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Closing Date (the “D&O Tail Policy”). For the avoidance of doubt, 100% of the premium, fees and expenses in connection with the D&O Tail Policy shall be included in the Company Expenses. The Purchaser shall not, and shall cause the SADA Entities after the Closing not to, cancel or change such insurance policies in any respect. (c) The provisions of this Section 7.8 are intended for the benefit of, and will be enforceable by, any D&O Indemnitee and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise. Section 7.9 Employee Obligations. (a) For the period commencing upon the Closing Date and continuing through the first anniversary of the Closing Date, the Purchaser shall, and shall cause the SADA Entities to, provide to each employee of the SADA Entities who continues in service following the Closing Date (each such person, a “Continuing Employee”), a base salary or a base rate of pay that is not less than that received by such Continuing Employee immediately prior to the Closing Date; provided, however that: (i) nothing in this Section 7.9 shall alter the Continuing Employees’ at-will relationship, limit or restrict, in any way, the Purchaser’s right to discharge such Continuing Employees, or require the Purchaser to provide any

58 severance pay or benefits to Continuing Employees upon termination of employment, regardless of the reason or cause, subject to applicable Laws; (ii) such obligations to Continuing Employees shall cease upon the termination of the Continuing Employees’ employment for any reason, that may occur between the Closing Date and the first anniversary of the Closing Date; (iii) nothing in this Section 7.9 shall limit or restrict the Purchaser’s right to make across-the-board adjustments in pay and benefits to such Continuing Employees more than 90 calendar days after the Closing Date, as long as comparable across-the-board adjustments are being made for other employees of the Purchaser or its affiliated companies serving the same geographic region, e.g., a 10% reduction in pay among all United States-based employees; and (iv) in the event of a Continuing Employee of SADA India being guilty of any misconduct or breach of any terms and conditions of employment policies of the Purchaser, the Purchaser shall be entitled to take disciplinary action (which may extend to termination) against such Continuing Employee, in accordance with applicable Laws and the Purchaser’s employee policies. (b) For all purposes under the employee benefit plans of the Purchaser, the SADA Entities, or any applicable Affiliate thereof which employs Continuing Employees following the Closing Date, the Purchaser shall cause each Continuing Employee to be credited with his or her years of service with the SADA Entities before the Closing Date, to the same extent as such Continuing Employee was entitled, before the Closing Date, to credit for such service under the corresponding Benefit Plan, except (i) for purposes of benefit accrual under defined benefit plans, (ii) for any purpose where service credit for the applicable period is not provided to participants generally, and (iii) to the extent such credit would result in a duplication of benefits. (c) With respect to any benefit plan maintained by the Purchaser, the SADA Entities, or any applicable Subsidiary thereof which employs Continuing Employees following the Closing Date, in which Continuing Employees are eligible to participate, the Purchaser shall also use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such Continuing Employees under the group health plans of the SADA Entities prior to the Closing and (ii) provide each Continuing Employee with credit for any copayments and deductibles paid prior to the Closing in satisfying any analogous deductible or out of pocket requirements to the extent applicable under any such plan. Where applicable, and automatically applicable if required by applicable Law, the Purchaser shall use commercially reasonable efforts to credit or cause to be credited each Continuing Employee’s length of service with the SADA Entities for purposes of eligibility, vesting and for purposes of future vacation and sick day accruals and determining severance amounts under the Purchaser’s employee benefit plans to the same extent and for the same purpose as such service was recognized under the analogous SADA Entity’s Benefit Plan; provided, however, that such service shall not be recognized to the extent that it would result in a duplication of benefits. (d) For a period of 90 days after the Closing Date, the Purchaser shall not, and shall cause the SADA Entities not to, terminate employees of the SADA Entities in such numbers as would trigger any notice requirements or liability under the Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”) or any applicable similar Law. The Purchaser shall cause the SADA Entities to comply with any and all applicable notice or filing requirements under the WARN Act and all applicable similar Laws. The Purchaser shall be solely responsible for any obligations arising under Section 4980B of the Code with respect to all “M&A qualified beneficiaries” as defined in Treasury Regulation Section 54.4980B-9. (e) [Reserved]. (f) With respect to each outstanding award under the SAR Plans or the Bonus Letters, as of the Closing Date, the Company’s Board of Directors (or, if appropriately designated, the

59 Compensation Committee of the Company’s Board of Directors) will determine in good faith, following consultation with the Purchaser, the settlement value of the awards granted under the SAR Plans and the Bonus Letters. Thereafter, payments shall be made under the Change of Control Payment Agreements in accordance with Section 2.2(e). As of the Agreement Date, unless otherwise determined and agreed to in writing by Purchaser, no further awards under the SAR Plans or Bonus Letters shall be granted or awarded and the SAR Plans shall terminate automatically once there are no further awards outstanding thereunder. (g) Nothing in this Section 7.9 shall give any Person other than the Parties, including any employees of the SADA Entities, any right to enforce the provisions of this Section 7.9 as a third-party beneficiary. Section 7.10 Release. (a) In further consideration of the Transactions and contingent on the Closing, each of the Seller Parties, on behalf of itself and its Affiliates and their respective predecessors, successors, heirs and assigns (the “Seller Releasors”), hereby irrevocably and unconditionally releases, each SADA Entity and the Purchaser, their Subsidiaries, Affiliates, predecessors, successors, heirs and assigns, and its and their respective directors (or persons in similar positions), officers, employees, shareholders, equityholders, advisors and agents from any and all claims of any nature arising prior to and through the Closing (the “Released Claims” and such release, the “Claims Release”), and hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any suit, litigation, arbitration, claim, investigation, action or other Proceeding of any kind against the Purchaser, any SADA Entity, their subsidiaries, Affiliates, predecessors, successors, heirs and assigns, and its and their respective directors (or persons in similar positions), officers, employees, shareholders, equityholders, advisors and agents, by reason of any matters released under this Section 7.10. It is further agreed and understood that this Release is a full and final release of all the Released Claims whether known or unknown, fixed or contingent, manifested or unmanifested. Each of the Seller Parties hereby waives the protection of any provision of any Law that would operate to preserve claims that are unknown as of the Closing Date. Notwithstanding the foregoing, the Released Claims and the Claims Release does not extend to, include or restrict claims, actions or rights (i) that the Seller Releasors may have under this Agreement or any other Transaction Agreements, including entitlements to the Earn-Out Payments, (ii) with respect to exculpation, indemnification, reimbursement or advancement of expenses under the provisions of any SADA Entity’s Fundamental Documents (or any directors’ and officers’ liability insurance policy maintained by any SADA Entity), provided that, following the Closing, each Seller Releasor’s rights pursuant to this clause (ii) shall be first against the D&O Tail Policy (to the extent available) until it is exhausted before recovery against the Purchaser shall take place, and (iii) in the case of a Seller Releasor who is also a Service Provider, (A) any right to accrued and unpaid compensation in respect of services performed by such party as an employee, consultant, officer, advisor or director of the Company or any of the SADA Entities, (B) any rights under any Benefit Plan and (C) any right to payment of unreimbursed customary business expenses incurred prior to the Closing. (b) Each Seller Party, for itself and on behalf of its Affiliates and their respective predecessors, successors and assigns, acknowledges that the Released Claims include claims which it does not know or suspect exist, and hereby waives all rights which may exist under California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

60 Section 7.11 Resignations. The Company shall deliver to the Purchaser written resignations, effective as of the Closing Date, of the officers and directors of the Company set forth on Schedule 7.11 at least 3 Business Days prior to the Closing. Section 7.12 Notice of Certain Events. (a) From the date hereof until the Closing, the Company shall promptly notify the Purchaser in writing upon obtaining actual knowledge of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) has resulted in, or would reasonably be expected to result in, any representation or warranty made by the Company or any Seller Party hereunder not being true and correct, or (C) has resulted in, or would reasonably be expected to result in, the failure of any of the conditions set forth in Section 3.2 to be satisfied; provided that an unintentional failure to give notice under this Section 7.12(a)(i) regarding a breach of a representation or warranty shall not be deemed a breach of covenant and would only constitute a breach of such representation or warranty; (ii) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; and (iii) any Proceedings commenced or, to Company’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting any Seller Party or any SADA Entity that, if pending on the Agreement Date, would have been required to have been disclosed pursuant to Section 4.18 or that relates to the consummation of the Transactions. (b) The Purchaser’s receipt of information pursuant to this Section 7.12 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller Party or the Company in this Agreement (including Section 9.3, Section 10.1(b), Section 10.1(c), and Section 10.1(d)) and shall not be deemed to amend or supplement the Disclosure Schedules. Section 7.13 Seller Retention Fund. Prior to the Closing, the Company may establish a retention pool in the amount of $5,000,000 for the benefit of the employees of the SADA Entities (the “Seller Retention Fund”). Prior to the Closing, the Lead Stockholder shall allocate the Seller Retention Fund. Following the Closing, the Purchaser shall cause the Company to pay out such Seller Retention Fund in accordance with its terms. The Lead Stockholder and the Purchaser agree that if, after the Closing, any Seller Retention Fund awards are forfeited by participants, the Lead Stockholder shall have discretion over the forfeited amounts, including whether to return such amounts to the Consideration Recipients. After the Closing, upon any Amended SAR Holder's cessation of employment which results in forfeiture of any Earn- Out Payments, the Lead Stockholder may elect to reallocate the forfeited amounts that would otherwise have been distributable to the Consideration Recipients under Section 2.5, if any, towards recruitment of backfill replacements for the vacated role. The reallocation would be funded by the Consideration Recipients in any reasonable manner, including through new grants under the Seller Retention Fund or a similar arrangement. The Purchaser shall, and shall cause the SADA Entities to, cooperate with facilitating the foregoing reallocation. The Consideration Recipients shall be express third-party beneficiaries of this Section 7.13. Section 7.14 Purchaser Retention Fund. Promptly follow the Closing, the Purchaser will establish a retention pool in the amount of $10,000,000 for the benefit of the employees of the SADA Entities (the “Purchaser Retention Fund”). Prior to the Closing, the Lead Stockholder and the Purchaser

61 shall mutually agree on the allocation of the Purchaser Retention Fund. Following the Closing, Purchaser shall (or shall cause the Company to) pay out such amounts of the Purchaser Retention Fund as become payable pursuant to the retention agreements approved by the Purchaser. ARTICLE VIII Tax Matters. Section 8.1 Cooperation. The Purchaser and the Seller Parties shall cooperate, as and to the extent reasonably requested in connection with the preparation and filing of Tax Returns of the Company, with respect to any taxable period (or portion of a Straddle Period) beginning prior to the Closing Date, and any Tax audit or administrative or judicial proceeding or of any demand or claim on or with respect to the Company for any taxable period (or portion of a Straddle Period) beginning prior to the Closing Date (“Tax Proceeding”). Such cooperation shall include signing any Tax Returns, amended Tax Returns, claims or other documents necessary to settle any Tax Proceeding, the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Proceeding or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereby. Section 8.2 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, the Seller and the Purchaser shall each pay, when due, and be responsible for, all sales, use, transfer, real property transfer, registration, documentary, conveyance, franchise, goods and services, stamp, value added or similar Taxes and related fees and costs imposed on or payable in connection with the Transactions (“Transfer Taxes”) will be paid 50% by the Purchaser and 50% by the Seller. The Party responsible for doing so under applicable Law shall prepare and file any Tax Return required to be filed with respect to any such Transfer Taxes and promptly provide a copy of such Tax Return to the other Party. For the avoidance of doubt, the Purchase Price set forth in this Agreement is exclusive of Transfer Taxes. Section 8.3 Refunds. Except to the extent taken into account in the calculation of the Purchase Price in accordance with the procedures set forth in Section 2.4, the Purchaser shall cause the Company to pay to the Seller any Tax refund or credit (including refunds and credits arising by reason of amended Tax Returns filed after the Closing Date or otherwise but in the case of a credit to the extent such credit is applied against a subsequent period Taxes on a “last-in-first-out”) received by the SADA Entities with respect to any Pre-Closing Tax Period to the extent attributable to Taxes paid by one of the SADA Entities or the Stockholders prior to the Closing or otherwise borne by the Seller or the Stockholders and net of any reasonable out-of-pocket costs incurred by Purchaser in obtaining such Tax refund or credit. Nothing in this Section 8.3 shall require the Purchaser or any SADA Entity to make any payment to the Seller with respect to any Tax refund or credit that is with respect to (a) any item of Tax deduction or credit incurred in a taxable period occurring after the Closing Date (including incurred in the portion of any Straddle Period occurring after the Closing Date) carried back to a Pre-Closing Tax Period; or (b) any Tax refund or credit resulting from the Purchaser or any SADA Entity’s payment of Indemnified Taxes after the Closing Date to the extent the Seller or the Stockholders have not indemnified the applicable Purchaser Indemnitees for such payment in accordance with this Agreement. Section 8.4 Certain Tax Reporting Matters. Unless otherwise required by applicable Law at a “more likely than not basis” (and provided that Purchaser has first notified and consulted with the Lead Stockholder regarding the proposed action), or except with the prior written consent of the Lead Stockholder, which consent shall not be unreasonably withheld, denied, or conditioned, Purchaser shall not, and shall not cause or permit any of its Affiliates (including the SADA Entities after the Closing) to (a) make, change or revoke any Tax election for any of the SADA Entities for any Pre-Closing Tax Period; (b) amend or cause to be amended any Tax Return of any SADA Entity for a Pre-Closing Tax Period; or (c)

62 take any action after the Closing on the Closing Date that is outside the Ordinary Course of Business to the extent the same may be reasonably expected to increase Indemnified Taxes or otherwise increase the Tax liability of the Stockholders. To the maximum extent permitted by Law based on a “more likely than not” or higher level of comfort, the Parties shall treat as accrued at Closing, and allocate all Transaction Tax Deductions to the Pre-Closing Tax Period and the Seller’s Form 1120-S and shall file all Tax Returns in a manner consistent with that Tax treatment (for the avoidance of doubt, notwithstanding that any such payment is not actually made until after the Closing); provided, however, that notwithstanding the generality of the foregoing, the Parties agree that Purchaser shall not claim any Transaction Tax Deductions attributable to payments in respect of the SAR Plan and Bonus Letters; and provided further, that the Parties acknowledge and agree that the Seller shall be entitled to take any available deductions for the payments made at the Closing in respect of the SAR Plan and Bonus Letters. The Purchaser shall reasonably cooperate in the sharing of information regarding payments after the Closing of the SAR Plan and Bonus Letters (including providing copies of IRS Forms W-2 reporting such payments) as reasonably requested by Seller to support its claiming of such Tax deductions. Section 8.5 Tax Treatment. The Parties intend that, for U.S. federal income Tax purposes, (a) the Contribution together with the Q-Sub Election qualify as a reorganization described in Section 368(a)(1)(F) of the Code and Rev. Rul. 2008-18 (and corresponding provisions of state and local applicable Laws) and the Conversion be disregarded for U.S. federal (and applicable state and local) income Tax purposes; (b) the transactions contemplated under this Agreement (excluding the Pre-Closing Restructuring) be characterized as a taxable purchase by the Purchaser, and sale by the Seller, of each asset of the Company in exchange for the purchase price (as determined for applicable Tax purposes), including any assumed liabilities that constitute a liability for Tax purposes (determined in a manner consistent with Section 8.6 and the Allocation Principles below), in a transaction described in Section 1001 of the Code (the “Intended Tax Treatment”), and (c) for purposes of determining total purchase consideration for federal income tax purposes that is allocated above under Section 1001 of the Code, the parties agree to treat accrued licensing costs and other similar items shown on SADA’s closing balance sheet as (i) taken into account solely as a reduction of the amount of SADA’s contract assets and (ii) not as constituting an assumed liability of SADA for purposes of Sections 1001 and 1012 of the Code. The Intended Tax Treatment shall be binding on all the Parties and the Parties shall, and shall cause their Affiliates to, prepare and file all Tax Returns in all respects and for all income Tax purposes consistent with such Intended Tax Treatment and not take any position inconsistent with such Intended Tax Treatment for any Tax purpose (whether on any Tax Return, in any Tax Claim, or otherwise) except (i) as otherwise required by a change in applicable Law occurring after the date hereof, (ii) as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, or (iii) with the written consent of the other Party. Section 8.6 Purchase Price Allocation. The Purchaser, the Seller, and the Stockholders agree that the Purchase Price, any assumed liabilities and any other amounts treated as consideration for U.S. federal income tax purposes shall be allocated for U.S. federal income tax purposes among the assets of the Company in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and the allocation principles set forth in Schedule 8.6 to this Agreement (the “Allocation Principles”). Within 120 days after the Closing Date, the Purchaser shall deliver an initial draft of such allocation (the “Allocation Schedule”) to the Lead Stockholder for review and comment. The Lead Stockholder shall provide the Purchaser with any comments to the Allocation Schedule within 30 days after the date of receipt by the Lead Stockholder. If the Lead Stockholder does not deliver any written notice of objection to the Allocation Schedule within such 30 day period, the Allocation Schedule shall be final, conclusive and binding on all Parties. If a written notice of objection is timely delivered to the Purchaser, the Lead Stockholder and Purchaser shall use commercially reasonable efforts to resolve such disputes for 20 days after the date of receipt by the Purchaser. If, during such 20 day period, the Lead Stockholder and the Purchaser agree in writing as to an Allocation Schedule, such Allocation Schedule shall be deemed final and binding on the Parties. In the event that the Lead Stockholder and the Purchaser do not agree to an

63 Allocation Schedule prior to the end of such 20 day period, then the disputed items shall be submitted and resolved by an independent regional or national accounting firm selected mutually by the Lead Stockholder and the Purchaser (the “Independent Accountant”). The Independent Accountant shall be directed to render a written report on the unresolved disputed items consistent with the allocation principles set forth in Schedule 8.6 to this Agreement as promptly as practicable, but in no event later than 30 days after submission thereto. The resolution of the dispute by the Independent Accountant shall be final and binding on the Parties and the costs of such Independent Accountant shall be borne one-half by the Purchaser and one-half by the Seller. The Allocation Schedule as finally determined in accordance with this Section 8.6 (the “Final Allocation Schedule”) shall be binding on all the Parties and the Parties shall, and shall cause their Affiliates to, (a) use commercially reasonable efforts to update the Final Allocation Schedule to reflect any subsequent adjustments to the purchase price (as determined for U.S. federal income tax purposes) in a manner consistent with the Final Allocation Schedule and Section 1060 of the Code and the Treasury Regulations promulgated thereunder, (b) prepare and file all Tax Returns and make all computations under Section 1060 of the Code and the Treasury Regulations promulgated thereunder in all respects and for all Tax purposes consistent with such Final Allocation Schedule and (c) not take any position inconsistent with such Final Allocation Schedule for any Tax purpose (whether on any Tax Return, in any Tax Claim, or otherwise), except (i) as otherwise required by a change in applicable Law occurring after the date hereof, (ii) as otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, or (iii) with the consent of the other Party; provided, however, that no Party or any of their respective Affiliates shall be unreasonably impeded in its ability and discretion to concede, negotiate, compromise, and/or settle any Tax Claim in connection with the Allocation Schedule. Section 8.7 Filing of Tax Returns; Payment of Taxes. (a) Following the Closing, the Lead Stockholder shall cause Seller to file a Form 1120- S (and the equivalent Tax form for state and local Tax purpose) of the Tax period that includes the Closing Date and each Stockholder shall pay any Taxes in a manner consistent with the amounts shown on its Schedule K-1 to the Seller’s Form 1120-S. Purchaser shall cause each SADA Entity to prepare and file or cause to be prepared and filed all Tax Returns that are required to be filed by or with respect to any SADA Entity with respect to entity-level Taxes with respect to any Pre-Closing Tax Periods (“Pre-Closing Tax Period Returns”) and, subject to the rights to payment from the Stockholders under Section 8.7(b), each SADA Entity that is obligated for the payment of any Taxes shown on such Tax Returns shall pay or cause to be paid any Taxes shown as due thereon. The Seller’s Form 1120-S of the Tax period that includes the Closing Date and other Tax Returns relate to a Pre-Closing Tax Period ending on or before the Closing Date shall be prepared in a manner consistent with SADA’s past practice, except as otherwise required by applicable Law at a more likely than not level of confidence and in accordance with the allocation principles set forth in Schedule 8.6 to this Agreement. Purchaser shall prepare any Tax Return of a SADA Entity that includes a Pre-Closing Tax Period ending on or before the Closing Date in a manner consistent with the SADA Entity’s past practice, except as otherwise required by applicable Law at a more likely than not level of confidence. The Purchaser shall cause the SADA Entity to furnish a draft copy of any Pre-Closing Tax Period Returns (which, in the case of any Pre-Closing Tax Period Returns other than income, franchise, or gross receipts Pre-Closing Tax Period Returns shall only include Pre-Closing Tax Period Returns for which the Stockholders’ aggregate liability under this Agreement exceeds $10,000) to Lead Stockholder for his review and approval (not to be unreasonably withheld, conditioned or delayed) not later than 30 days before the due date for filing such Pre-Closing Tax Period Returns (including extensions thereof) in the case of any income, franchise or gross receipts Tax Return or as soon as practicable in the case of any other Pre- Closing Tax Period Return. The Lead Stockholder shall provide any comments no later than the earlier of (i) 15 days after receiving such Pre-Closing Tax Period Returns, or (ii) in the event the due date of such Pre-Closing Tax Period Return is less than 15 days after the Lead Stockholder receives such Pre-Closing Tax Period Return, then within 5 days of receiving such Pre-Closing Tax Period Returns. If the Lead Stockholder fails to provide comments within the time periods in the immediately preceding sentence, the

64 Lead Stockholder shall be deemed to have approved such Pre-Closing Tax Period Returns. The Purchaser shall cause the Company to provide a statement setting forth the amount of Taxes on such Pre-Closing Tax Period Returns that are attributable to the Pre-Closing Tax Period (including any portion of the Straddle Period that is allocated to the Pre-Closing Tax Period hereunder) that are included in Indemnified Taxes (the “Tax Statement”) and the Seller and the Stockholders shall be responsible for the payment of such Taxes or reimbursement of the Purchaser therefor. (b) Not later than the due date for the payment of Taxes with respect to any Pre- Closing Tax Period Returns covered by Section 8.7(a), if applicable, the Seller or the Stockholders, as applicable, shall pay to the applicable SADA Entity an amount equal to the Taxes shown on the Tax Statement as being the responsibility of the Seller or the Stockholders under Section 8.7(a). In the event that Seller fails to timely make such payment of such Taxes that were paid by Purchaser to the applicable Taxing authority, Seller shall be required to pay Purchaser interest at the applicable statutory rate for underpayment of Taxes under Code Section 6621(a)(2) with respect to the amount of such Tax from the date the payment was required to be made until the date the Seller actually pays such amount to the Purchaser. Section 8.8 Tax Claims. (a) If a written notice of deficiency, audit, examination claim, litigation, or other administrative or court proceeding, suit or dispute with respect to a Tax Return of any SADA Entity for a Pre-Closing Tax Period is received by the Purchaser, the Company or any of their respective Affiliates or for which the Stockholders would be expected to be liable pursuant to Section 9.3 (a “Tax Claim”), the Purchaser shall give the Lead Stockholder prompt written notice of such Tax Claim. The failure to give such reasonable notice shall not release, waive or otherwise affect the Stockholders’ obligations with respect thereto except to the extent that the Stockholders are actually prejudiced as a result of such failure. (b) With respect to any Tax Claims relating to any Pre-Closing Tax Periods that end on or before the Closing Date, to the extent any such Tax Claim relates to any Taxes that reasonably may be the responsibility of the Stockholders under this Agreement, the Lead Stockholder shall have the right to represent the interests of the applicable SADA Entity in any Tax Claim at the Stockholders’ expense; provided, that (i) the Lead Stockholder shall keep the Purchaser reasonably informed and consult with the Purchaser with respect to any issue relating to such Tax Claim, (ii) the Lead Stockholder shall provide the Purchaser copies of all correspondence, notices and other written material received from any Governmental Entity with respect to such Tax Claim, (iii) the Lead Stockholder shall provide the Purchaser with a copy of, and an opportunity to review and comment on, all material submissions made to a Governmental Entity in connection with such Tax Claim, and (iv) neither the Lead Stockholder nor the SADA Entity shall agree to a settlement or compromise thereof without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. The Purchaser shall have the right to represent the interests of the SADA Entity in any Tax Claim relating to any Straddle Periods or in any Tax Claim relating to a Pre-Closing Tax Period as to which the Lead Stockholder declines to represent the interests of the SADA Entity; provided, that, to the extent any such Tax Claim relates to any Taxes that that reasonably may be the responsibility of the Stockholders under this Agreement, (A) the Purchaser shall keep the Lead Stockholder reasonably informed and consult with the Lead Stockholder with respect to any issue relating to such Tax Claim, (B) the Purchaser shall provide the Lead Stockholder copies of all correspondence, notices and other written material received from any Governmental Entity with respect to such Tax Claim, (C) the Purchaser shall provide the Lead Stockholder with a copy of, and an opportunity to review and comment on, all material submissions made to a Governmental Entity in connection with such Tax Claim, and (D) neither the Purchaser nor the Company shall agree to a settlement or compromise thereof without the prior written consent of the Lead Stockholder, which consent shall not be unreasonably conditioned, withheld or delayed.

65 Section 8.9 Straddle Period Tax Allocation. The Parties shall, unless prohibited by applicable Law, close the taxable period of the Company (versus the Seller) as of the end of the date of the Contribution. Any Taxes attributable to any Straddle Period shall be allocated (a) to the Pre-Closing Tax Period for the period up to and including the end of the Closing Date and (b) to the post-Closing period for the period subsequent to the Closing Date. For purposes of the preceding sentence, any allocation of (i) Taxes, other than those referred to in clause (ii) below, shall be made by means of a closing of the books and records of the Company as of the end of the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period, and (ii) Taxes imposed on a periodic basis (such as real or personal property or other ad valorem Taxes) attributable to a Straddle Period shall be allocated between such two periods in proportion to the number of days in each such period. Section 8.10 Termination of Tax Sharing Agreements. Each SADA Entity and the Stockholders shall cause any Tax allocation agreement, Tax indemnity agreement, Tax sharing agreement or similar Contract between any SADA Entity and any other Person (for avoidance of doubt, excluding any agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes) to be terminated as of the day immediately preceding the Closing Date such that, on, from and after the Closing Date, no SADA Entity shall be obligated to make any payment pursuant to any such agreement for any tax period. ARTICLE IX Indemnification. Section 9.1 Interpretation. In the event of any conflict between this Article IX and Article VIII with respect to Tax matters, Article VIII shall control. Any provision of this Article IX not in conflict with Article VIII, but that is supplemental or additive to the provisions of Article VIII, shall be deemed incorporated into Article VIII. Section 9.2 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is 18 months from the Closing Date (the “General Survival Period”); provided, that the representations and warranties in (a) Section 4.1(a) (Organization, Power and Authority), Section 4.2 (Capitalization and Related Matters), Section 4.3 (Authorization; Enforceability; Governmental Authorizations), Section 4.4(a) (Non-Contravention) Section 4.13 (Brokerage), Section 5.1 (Organization), Section 5.2 (Ownership), Section 5.3 (Authorization; Governmental Authorizations; No Breach), and Section 5.5 (Brokerage) (collectively, the “Seller Fundamental Representations”) shall survive for the for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days, (b) Section 6.1 (Organization), Section 6.2 (Authorization; Governmental Authorizations; No Breach), and Section 6.3 (Brokerage) (collectively, the “Purchaser Fundamental Representations”) shall survive for the for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days, (c) Section 4.9 (Tax Matters) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. Indemnity claims with respect to covenants and agreements of the Parties contained herein that by their terms are to be performed prior to the Closing shall survive until the expiration of the General Survival Period, and indemnity claims for all other covenants and agreements of the Parties contained herein shall survive the Closing until performed or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in accordance with Section 9.6 and in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival

66 period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. Section 9.3 Indemnification by the Seller Parties. Subject to the other terms and conditions of this Article IX, from and after Closing, the Seller Parties shall, jointly and severally (except for the Specified Trust, for which the liability shall be several and not joint in accordance with its Pro Rata Share), indemnify and defend each of the Purchaser and its Affiliates (including the Company and the other SADA Entities) and their respective Representatives (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Purchaser Indemnitees arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of the Company or any Seller Party contained in this Agreement, the other Transaction Agreements, or in any schedule, certificate or other document delivered pursuant hereto or thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed (i) prior to the Closing by the Company, or (ii) at any time by the Lead Stockholder or any Seller Party, in each case, pursuant to this Agreement, the other Transaction Agreements, or in any schedule, certificate or other document delivered pursuant hereto or thereto; (c) any Company Expenses or Company Debt outstanding as of the Closing to the extent not deducted from the Purchase Price in the determination of the Final Adjustment Amount; (d) any Indemnified Taxes; (e) any Wrongful Acts by or on behalf of any Seller Party, the Company, or the Lead Stockholder (in its capacity hereunder as the representative of the Stockholders); (f) any obligations to provide indemnification, exculpation or expense reimbursement of any D&O Indemnitee pursuant to Section 7.8 to the extent not covered by the D&O Tail Policy; or (g) the matter set forth on Section 9.3(g) of Disclosure Schedules. Section 9.4 Indemnification by the Purchaser. Subject to the other terms and conditions of this Article IX, from and after Closing, the Purchaser shall indemnify and defend the Seller Parties and their respective Affiliates and their respective Representatives (collectively, the “Stockholder Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Stockholder Indemnitees arising out of, with respect to or by reason of: (a) any inaccuracy in or breach of any of the representations or warranties of the Purchaser contained in this Agreement, the other Transaction Agreements, or in any schedule, certificate or other document delivered pursuant hereto or thereto, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

67 (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Purchaser pursuant to this Agreement, the other Transaction Agreements, or in any schedule, certificate or other document delivered pursuant hereto or thereto; or (c) Wrongful Acts by or on behalf of the Purchaser. Section 9.5 Certain Limitations. The indemnification provided for in Section 9.3 and Section 9.4 shall be subject to the following limitations: (a) The Seller Parties shall not be liable to the Purchaser Indemnitees for indemnification under Section 9.3(a) until the aggregate amount of all Losses in respect of indemnification under Section 9.3(a) exceeds $2,000,000 (the “Basket”), at which time and thereafter the Seller Parties shall be liable to the Purchaser Indemnitees only for Losses in excess of the Basket. The aggregate amount of all Losses for which the Seller Parties shall be liable pursuant to Section 9.3(a) or (g) shall not exceed $50,000,000. Notwithstanding the foregoing, the limitations set forth in this Section 9.5(a) shall not apply to Losses arising out of, with respect to or by reason of any (i) Wrongful Act by or on behalf of the Company or any Seller Party or (ii) inaccuracy in or breach of any Seller Fundamental Representation. (b) Except with respect to any Losses in respect of indemnification under Section 9.3(e), the aggregate Liability of the Seller Parties under this Article IX shall not exceed the aggregate Purchase Price paid or payable to the Seller Parties hereunder; provided that if both (i) any Losses are payable by the Seller Parties pursuant to this Article IX, and (ii) the amount of Losses previously recovered by the Purchaser Indemnitees from the Seller Parties pursuant to this Article IX plus the Losses then payable by the Seller Parties would exceed the Purchase Price paid to the Seller Parties as of the applicable time, then the portion of such Losses that are payable by the Seller Parties that exceed the Purchase Price paid to the Seller Parties shall be recovered in accordance with Section 9.9 if an Earn-Out Payment is due and payable as of the applicable time. Notwithstanding the forgoing sentence or anything to the contrary contained herein, the aggregate Liability of the Specified Trust shall not exceed the Specified Trust’s Pro Rata Share of the Purchase Price paid or payable to the Specified Trust. (c) The Purchaser shall not be liable to the Stockholder Indemnitees for indemnification under Section 9.4(a) until the aggregate amount of all Losses in respect of indemnification under Section 9.4(a) exceeds the Basket, at which time and thereafter the Purchaser shall be liable to the Stockholder Indemnitees only for Losses in excess of the Basket. The aggregate amount of all Losses for which the Purchaser shall be liable to the Stockholder Indemnitees pursuant to Section 9.4(a) shall not exceed $50,000,000. Notwithstanding the foregoing, the limitations set forth in this Section 9.5(c) shall not apply to Losses arising out of, with respect to or by reason of any (i) Wrongful Act by or on behalf of the Purchaser or (ii) inaccuracy in or breach of any Purchaser Fundamental Representation. For the avoidance of doubt, nothing in this Section 9.5(c) shall be interpreted to limit the Purchaser’s obligations pursuant to Section 2.2. (d) For purposes of this Article IX, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty for calculating the amount of any Loss with respect thereto. However, materiality, Material Adverse Effect and other similar qualifications shall be taken into account in determining whether an inaccuracy or breach of a representation or warranty exists. (e) In no event shall any Indemnified Party be entitled to double recovery for Losses with respect to any particular incident, fact or event which resulted in Losses that are recoverable under Section 9.3 or Section 9.4 regardless of whether there were breaches of more than one representation,

68 warranty, covenant or agreement. In furtherance thereof, the amount of any Loss for which any Indemnified Party is entitled to recover for a claim made pursuant to Section 9.3 shall be determined without duplicating the amount of such Loss that was included in the Closing Statement or reserved against in the Interim Balance Sheet. (f) The Indemnified Parties shall use reasonable efforts to mitigate Losses after becoming aware of any event or condition that would reasonably be expected to give rise to Losses that may be indemnifiable by the Indemnified Party under this Agreement. In the event that an insurance recovery or other third-party recovery is actually paid to Indemnified Parties with respect to any Losses for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of such recovery (net of all collection expenses or other amounts expended towards such recovery or any Loss related to the applicable insurance policy resulting from the event, fact or circumstances that result in such Loss) shall be made promptly to the Indemnifying Party. Section 9.6 Indemnification Procedures. The party making a claim under this Article IX is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party”. (a) If any Indemnified Party receives notice of the assertion or commencement of any Proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party (a “Defense Notice”), to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided that prior to assuming such defense, the Indemnifying Party must (i) acknowledge that any and all Losses resulting from such Third-Party Claim constitute Losses for which the Indemnified Party will be indemnified fully pursuant to this Article IX, and (ii) furnish the Indemnified Party with evidence that the Indemnifying Party has adequate resources to defend the Third-Party Claim and fulfill its indemnity obligations under this Agreement. The Indemnifying Party will not be entitled to assume or maintain control of the defense of any Third-Party Claim if (A) the Indemnifying Party does not deliver the Defense Notice referred within 30 days of receipt of notice of the Third-Party Claim pursuant to this Section 9.6(a), (B) the Third-Party Claim relates to or arises in connection with any criminal or regulatory Proceeding or involves an investigation or inquiry from a Governmental Entity, (C) the Indemnified Party reasonably believes an adverse determination (other than a confidential settlement) with respect to the Third-Party Claim would be detrimental to the reputation or future business prospects of the Indemnified Party or any of its Affiliates, (D) the Third-Party Claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates, (E) the Indemnifying Party has failed or is failing to diligently prosecute or defend adequately the Third-Party Claim, (F) if the Indemnified Party is a Purchaser Indemnitee and the Purchaser reasonably believes potential Losses related thereto could likely exceed the amount remaining in the Escrow Fund and the Indemnifying Party has not furnished the Indemnified Party with evidence that the Indemnifying Party has adequate resources to defend the Third-Party Claim and fulfill its indemnity obligations under this Agreement or (G) if the Indemnified

69 Party is a Purchaser Indemnitee and the Third-Party Claim involves a customer or material supplier of a Purchaser Indemnitee. (b) In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 9.6(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (i) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (ii) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third- Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 9.6(c), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses arising from or relating to such Third-Party Claim. The Seller Parties and the Lead Stockholder, on the one hand, and the Purchaser, on the other hand, shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of the Stockholder Restrictive Covenant Agreements) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of- pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. (c) Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 9.6(c). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party (other than cooperating with the release of the Escrow Fund as the case may be) and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within 10 days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 9.6(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). (d) Any Proceeding by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that

70 has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. (e) For purposes of providing or receiving notices or communication pursuant to this Article IX, if the Purchaser Indemnitees comprise the Indemnified Party, any references to the Indemnifying Party shall be deemed to refer to the Lead Stockholder, and if the Purchaser comprises the Indemnifying Party, any references to the Indemnified Party shall be deemed to refer to the Lead Stockholder. (f) The Indemnifying Party shall not be entitled to require that any Proceeding be made or brought against any other Person before a Proceeding is brought against it hereunder by the Indemnified Party. (g) Notwithstanding the provisions of Section 11.11, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere. Section 9.7 Remedies Not Affected by Investigation, Disclosure or Knowledge. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty when read together with the Disclosure Schedules is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 3.2 or Section 3.3, as the case may be. Section 9.8 Payments. (a) Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article IX, subject to all applicable limitations of this Article IX (a “Resolved Loss”), the Indemnifying Party shall satisfy its obligations within 10 Business Days of such final, non- appealable adjudication by wire transfer of immediately available funds and pursuant to the procedures in this Section 9.8. (b) Subject to Section 9.5(b), if any Resolved Losses are payable to a Purchaser Indemnitee pursuant to this Article IX, the Purchaser shall recover such Losses (i) first, from the Indemnity Escrow Fund (in which case, the Purchaser and Lead Stockholder shall deliver a joint written instruction to the Escrow Agent to disburse the amount of such Losses from the Indemnity Escrow Fund (up to the amount available in the Indemnity Escrow Fund) to the Purchaser’s designee), and (ii) then, to the extent that such Resolved Losses exceed the Indemnity Escrow Fund and are otherwise recoverable under this Article IX (after applying all applicable limitations of this Article IX), from the Seller Parties, jointly and severally (except for the Specified Trust, for which the liability shall be several and not joint in accordance with its

71 Pro Rata Share) (in which case, the Seller Parties or the Lead Stockholder on behalf of the Seller Parties (if so authorized by the Seller Parties) shall pay such amount by wire transfer of immediately available funds to the account designated in writing by the Purchaser), or at the Purchaser’s option in its sole discretion, by setting off such Losses against any Earn-Out Payment payable pursuant to Section 2.5. (c) Subject to the terms of this Article IX and the Escrow Agreement, (i) within 5 Business Days following the date that is 9 months after the Closing Date (the “Partial Escrow Release Date”), the Purchaser and the Lead Stockholder shall deliver a joint written instruction to the Escrow Agent to disburse a portion of the Indemnity Escrow Fund to the Consideration Recipients, in accordance with their respective Pro Rata Shares, in an aggregate amount equal to the difference of (A) 50% of the Indemnity Escrow Fund minus (B) the aggregate dollar amount of claims for Losses through the Partial Escrow Release Date which are then outstanding and unresolved; provided that with respect to any outstanding but unresolved claims, any portion of such retained amount that is determined to be payable to the Consideration Recipients pursuant to this Agreement and the Escrow Agreement shall be paid by Escrow Agent to Consideration Recipients within 5 Business Days of such unresolved claim being finally resolved, and (ii) within 5 Business Days of the expiration of the General Survival Period, the Purchaser and the Lead Stockholder shall deliver a joint written instruction to the Escrow Agent to disburse the balance remaining in the Indemnity Escrow Fund to the Consideration Recipients, in accordance with their respective Pro Rata Shares; provided that any amount with respect to outstanding but unresolved claims will be retained by the Escrow Agent until such claim is finally resolved. Notwithstanding anything in this Section 9.8(c) to the contrary, (y) any amounts payable to the Consideration Recipients pursuant to this Section 9.8(c) shall be net of any applicable employer’s share of employment Taxes, and (z) amounts payable to the Amended SAR Holders shall be released by the Escrow Agent to the Purchaser and thereafter distributed by the Company to the Amended SAR Holders in accordance with the Company’s applicable payroll processes and subject to the terms of each Amended SAR Holders Amended SAR and Bonus Agreement. Section 9.9 Set-Off Right. To the extent that the Purchaser believes in good faith that it is entitled to an indemnification payment pursuant to this Article IX in connection with a Direct Claim or Third-Party Claim that has not been finally resolved, the amount of such indemnification payment (the “Set-Off Amount”), as determined by the Purchaser in good faith, may be set-off against any Earn-Out Payments payable pursuant to Section 2.5 (subject to the limitations set forth in Section 9.5). If it is later determined that any Set-Off Amount is not owed to the Purchaser as an indemnification payment, then such amount shall be paid by the Purchaser to the Consideration Recipients, in accordance with their respective Pro Rata Shares. Notwithstanding anything in this Section 9.9 to the contrary, any amounts payable to the Consideration Recipients pursuant to the previous sentence shall be net of any applicable employer’s share of employment Taxes. Any such payment by the Purchaser to the Seller Parties shall be made by wire transfer to the account(s) designated by the Lead Stockholder within fifteen 10 Business Days of such determination. Any amounts payable to the Amended SAR Holders shall be paid by the Company to the Amended SAR Holders in accordance with the Company’s applicable payroll processes. Any Earn-Out Payment amounts that are set-off pursuant to this Agreement shall be deemed to have been paid to the Seller Parties for all purposes of this Agreement. Section 9.10 Exclusive Remedies. Subject to Section 11.2, and without limiting any non- monetary rights or remedies set forth in the other Transaction Agreements, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims against a Party arising from any Wrongful Acts on the part of such Party in connection with the Transactions) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement or the other Transaction Agreements, shall be pursuant to the indemnification provisions set forth in this Article IX.

72 ARTICLE X Termination. Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by mutual written consent of the Company and the Purchaser; (b) by either the Company or by the Purchaser pursuant to a written notice, if the Closing shall not have been consummated on or before April 24, 2024 (the “Outside Date”); provided that, (i) the Outside Date shall automatically be extended by 3 months if the Closing shall not have occurred prior to the Outside Date and all the conditions to Closing (other than Section 3.1(b)) shall have been satisfied or shall be capable of being satisfied at such time; and (ii) the right to terminate this Agreement under this clause shall not be available to any Party whose breach or failure to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement has been the primary cause of, or has resulted in, the failure of the Closing to occur on or before such date; (c) by either the Company or by the Purchaser pursuant to a written notice, if any Legal Restraint permanently preventing or prohibiting consummation of the Transactions shall be in effect and shall have become final and non-appealable; (d) by the Purchaser by written notice to the Company, if the Company or any Seller Party shall have breached or failed to perform in any respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, or any such representations or warranties have become inaccurate, and such breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 3.1 or Section 3.2, and (ii) (A) is incapable of being cured prior to the Outside Date or (B) if capable of being cured prior to the Outside Date, has not been cured prior to the date that is 30 days from the date that the Company is notified in writing by the Purchaser of such breach or failure to perform; or (e) by the Company by written notice to the Purchaser, if the Purchaser shall have breached or failed to perform in any respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, or any such representations or warranties have become inaccurate, and such breach, failure to perform or inaccuracy (i) would give rise to the failure of a condition set forth in Section 3.1 or Section 3.3, and (ii) (A) is incapable of being cured prior to the Outside Date or (B) if capable of being cured prior to the Outside Date, has not been cured prior to the date that is 30 days from the date that the Purchaser is notified in writing by the Company of such breach or failure to perform. Section 10.2 Effect of Termination. In the event of termination of this Agreement by a Party pursuant to Section 10.1, this Agreement shall terminate and become void and have no effect, and there shall be no Liability on the part of any Party; provided that termination of this Agreement shall not relieve any Party hereto from liability for damages for its willful and knowing breach and material failure to perform its obligations under this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of Section 7.3, Section 7.4(c), Article XI and this Section 10.2 shall survive any termination of this Agreement.

73 ARTICLE XI Miscellaneous Section 11.1 Fees and Expenses. Except as otherwise provided herein, each Party shall be solely responsible for and shall pay all of the costs, fees and expenses incurred by such Party in connection with this Agreement and the consummation (or the preparation for the consummation) of the Transactions (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants). Section 11.2 Remedies. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached and money damages would not be an adequate remedy. Accordingly, in addition to the other remedies available to the Parties at law or in equity, each Party agrees that the other Parties shall be entitled to seek equitable relief, including an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (without the posting of bond or other security) in any action instituted in accordance with Section 11.11. Section 11.3 Amendments and Waivers. Any term of this Agreement may be (a) amended or terminated only with the written consent of each Party or (b) waived only if set forth in a writing signed by the Party granting such waiver. Notwithstanding the foregoing, prior to the Closing, the consent to any amendment, waiver or termination by the Lead Stockholder shall be binding on the Seller Parties. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure or delay by any Party in exercising any right, remedy, power or privilege arising hereunder shall operate or be construed as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 11.4 Successors and Assigns. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties, shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by (a) the Seller Parties or the Company without the prior written consent of the Purchaser, or (b) the Purchaser without the prior written consent of the Company before the Closing or Lead Stockholder after the Closing. Section 11.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, then the Parties agree that the court making such determination shall have the power to curtail and limit such term, condition, provision or restrictive covenant to the maximum permitted by Law, and that the remainder of this Agreement shall not be affected thereby. Section 11.6 Counterparts. This Agreement and any other Transaction Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any other Transaction

74 Agreement, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any other Transaction Agreement shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract, and each such Party forever waives any such defense. Section 11.7 Descriptive Headings; Interpretation. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of (a) the word “including” herein shall mean “including without limitation”, (b) the word “or” is not exclusive, (c) the word “knowledge” shall mean “knowledge after reasonable inquiry” unless otherwise specifically defined herein, and (d) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all 3 as appropriate. $ and “dollars” mean U.S. dollars. Any document, list or other item shall be deemed to have been “made available” to the Purchaser for all purposes of this Agreement only if such document, list or other item was posted on or before the day immediately preceding the Agreement Date in the electronic dataroom established by the Company in connection with the Transactions. Unless otherwise provided in this Agreement or required by the context, all references to the “Company” refer to SADA Systems, Inc., a California corporation, for all periods through the effective time of the Conversion, and to the resulting Delaware limited liability company (to be called “SADA Systems, LLC”) for all periods from and after the effective time of the Conversion. Section 11.8 Entire Agreement. This Agreement, the Exhibits, and the Schedules (including the Disclosure Schedules) hereto taken together with the other Transaction Agreements contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, relating to such subject matter in any way. All Exhibits and Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Agreements, the Exhibits and Schedules (including the Disclosure Schedules) (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 11.9 No Third-Party Beneficiaries. Except as provided in Section 7.8 with respect to the D&O Indemnitees, Section 7.13 with respect to the Consideration Recipients and Article IX with respect to the Purchaser Indemnitees and Stockholder Indemnitees, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder. Section 11.10 Governing Law. All issues, conflicts and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of Law or conflict of Law analysis, the substantive Law of some other jurisdiction would ordinarily apply. Section 11.11 Jurisdiction; Venue; WAIVER OF JURY TRIAL. With respect to any disputes arising out of or related to this Agreement, the Parties consent to the exclusive jurisdiction of, and venue

75 in, any court of the Chancery Court of the State of Delaware, and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court. EACH PARTY HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING. Section 11.12 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only: (i) when delivered personally to the recipient; (ii) 2 Business Days after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received; (iii) on the same day if sent by email (with confirmation of receipt); or (iv) 5 Business Days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to the Purchaser, the Company and Lead Stockholder at the addresses indicated below or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. All notices to the Lead Stockholder shall be deemed received by the Seller Parties on the day received by the Lead Stockholder. Notices to the Purchaser: Insight Enterprises, Inc. 2701 East Insight Way Chandler, AZ 85286 Attention: General Counsel/Legal Department E-mail: [***] with a copy to (which shall not constitute notice to the Purchaser): Snell & Wilmer L.L.P. One East Washington Street Suite 2700 Phoenix, Arizona 85004 Attention: Jeffrey A. Scudder, P.C. E-mail: [***] Notices to the Company prior to the Closing: SADA Systems Inc. 5250 Lankershim Blvd. Suite 720 North Hollywood CA 91601 Attention: Chief Legal Officer Email: [***] with a copy to (which shall not constitute notice to the Company): Fenwick & West LLP 902 Broadway, Suite 14 New York, New York 10010 Attention: Ethan A. Skerry; Ryan Slunaker; Jeff Zhang

76 Email: [***] Notices to Lead Stockholder: Tony Safoian SADA Systems Inc. 5250 Lankershim Blvd. Suite 720 North Hollywood CA 91601 with a copy to (which shall not constitute notice to the Lead Stockholder): Fenwick & West LLP 902 Broadway, Suite 14 New York, New York 10010 Attention: Ethan A. Skerry; Ryan Slunaker; Jeff Zhang Email: [***] Section 11.13 No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Section 11.14 Stockholders’ Representative. (a) The Lead Stockholder shall act as the representative, true and lawful agent, proxy and attorney-in-fact of the Seller Parties for all purposes of this Agreement, with full power and authority on each Seller Party’s behalf to: (i) consummate the Transactions, (ii) pay such Seller Party’s expenses (whether incurred on or after the Agreement Date) incurred in connection with the negotiation and performance of this Agreement, (iii) receive, give receipt and disburse any funds received hereunder on behalf of the Seller Parties and to hold back from disbursement any such funds to the extent it reasonably determines may be necessary (including withholding any Taxes), (iv) execute and deliver any certificates representing the Membership Interests, if any, and execute such further instruments as the Purchaser shall reasonably request, (v) execute and deliver on behalf of each Seller Party all documents contemplated herein and any amendment or waiver hereto, (vi) take all other actions to be taken by or on behalf of any Seller Party in connection herewith, (vii) negotiate, settle, compromise and otherwise handle all disputes under this Agreement, including disputes pursuant to Section 2.4 and Section 2.5, and indemnification claims pursuant to Article IX, (viii) waive any condition to the obligation of the Seller Parties to consummate the Transactions, (ix) give and receive notices on behalf of the Seller Parties, and (x) do each and every act and exercise any and all rights which a Seller Party is, or the Seller Parties collectively are, permitted or required to do or exercise under this Agreement. Each Seller Party hereby irrevocably grant unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the Transactions, as fully to all intents and purposes as such Seller Party might or could do in person. Each of the Seller Parties agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Lead Stockholder and shall survive the death, incapacity or bankruptcy of any such Seller Party and shall further survive the Closing. (b) All decisions, actions, consents and instructions of the Lead Stockholder shall be final and binding upon all of the Seller Parties and none of any such Seller Parties shall have any right to object, dissent, protest or otherwise contest the same, except in the case of fraud or bad faith by the Lead Stockholder. After the Closing, the Purchaser shall be entitled to deal exclusively with the Lead Stockholder

77 on all matters relating to this Agreement (including Article IX) and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller Party by the Lead Stockholder, and on any other action taken or purported to be taken on behalf of any Seller Party by the Lead Stockholder, as being fully binding upon such Person. Neither the Lead Stockholder nor any officer, director, employee or agent of the Lead Stockholder shall incur any liability to any Seller Party relating to the performance of its duties hereunder except for actions or omissions by the Lead Stockholder or such agent constituting fraud or bad faith. The Lead Stockholder shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller Party, except in respect of amounts actually received on behalf of any such Seller Party. (c) The Seller Parties shall cooperate with the Lead Stockholder and any accountants, attorneys or other agents whom the Lead Stockholder may retain to assist in carrying out the Lead Stockholder’s duties hereunder. The Seller Parties shall reimburse the Lead Stockholder for all costs and expenses incurred, including professional fees. (d) In the event that the current Lead Stockholder becomes unable to perform the Lead Stockholder’s responsibilities or resigns from such position, the Lead Stockholder shall select another representative to fill such vacancy. In the event the Lead Stockholder fails to appoint another representative to fill such vacancy, a new Lead Stockholder shall be appointed by Seller. Notice of such vote or a copy of the written consent appointing such new Lead Stockholder shall be sent to the Purchaser, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by the Purchaser; provided, that until such notice is received, the Purchaser shall be entitled to rely on the decisions and actions of the prior Lead Stockholder as described in this Section 11.14. Such substituted Lead Stockholder shall (i) be deemed to be Lead Stockholder for all purposes of this Agreement and (ii) exercise the rights and powers of, and be entitled to the indemnity, reimbursement and other benefits of, the Lead Stockholder hereunder. Section 11.15 Conflicts; Privilege. (a) It is acknowledged by each of the Parties that the Company has retained Fenwick & West LLP (“Sellers’ Counsel”) to act as counsel in connection with the Transactions and that Sellers’ Counsel has not acted as counsel for any other Person in connection with the Transactions and that no other Person has the status of a client of Sellers’ Counsel for conflict of interest or any other purposes as a result thereof. The Parties hereby agree that, in the event that a dispute arises in connection with the Transactions or the Transaction Agreements between the Seller Parties and the Purchaser, Sellers’ Counsel may represent Lead Stockholder and the Seller Parties or any of their Affiliates in such dispute even though the interests of such Persons may be directly adverse to the Purchaser, any SADA Entity, or any of their respective Affiliates, and even though Sellers’ Counsel may have represented the Company in a matter substantially related to such dispute, and each of the Parties hereby waives on behalf of itself and its respective Affiliates, any conflict of interest in connection with such representation by Sellers’ Counsel. (b) Each of the Parties further agrees that, as to all communications among Sellers’ Counsel, any SADA Entity, or any Seller Party prior to the Closing that relate to the Transactions, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to Lead Stockholder (the “Privileged Communications”) and may only be controlled by Lead Stockholder and shall not pass to or be claimed by the Purchaser or the SADA Entities. Each of the Parties other than Lead Stockholder hereby agrees, on behalf of itself and its respective Affiliates, that no such Person may use or rely on any of the Privileged Communications, whether located in the records or email server of the SADA Entities, or otherwise, in any action against or involving any of the Parties after the Closing. Each of the Purchaser and the Company further agrees, on behalf of itself and its respective Affiliates, not to assert or waive any privilege with respect to the Privileged Communication except with

78 the consent of Lead Stockholder in the case of a post-Closing dispute with a Person that is not a Party hereto or one of its Affiliates. * * * * *

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Equity Purchase Agreement on the date first written above. THE COMPANY: SADA SYSTEMS, INC. By: /s/ Tony Safoian Name: Tony Safoian Its: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Equity Purchase Agreement on the date first written above. THE PURCHASER: INSIGHT ENTERPRISES, INC. By: /s/ Glynis Bryan Name: Glynis Bryan Its: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Equity Purchase Agreement on the date first written above. SELLER: VERSE HOLDCO, INC. By: /s/ Tony Safoian Name: Tony Safoian Its: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Equity Purchase Agreement on the date first written above. THE STOCKHOLDERS: TONY SAFOIAN /s/ Tony Safoian

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Equity Purchase Agreement on the date first written above. ANNIE AND HOVIG SAFOIAN By: /s/ Annie Safoian Name: Annie Safoian By: /s/ Hovig Safoian Name: Hovig Safoian

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Equity Purchase Agreement on the date first written above. 2017 SAFOIAN GRANDCHILDREN’S TRUST By: /s/ Tony Safoian Name: Tony Safoian Its: Trustee By: /s/ Esther Dabagyan Name: Esther Dabagyan Its: Trustee

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Equity Purchase Agreement on the date first written above. LEAD STOCKHOLDER: TONY SAFOIAN /s/ Tony Safoian